Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Third Amended and Restated Credit Agreement (this “Amendment”) is made as of August 30, 2019, by and among:

MICHAELS STORES, INC., a Delaware corporation (the “Lead Borrower”);

the Persons named on Schedule I hereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”);

the Persons named on Schedule II hereto (individually, a “Facility Guarantor”, and collectively, the “Facility Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively, the “Loan Parties”);

the LENDERS party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Third Amended and Restated Credit Agreement dated as of May 27, 2016,  as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof (the “Credit Agreement”), by, among others, the Loan Parties, the Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent; and

WHEREAS, the Loan Parties, the Agents and the Lenders desire to amend certain provisions of the Credit Agreement as set forth herein and subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.         Defined Terms.  Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Credit Agreement, as amended pursuant to this Amendment (the “Amended Credit Agreement”) unless otherwise defined herein.

2.         Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)        Composite Credit Agreement.  By deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications identified in the document annexed hereto as Annex A attached to this Amendment.

(b)        Amendments to Schedules.  By amending and restating each Schedule to the Credit Agreement in its entirety to read as set forth in the corresponding Schedule annexed hereto as Annex B attached to this Amendment.

3.         [Reserved].

4.         Ratification of Loan Documents.  Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Security Agreement, the Facility Guarantee and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Amended Credit Agreement, the Security Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, other than representations and warranties that relate solely to an earlier date, which are true and correct in all material respects as of such earlier date, provided that any representations and warranties which are qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct in all respects as of such respective dates. The Facility Guarantors hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Facility Guarantors under, and as defined in, the Facility Guarantee include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Amended Credit Agreement and the other Loan Documents, as such Obligations have been amended and reaffirmed pursuant to this Amendment.  The Loan Parties hereby acknowledge, confirm and agree that the Security Documents (as reaffirmed pursuant to this Amendment) and any and all Collateral previously pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant thereto (to the extent not released prior to the date hereof), shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Amended Credit Agreement and the other Loan Documents, as such Obligations have been, and may hereafter be, amended, restated, supplemented, increased or otherwise modified from time to time.

5.         Conditions to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent has been fulfilled (or concurrently fulfilled with the effectiveness of this Amendment) to the reasonable satisfaction of the Administrative Agent:

(a)        The Administrative Agent shall have received the following, each dated as of the First Amendment Effective Date (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent):

(i)         from each Loan Party and the Lenders,  either (i) a counterpart of this Amendment signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic pdf copy of a signed signature page of this Amendment) that each such party has signed a counterpart of this Amendment;

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(ii)       that certain Fee Letter, duly executed on the First Amendment Effective Date by and between the Lead Borrower and the Administrative Agent;

(iii)      Organization Documents and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization and existence of each Loan Party, the authorization of the transactions contemplated by the Loan Documents, incumbency certificates evidencing the identity, authority and capacity of each of certain Responsible Officers thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the First Amendment Effective Date and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(iv)       a written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the First Amendment Effective Date) of each of (i) Ropes & Gray LLP, counsel for the Loan Parties, (ii) Jones Day, Ohio counsel for the Loan Parties and (iii) Troutman Sanders LLP, Virginia counsel for the Loan Parties, in each case covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Administrative Agent shall reasonably request, which opinions the Loan Parties hereby request such counsel to deliver; and

(v)        the other documents, instruments and agreements set forth on Annex C attached to this Amendment.

(b)        All representations and warranties contained in this Amendment and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the First Amendment Effective Date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date, provided that any representations and warranties which are qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such respective dates;

(c)        The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the First Amendment Effective Date;

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(d)        [Reserved];

(e)        The Administrative Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Loan Parties, and the Administrative Agent shall have received insurance certificates naming the Collateral Agent, on behalf of the Lenders, as an additional insured or lender’s loss payee, as the case may be, under each insurance policy to be maintained with respect to the Collateral and as to which the Administrative Agent shall have reasonably requested to be so named;

(f)        The Administrative Agent shall have received, at least three Business Days prior to the First Amendment Effective Date, all documentation and other information that is required by regulatory authorities and/or the Administrative Agent’s due diligence investigation under applicable “know your customer” laws, Anti-Corruption Laws, and Anti-Money Laundering Laws, including the Patriot Act, to the extent such documentation and other information has been requested in writing by the Administrative Agent at least 10 Business Days prior to the First Amendment Effective Date, and the results of such investigation shall be reasonably satisfactory to the Administrative Agent;

(g)        The Administrative Agent shall have received a Borrowing Base Certificate dated as of the First Amendment Effective Date, relating to the fiscal month ended August 3, 2019, and executed by a Financial Officer of the Lead Borrower, which Borrowing Base Certificate shall demonstrate that Availability as of such date is not less than $500,000,000.00;

(h)        After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall be continuing; and

(i)         The Administrative Agent shall be reasonably satisfied that all Credit Party Expenses (including the reasonable fees and expenses of counsel to the Administrative Agent and the Collateral Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents, to the extent invoiced at least two Business Days prior to the First Amendment Effective Date, shall be paid in full on or prior to the First Amendment Effective Date.

6.         Commitments of Lenders.  Each Lender hereby acknowledges and agrees that upon satisfaction of the conditions precedent specified in Section 5 above, such Lender’s Revolving Credit Commitment shall be the amount specified for such Lender set forth on Schedule 1.01(a) to the Credit Agreement (as amended hereby).  The Administrative Agent and each Lender acknowledge and agree that from and after the First Amendment Effective Date, all payments under the Credit Agreement and the other Loan Documents in respect of the Revolving Credit Commitments (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) shall be made

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in accordance with such Revolving Credit Commitments as set forth on Schedule 1.01(a) to the Credit Agreement (as amended hereby).

7.         Representations and Warranties.

(a)        The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (x) contravene the terms of any of such Person’s Organization Documents, (y) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under (i) any other contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any material arbitral award to which such Person or its property is subject; or (z) violate any material Applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (y)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b)        This Amendment has been duly executed and delivered by each Loan Party that is party thereto.  This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, by general principles of equity and an implied covenant of good faith and fair dealing.

(c)        On the First Amendment Effective Date, after giving effect to the transactions contemplated by this Amendment, the Loan Parties, on a Consolidated basis, are Solvent.

(d)        No Material Adverse Effect has occurred since February 2, 2019.

(e)        No consents, licenses or approvals are required in connection with the execution, delivery, or performance by, or enforcement against, any Loan Party, of this Amendment,  except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(f)        No Default or Event of Default has occurred and is continuing.

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8.         Miscellaneous.

(a)        Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the other Secured Parties, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

(b)        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or by electronic pdf copy of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.  The Administrative Agent and the Collateral Agent may also require that any such documents and signatures delivered by telecopier or by electronic pdf copy be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or by electronic pdf copy.

(c)        This Amendment, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

(d)        If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)        This Amendment was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

(f)        THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED,  HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL

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MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed as of the date first above written.

MICHAELS STORES, INC., as Lead Borrower and as a Borrower

By:	/s Denise Paulonis
Name:	Denise A. Paulonis
Title:	Executive Vice President – Chief Financial Officer

AARON BROTHERS, INC.
ARTISTREE, INC., as Borrowers

By:	/s Denise Paulonis
Name:	Denise A. Paulonis
Title:	President and Executive Vice
President – Chief Financial Officer

MICHAELS STORES PROCUREMENT COMPANY, INC., as a Borrower

By:	/s Denise Paulonis
Name:	Denise A. Paulonis
Title:	Executive Vice President – Chief Financial Officer

LAMRITE WEST, INC., as a Borrower

By:	/s Denise Paulonis
Name:	Denise A. Paulonis
Title:	Executive Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

MICHAELS FUNDING, INC.
MICHAELS STORES CARD SERVICES, LLC,
as Facility Guarantors

By:	/s Denise Paulonis
Name:	Denise A. Paulonis
Title:	President and Chief Financial Officer

MICHAELS FINANCE COMPANY, INC., as a Facility Guarantor

By:	/s Denise Paulonis
Name:	Denise A. Paulonis
Title:	President and Executive Vice President – Chief
Financial Officer

DARICE, INC.
DARICE IMPORTS, INC., as Facility Guarantors

By:	/s Denise Paulonis
Name:	Denise A. Paulonis
Title:	Executive Vice President – Chief
Financial Officer

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
Collateral Agent, Lender, Swingline Lender and
Issuing Bank

By:	/s Joseph Burt
Name:	Joseph Burt
Title:	Duly Authorized Signatory

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a
Lender

By:	/s Alexander Vardaman
Name:	Alexander Vardaman
Title:	Authorized Officer

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s Peter Walther
Name:	Peter M. Walther
Title:	Senior Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s Jonathan Keegan
Name:	Jonathan Keegan
Title:	Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s Christopher Aitkin
Name:	Christopher M. Aitkin
Title:	Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s David Miller
Name:	David Miller
Title:	Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

BMO HARRIS BANK N.A., as a Lender

By:	/s Kara Goodwin
Name:	Kara Goodwin
Title:	Managing Director

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s Richard Norberg
Name:	Richard Norberg
Title:	Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s Herbert M. Kidd II
Name:	Herbert M. Kidd II
Title:	Managing Director

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s Annie Carr
Name:	Annie Carr
Title:	Authorized Signatory

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s Lynne Ciaccia
Name:	Lynne Ciaccia
Title:	Authorized Officer

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

Schedule I

Borrowers other than the Lead Borrower

Aaron Brothers, Inc.

Michaels Stores Procurement Company, Inc.

Artistree, Inc.

Lamrite West, Inc.

Schedule II

Facility Guarantors

Michaels Funding, Inc.

Michaels Finance Company, Inc.

Michaels Stores Card Services, LLC

Darice, Inc.

Darice Imports, Inc.

~~Execution Version~~EXECUTION COPY

Annex A

Composite Third Amended and Restated Credit Agreement

[see attached]

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

May 27, ~~2016~~2016,

as amended August 30, 2019

MICHAELS STORES, INC.,

as Lead Borrower

for

THE BORROWERS PARTY HERETO

THE FACILITY GUARANTORS PARTY HERETO

WELLS FARGO BANK, NATIONAL ASSOCIATION,

 as Administrative Agent and Collateral Agent

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication ~~Agent~~

~~BANK OF AMERICA, N.A. and~~

~~SUNTRUST BANK,as Co-Documentation~~ Agents

THE LENDERS PARTY HERETO

WELLS FARGO BANK, NATIONAL ASSOCIATION ~~and~~,

JPMORGAN CHASE BANK, N.A.~~,~~

and

BANK OF AMERICA, N.A.,

as Joint Lead Arrangers

WELLS FARGO BANK, NATIONAL ASSOCIATION ~~and~~,

JPMORGAN CHASE BANK, N.A.

and

BANK OF AMERICA, N.A.,

as Joint ~~Book Runners~~Bookrunners

TABLE OF CONTENTS

ARTICLE I		1
SECTION 1.01	Definitions.	1
SECTION 1.02	Terms Generally.	~~53~~ 58
SECTION 1.03	Accounting Terms.	~~55~~ 59
SECTION 1.04	Rounding.	~~56~~ 61
SECTION 1.05	Times of Day.	~~56~~ 61
SECTION 1.06	Letter of Credit Amounts.	~~56~~ 61
SECTION 1.07	Certifications.	~~56~~ 61
SECTION 1.08	Currency Equivalents Generally.	~~56~~ 61
SECTION 1.09	Change of Currency.	~~57~~ 62
SECTION 1.10	Pro Forma and Other Calculations.	~~57~~ 62
SECTION 1.11	Divisions.	63
SECTION 1.12	Limited Condition Transactions.	63
ARTICLE II Amount and Terms of Credit		~~58~~ 65
SECTION 2.01	Commitment of the Lenders.	~~58~~ 65
SECTION 2.02	Increase in Total Commitments.	~~59~~ 65
SECTION 2.03	Reserves; Changes to Reserves.	~~61~~ 67
SECTION 2.04	Making of Revolving Loans.	~~61~~ 68
SECTION 2.05	Overadvances.	~~63~~ 69
SECTION 2.06	Swingline Loans.	~~63~~ 69
SECTION 2.07	Notes.	~~64~~ 70
SECTION 2.08	Interest on Loans.	~~64~~ 70
SECTION 2.09	Conversion and Continuation of Revolving Loans.	~~65~~ 71
SECTION 2.10	Alternate ~~Rate~~Rates of Interest for Revolving Loans.	~~66~~ 72
SECTION 2.11	Change in Legality.	~~66~~ 76
SECTION 2.12	Default Interest.	~~66~~ 76
SECTION 2.13	Letters of Credit.	~~67~~ 77
SECTION 2.14	Increased Costs.	~~74~~ 85
SECTION 2.15	Termination or Reduction of Commitments.	~~75~~ 86
SECTION 2.16	Optional Prepayment of Loans; Reimbursement of Lenders.	~~76~~ 87
SECTION 2.17	Mandatory Prepayment; Commitment Termination; Cash Collateral.	~~77~~ 88
SECTION 2.18	Cash Management.	~~78~~ 89
SECTION 2.19	Fees.	~~81~~ 93
SECTION 2.20	Maintenance of Loan Account; Statements of Account.	~~82~~ 94
SECTION 2.21	Payments; Sharing of Setoff.	~~83~~ 94
SECTION 2.22	Settlement Amongst Lenders.	~~84~~ 95
SECTION 2.23	Taxes.	~~85~~ 96
SECTION 2.24	Mitigation Obligations; Replacement of Lenders.	~~88~~ 99
SECTION 2.25	Designation of Lead Borrower as Borrowers’ Agent.	~~89~~ 100
SECTION 2.26	[Reserved].	~~89~~ 100
SECTION 2.27	Extensions of Loans.	~~89~~ 100
ARTICLE III Representations and Warranties		~~92~~ 104
SECTION 3.01	Existence, Qualification and Power; Compliance with Laws.	~~92~~ 104
SECTION 3.02	Authorization; No Contravention.	~~92~~ 104
SECTION 3.03	Governmental Authorization; Other Consents.	~~93~~ 104

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SECTION 3.04	Binding Effect.	~~93~~ 105
SECTION 3.05	Financial Statements; No Material Adverse Effect.	~~93~~ 105
SECTION 3.06	Litigation.	~~94~~ 105
SECTION 3.07	No Default.	~~94~~ 105
SECTION 3.08	Ownership of Property; Liens.	~~94~~ 106
SECTION 3.09	Environmental Compliance.	~~94~~ 106
SECTION 3.10	Taxes.	~~95~~ 107
SECTION 3.11	ERISA; Plan Compliance.	~~96~~ 107
SECTION 3.12	Subsidiaries; Equity Interests.	~~96~~ 108
SECTION 3.13	Margin Regulations; Investment Company Act.	~~96~~ 108
SECTION 3.14	Disclosure.	~~97~~ 108
SECTION 3.15	Intellectual Property; Licenses, Etc.	~~97~~ 109
SECTION 3.16	Solvency.	~~97~~ 109
SECTION 3.17	Subordination of Junior Financing.	~~97~~ 109
SECTION 3.18	Labor Matters.	~~97~~ 109
SECTION 3.19	Compliance with Laws and Agreements.	~~98~~ 109
SECTION 3.20	Security Documents.	~~98~~ 110
SECTION 3.21	Insurance.	~~98~~ 110
SECTION 3.22	~~Patriot Act~~OFAC; Sanctions; Anti-~~Terrorism Laws.~~Corruption Laws; Anti-Money Laundering Laws; Patriot Act.	~~99~~ 110
ARTICLE IV Conditions		~~99~~ 111
SECTION 4.01	Conditions to Effectiveness.	~~99~~ 111
SECTION 4.02	Conditions Precedent to Each Loan and Each Letter of Credit.	~~101~~ 113
ARTICLE V Affirmative Covenants		~~102~~ 114
SECTION 5.01	Financial Statements.	~~102~~ 114
SECTION 5.02	Certificates; Other Information.	~~104~~ 116
SECTION 5.03	Notices.	~~106~~ 118
SECTION 5.04	Payment of Taxes, Etc.	~~107~~ 119
SECTION 5.05	Preservation of Existence, Etc.	~~107~~ 119
SECTION 5.06	Maintenance of Properties.	~~107~~ 119
SECTION 5.07	Maintenance of Insurance.	~~107~~ 120
SECTION 5.08	Compliance with Laws.	~~108~~ 121
SECTION 5.09	Books and Records.	~~108~~ 121
SECTION 5.10	Inspection Rights.	~~109~~ 121
SECTION 5.11	Covenant to Become a Loan Party and Give Security.	~~110~~ 123
SECTION 5.12	Compliance with Environmental Laws.	~~112~~ 125
SECTION 5.13	Further Assurances and Post-Closing Conditions.	~~112~~ 125
SECTION 5.14	Designation of Subsidiaries.	~~112~~ 125
SECTION 5.15	Information Regarding Collateral.	~~113~~ 126
SECTION 5.16	Physical Inventories.	~~113~~ 126
SECTION 5.17	Use of Proceeds of Credit Extensions.	~~113~~ 126
SECTION 5.18	[Reserved].	~~114~~ 126
SECTION 5.19	[Reserved].	~~114~~ 127
SECTION 5.20	Pension Plans.	~~114~~ 127
SECTION 5.21	[Reserved].	~~114~~ 127
SECTION 5.22	[Reserved].	~~114~~ 127

SECTION 5.23	~~[Reserved].~~ OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.	~~114~~ 127
SECTION 5.24	Financial Covenant.	~~114~~ 127
ARTICLE VI Negative Covenants		~~114~~ 127
SECTION 6.01	Liens.	~~114~~ 127
SECTION 6.02	Investments.	~~118~~ 131
SECTION 6.03	Indebtedness.	~~120~~ 134
SECTION 6.04	Fundamental Changes.	~~124~~ 137
SECTION 6.05	Dispositions.	~~125~~ 138
SECTION 6.06	Restricted Payments.	~~128~~ 141
SECTION 6.07	Change in Nature of Business.	~~130~~ 144
SECTION 6.08	Transactions with Affiliates.	~~131~~ 144
SECTION 6.09	Burdensome Agreements.	~~131~~ 145
SECTION 6.10	Accounting Changes.	~~132~~ 146
SECTION 6.11	Prepayments, Etc., of Indebtedness.	~~133~~ 146
SECTION 6.12	[Reserved].	~~133~~ 147
SECTION 6.13	Amendment of Material Documents.	~~134~~ 148
SECTION 6.14	Designated Account.	~~134~~ 148
SECTION 6.15	Material Intellectual Property.	148
ARTICLE VII Events of Default		~~134~~ 148
SECTION 7.01	Events of Default.	~~134~~ 148
SECTION 7.02	Remedies Upon Event of Default.	~~137~~ 151
SECTION 7.03	Exclusion of Immaterial Subsidiaries.	~~138~~ 152
SECTION 7.04	Application of Proceeds.	~~138~~ 152
ARTICLE VIII The Administrative Agent		~~139~~ 153
SECTION 8.01	Appointment of Administrative Agent.	~~139~~ 153
SECTION 8.02	Appointment of Collateral Agent.	~~139~~ 153
SECTION 8.03	[Reserved].	~~140~~ 154
SECTION 8.04	Sharing of Excess Payments.	~~140~~ 154
SECTION 8.05	Agreement of Applicable Lenders.	~~140~~ 154
SECTION 8.06	Liability of Agents.	~~140~~ 154
SECTION 8.07	Notice of Default.	~~141~~ 155
SECTION 8.08	Credit Decisions.	~~142~~ 156
SECTION 8.09	Reimbursement and Indemnification.	~~142~~ 156
SECTION 8.10	Rights of Agents.	~~142~~ 157
SECTION 8.11	Notice of Transfer.	~~143~~ 157
SECTION 8.12	Successor Agents.	~~143~~ 157
SECTION 8.13	Relation Among the Lenders.	~~143~~ 157
SECTION 8.14	Reports and Financial Statements.	~~143~~ 157
SECTION 8.15	Agency for Perfection.	~~144~~ 158
SECTION 8.16	Defaulting Lender.	~~144~~ 158
SECTION 8.17	Collateral and Guarantee Matters.	~~147~~ 161
SECTION 8.18	Co-Syndication ~~Agent, Co-Documentation~~ Agents~~,~~ and Arrangers.	~~147~~ 161
SECTION 8.19	Providers.	162
SECTION 8.20	Certain ERISA Matters.	162
ARTICLE IX Miscellaneous		~~147~~ 163

SECTION 9.01	Amendments, Etc.	~~148~~ 163
SECTION 9.02	Notices and Other Communications; Facsimile Copies.	~~151~~ 167
SECTION 9.03	No Waiver; Cumulative Remedies.	~~152~~ 168
SECTION 9.04	Attorney Costs and Expenses.	~~152~~ 168
SECTION 9.05	Indemnification by the Lead Borrower.	~~153~~ 169
SECTION 9.06	Payments Set Aside.	~~154~~ 170
SECTION 9.07	Successors and Assigns.	~~154~~ 170
SECTION 9.08	Confidentiality.	~~158~~ 173
SECTION 9.09	Setoff.	~~158~~ 175
SECTION 9.10	Interest Rate Limitation.	~~159~~ 175
SECTION 9.11	Counterparts.	~~159~~ 175
SECTION 9.12	Integration.	~~159~~ 176
SECTION 9.13	Severability.	~~160~~ 176
SECTION 9.14	GOVERNING LAW.	~~160~~ 176
SECTION 9.15	WAIVER OF RIGHT TO TRIAL BY JURY.	~~160~~ 177
SECTION 9.16	Binding Effect.	~~161~~ 177
SECTION 9.17	Judgment Currency.	~~161~~ 177
SECTION 9.18	Lender Action.	~~161~~ 177
SECTION 9.19	PATRIOT ACT, ETC.	~~161~~ 178
SECTION 9.20	No Advisory or Fiduciary Responsibility.	~~162~~ 178
SECTION 9.21	~~[Reserved].~~ Recognition of U.S. Special Resolution Regime.	~~162~~ 179
SECTION 9.22	Survival.	~~162~~ 179
SECTION 9.23	Press Releases and Related Matters.	~~163~~ 180
SECTION 9.24	Additional Waivers.	~~163~~ 180
SECTION 9.25	Intercreditor Agreements.	~~165~~ 182
SECTION 9.26	Existing Credit Agreement Amended and Restated; Amendments to Security Agreement.	~~166~~ 183
SECTION 9.27	Keepwell.	~~167~~ 184
SECTION 9.28	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~167~~ 184

EXHIBITS

Exhibit A:	Form of Assignment and Acceptance
Exhibit B:	LIBO Loan Notice
Exhibit C:	Form of Revolving Credit Note
Exhibit D:	Form of Swingline Note
Exhibit E:	Form of Joinder
Exhibit F:	Form of Credit Card Notification
Exhibit G:	Form of Compliance Certificate
Exhibit H:	Form of Borrowing Base Certificate

SCHEDULES

Schedule 1.01(a):	Lenders and Commitments
Schedule 1.01(b):	Excluded Subsidiaries
Schedule 2.18(b):	Credit Card Arrangements
Schedule 2.18(c):	Blocked Accounts
Schedule 3.01:	Organization Information
Schedule 3.08(b)(i):	Owned Real Estate
Schedule 3.08(b)(ii):	Leased Real Estate
Schedule 3.09(b):	Environmental Matters
Schedule 3.09(d):	Environmental Investigation
Schedule 3.10:	Taxes
Schedule 3.11:	ERISA and Other Pension Matters
Schedule 3.12:	Subsidiaries; Equity Interests
Schedule 5.02:	Lead Borrower’s Website
Schedule 5.02(f):	Reporting Requirements
Schedule 5.07:	Insurance
Schedule 5.14:	Unrestricted Subsidiaries
Schedule 6.01:	Permitted Encumbrances
Schedule 6.02:	Permitted Investments
Schedule 6.03:	Existing Indebtedness
Schedule 6.05:	Permitted Dispositions
Schedule 6.09:	Burdensome Agreements

x

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 27, 2016, as amended August 30, 2019, among:

MICHAELS STORES, INC., a corporation organized under the laws of the State of Delaware, with its principal executive offices at 8000 Bent Branch Drive, Irving, Texas 75063, for itself and as agent for the Borrowers (in such capacity, the “Lead Borrower”); and

THE OTHER BORROWERS AND THE FACILITY GUARANTORS from time to time party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, having a place of business at One Boston Place, 18th Floor, Boston, Massachusetts 02108, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and the benefit of the other Secured Parties;

The LENDERS party hereto;

WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A.~~, as Syndication Agent (~~ and BANK OF AMERICA, N.A., as Arrangers (each, in such capacity, ~~the “Syndication Agent~~an “Arranger”); and

JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A. ~~and SUNTRUST BANK~~, each as a Co-~~Documentation~~Syndication Agent (each, in such capacity, a “Co-~~Documentation~~Syndication Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the Facility Guarantors have entered into a Second Amended and Restated Credit Agreement, dated as of September 17, 2012 (as in effect, the “Existing Credit Agreement”), by, among others, such Borrowers and Facility Guarantors, the “Lenders” as defined therein and Wells Fargo Bank, National Association, as “Administrative Agent” and “Collateral Agent” thereunder; and

WHEREAS, in accordance with SECTION 9.01 of the Existing Credit Agreement, the parties hereto desire to amend and restate the Existing Credit Agreement as provided herein; and

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I

SECTION 1.01           Definitions.

As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

~~“ACH” means automated clearing house transfers.~~

“Accommodation Payment” has the meaning provided in SECTION 9.24(d).

“Account(s)” means “accounts” as defined in the UCC and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.  The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Account Debtor” means any Person who is obligated on or under an Account.

“ACH” means automated clearing house transfers.

“Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a 50% or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of a Real Estate portfolio or one or more Stores from any other Person or assets constituting a business unit, line of business or division of any other Person or (d) any merger, amalgamation or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a 50% or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Commitment Lender”  has the meaning provided in SECTION 2.02(b).

“Additional First Lien Intercreditor Agreement” has the meaning provided in the Term Loan Agreement (as in effect on the ~~Third Restatement~~First Amendment Effective Date).

“Additional Junior Lien Intercreditor Agreement” has the meaning provided in the Term Loan Agreement (as in effect on the ~~Third Restatement~~First Amendment Effective Date).

~~“Adjusted LIBO Rate” means:~~

~~(a)         for any Interest Period with respect to any LIBO Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; and~~

~~(b)         for any interest rate calculation with respect to any Prime Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent), as determined on any day, equal to (i) the LIBO Rate for an Interest Period commencing on the date of such calculation and ending on the date that is one month thereafter multiplied by (ii) the Statutory Reserve Rate.~~

~~The Adjusted LIBO Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.~~

“Adjustment Date” has the meaning provided in clause (b) of the definition of “Applicable Margin.”

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

~~“Advisory Agreements” means collectively, (i) the Management Agreement dated as of October 31, 2006 by and among the Lead Borrower, Bain Capital Partners, LLC and Blackstone Management Partners V LLC, as amended and in effect from time to time in a manner not prohibited hereunder and (ii) the Management Agreement dated as of October 31, 2006 by and among the Lead Borrower and Highfields Capital, as amended and in effect from time to time in a manner not prohibited hereunder.~~

~~“Advisory Fees” means management, monitoring, consulting and advisory fees, closing fees, and termination fees, payments by the Lead Borrower and its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with Acquisitions or divestitures), and related indemnities and related expenses payable by the Loan Parties pursuant to the Advisory Agreements, as they are in effect on the Second Restatement Date or such increased amount as may be agreed to in writing by the Administrative Agent in its sole commercially reasonable discretion.~~

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Third Amended and Restated Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

 “Amendment Transaction Expenses” means any fees or expenses incurred or paid by the Lead Borrower or any Restricted Subsidiary in connection with (a) the amendment and restatement of the Existing Credit Agreement ~~and~~, (b) the amendment of this Agreement in connection with the First Amendment and (c) the consummation of any other transactions in connection with the foregoing.

“Anti-Corruption Laws” means the Applicable Laws of the United States and Canada from time to time in effect relating to bribery or corruption, including but not limited to the FCPA.

“Anti-Money Laundering Laws” means the Applicable Laws of the United States and Canada from time to time in effect relating to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including, without limitation, the Patriot Act.

“Applicable Indebtedness” has the meaning provided in the definition of “Weighted Average Life to Maturity”.

“Applicable Law” means as to any Person: (a) any and all federal, state, provincial, local and foreign statutes, laws, regulations, ordinances, rules, codes, ordinances, permits, concessions, grants, franchises, licenses, agreements, governmental restrictions or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, enforceable notices, binding agreements and/or rulings, in each case, of or by any Governmental Authority which has jurisdiction over such Person or any property of such Person.

“Applicable Lenders” means the Required Lenders, all Lenders or all affected Lenders, in each case, as applicable.

“Applicable Margin” means:

(a)         from and after the Third Restatement Date until the first Adjustment Date to occur after the Third Restatement Date, the percentages set forth in Level I of the pricing grid below; and

(b)         on the first day of each Fiscal Quarter (each, an “Adjustment Date”) commencing with the Fiscal Quarter beginning on October 30, 2016, the Applicable Margin shall be determined from the pricing grid below based upon average daily Excess Availability for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date:

Level	Average Daily Excess Availability	LIBO Applicable Margin	Prime Rate Applicable Margin
I	Greater than or equal to 50% of the Loan Cap	1.25%	0.25%
II	Less than 50% of the Loan Cap	1.50%	0.50%

“Applicable Unused Fee Rate” means ~~0.25%.~~ :

(a)         from and after the First Amendment Effective Date until the first Adjustment Date to occur after the First Amendment Effective Date, the percentages set forth in Level I of the pricing grid below; and

(b)         on each Adjustment Date commencing with the Fiscal Quarter beginning on the first Adjustment Date to occur after the First Amendment Effective Date, the Applicable Unused Fee Rate shall be determined from the grid below based upon average daily Excess Availability for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date:

Level	Average Daily Excess Availability	Applicable Unused Fee Rate
I	Greater than or equal to 50% of the Loan Cap	0.25%
II	Less than 50% of the Loan Cap	0.20%

“Appraised Value” means the net appraised recovery value of the Borrowers’ Inventory as set forth in the Borrowers’ stock ledger (expressed as a percentage of the Cost of such Inventory) as determined by the Administrative Agent in its Permitted Discretion from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser reasonably satisfactory to the Administrative Agent.

“Approved Fund” means, with respect to any Credit Party, any Fund that is administered or managed by (a) such Credit Party, (b) an Affiliate of such Credit Party, (c) an entity or an Affiliate of an entity that administers or manages such Credit Party or (d) the same investment advisor that administers or manages such Credit Party or an investment advisor under common control with such Credit Party or investment advisor, as applicable.

“Arrangers” means, collectively, Wells ~~and~~, JPMorgan Chase Bank, N.A. and Bank of America, N.A., in their respective capacities as joint lead arrangers and joint bookrunners.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.07), and accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), as amended from time to time, and any successor statutes.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP~~;  provided, that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP immediately prior to the Third Restatement Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the Third Restatement Date that would otherwise require such obligations to be recharacterized as Capitalized Leases~~.

“Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries as of January 30, 2016 and the related audited consolidated statements of income, stockholders’ equity and cash flows for the Lead Borrower and its Subsidiaries for the fiscal year ended January 30, 2016.

“Availability” means, as of any date of determination thereof, the result, if a positive number, of:

(a)          the Loan Cap,

minus

(b)          the aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or Appraised Value, such reserves as the Administrative Agent, from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to the realization upon the Collateral included in the Borrowing Base (including, without limitation, claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Collateral), (b) to reflect events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, the Collateral or the validity or enforceability of this Agreement or the other Loan Documents or any of the material rights or remedies of the Secured Parties hereunder or thereunder and (c) to reflect any restrictions in the Senior ~~Subordinated~~ Note Documents or the Term Loan Agreement on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder (including, without limitation as a result of the Loan Parties’ receipt of net proceeds from asset sales) in order for the Loan Parties to comply with the Senior ~~Subordinated~~ Note Documents and the Term Loan Agreement.  Availability Reserves shall include, without limitation, and without duplication, the Cash Management Reserves, the Bank Product Reserves, and the Debt Maturity Reserves.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” means any services or facilities (other than Cash Management Services) provided to (i) any Loan Party or (ii) any Restricted Subsidiary that is not a Loan Party, provided that such services or facilities provided to such Restricted Subsidiary that is not a Loan Party are guaranteed by the Lead Borrower, in each case, by any Lender or any Affiliate of a Lender (and with respect to Swap Contracts, any Lender or Affiliate of a Lender who (x) was a Lender or an Affiliate of a Lender at the time such Swap Contract was entered into and who is no longer a Lender or an Affiliate of a Lender, (y) is, and at all times remains, in compliance with the provisions of SECTION 8.14(a) and (z) agrees in writing that the Agents and the other Secured Parties shall have no duty to such Person (other than the payment of any amounts to which such Person may be entitled under SECTION 7.04) and acknowledges that the Agents and the other Secured Parties may deal with the Loan Parties and the Collateral as they deem appropriate (including the release of any Loan Party or all or any portion of the Collateral) without notice or consent from such Person, whether or not such action impairs the ability of such Person to be repaid its Other Liabilities) on account of (a) Swap Contracts, to the extent designated by the Lead Borrower at the time such Swap Contract is entered into as being Obligations under this Agreement and (b) Factored Receivables, to the extent designated in writing by the Lead Borrower and agreed in writing by the Administrative Agent as being Obligations under this Agreement.

“Bank Product Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) as now or hereafter in effect, or any successor thereto, as now or hereafter in effect, or any successor thereto.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account” has the meaning provided in SECTION 2.18(c)(ii)~~SECTION 2.18(c)~~.

“Blocked Account Agreement” has the meaning provided in SECTION 2.18(c)(ii).

“Blocked Account Banks” means the banks with whom Material DDAs are maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Bona Fide Debt Fund” shall mean any debt fund or other Person that is engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to Holdco or the Sponsors; provided,  however, in no event shall (x) any natural Person or (y) Holdco, any parent of Holdco, the Lead Borrower or any Subsidiary be a “Bona Fide Debt Fund.”

“Borrower Minimum Extension Condition” has the meaning provided in SECTION 2.27(b).

“Borrowers” means, collectively, the Lead Borrower, the Borrowers identified on the signature pages hereto and each other Person (other than an Excluded Subsidiary) who owns assets of the type included in the Borrowing Base and becomes a Borrower hereunder in accordance with the terms of this Agreement.

“Borrowing” means (a) Loans of the same Class and Type, made, converted, or continued on the same date and having, in the case of LIBO Loans, a single Interest Period or (b) a Swingline Loan.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)         the face amount of Eligible Credit Card Receivables of the Loan Parties multiplied by the Credit Card Advance Rate;

plus

(b)         the face amount of Eligible Trade Receivables of the Loan Parties multiplied by the Trade Receivables Advance Rate;

plus

(c)         the Cost of Eligible Inventory consisting of Eligible Retail Inventory of the Loan Parties, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of Eligible Retail Inventory of the Loan Parties;

plus

(d)         the Cost of Eligible Inventory consisting of Eligible Wholesale Inventory of the Loan Parties, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of Eligible Wholesale Inventory of the Loan Parties;

plus

(e)         with respect to any Eligible Letter of Credit, the lesser of (i) the Cost of Inventory of the Loan Parties supported by such Eligible Letter of Credit, net of Inventory Reserves, multiplied by the Inventory Advance Rate for such Inventory, multiplied by the

Appraised Value of the Inventory supported by such Eligible Letter of Credit and (ii) the Stated Amount of such Eligible Letter of Credit, multiplied by the Inventory Advance Rate, multiplied by the Appraised Value of the Inventory supported by such Eligible Letter of Credit;

minus

(f)         the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning provided in SECTION 5.01(e).

“Borrowing Request” means a request by the Lead Borrower on behalf of any of the Borrowers for a Borrowing in accordance with SECTION 2.04.

“Breakage Costs” has the meaning provided in SECTION 2.16(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed (or are in fact closed), provided,  however, that when used in connection with a LIBO Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Dollars” means lawful currency of Canada.

“Capital Expenditures” means, with respect to the Loan Parties for any period, all expenditures that would be reflected as capital expenditures on a Consolidated statement of cash flows of the Lead Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP; ~~provided that “Capital Expenditures” shall not include~~ (i) any additions to property and equipment and other capital expenditures made with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary, (ii) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired, or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (iii) the purchase price of equipment that is purchased substantially concurrently with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iv) the purchase of property, plant or equipment to the extent financed with the proceeds of Permitted Dispositions that are not required to be applied to prepay the Obligations or the Term Loan Facility, (v) expenditures that are accounted for as capital expenditures by the Lead Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Lead Borrower or any Restricted Subsidiary to the extent neither the Lead Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period) other than rent, (vi) any expenditures which are contractually required to be, and are, advanced or reimbursed to the Loan Parties in cash by a third party (including landlords) during such period of calculation, (vii) the book value of any asset owned by the Lead Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (B) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (viii) expenditures that constitute Permitted Acquisitions, or (ix) that portion of interest on Indebtedness incurred for Capital Expenditures which is paid in cash or capitalized in accordance with GAAP.

 “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided,  further, that ~~all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP immediately prior to the Third Restatement Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the Third Restatement Date that would otherwise require such obligations to be recharacterized as Capitalized~~Capitalized Leases shall, for the avoidance of doubt, exclude all Non-Finance Leases.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for the Collateral Agent’s own benefit and the benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with SECTION 2.13(k).

“Cash Collateralize” has the meaning specified in SECTION 2.13(k).  Derivatives of such term have corresponding meanings.

“Cash Dominion Event” means either:  (a) the occurrence and continuance of any Specified Default or (b) the failure of the Borrowers to maintain Availability at least equal to the Threshold Amount for five consecutive Business Days.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (unless the Administrative Agent otherwise agrees in its commercially reasonable discretion that the circumstances surrounding such Specified Default cease to exist) (a) so long as such Specified Default is continuing or has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded the Threshold Amount for 30 consecutive calendar days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement.  The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

“Cash Equivalents” means:

(a)         Dollars;

(b)         (i) Canadian Dollars, euro or any national currency of any participating member state of the EMU, and (ii) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(c)         securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d)         certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case, in a currency permitted under clauses (a) or (b) above;

(e)         repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above and in each case in a currency permitted under clauses (a) or (b) above;

(f)         commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof and in each case in a currency permitted under clauses (a) or (b) above;

(g)         marketable short term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation thereof and in each case in a currency permitted under clauses (a) or (b) above;

(h)         readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i)          Indebtedness or preferred stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clauses (a) or (b) above;

(j)          Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in a currency permitted under clauses (a) or (b) above;

(k)         investment funds investing substantially all of their assets in securities of the type described in clauses (a) through (j) above; and

(l)          credit card receivables and debit card receivables so long as same are payable by a financial institution and are considered “cash equivalents” in accordance with GAAP and are so reflected on the Lead Borrower’s balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any cash management services or facilities provided to any (i) any Loan Party or (ii) any Restricted Subsidiary that is not a Loan Party, provided that such services or facilities provided to such Restricted Subsidiary that is not a Loan Party are guaranteed by the Lead Borrower, in each case, by a Lender or any Affiliate of a Lender, including, without limitation: (a) ACH transactions; (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services; (c) foreign exchange facilities; (d) credit or debit cards;  (e) credit card processing services;  (f) purchase cards;  (g) Commercial Letter of Credit Facilities and (h) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable and drafts/bills of exchange purchases, in each case set forth in this clause (h), to the extent designated in writing by the Lead Borrower and agreed in writing by the Administrative Agent as being Obligations under this Agreement.

“Cash Receipts” has the meaning provided in SECTION 2.18(d).

“Casualty Event” means any event that gives rise to the receipt by the Lead Borrower or any of its Restricted Subsidiaries that is a Borrower or Subsidiary Facility Guarantor of any insurance proceeds or condemnation awards in respect of any Inventory, equipment, fixed assets or Real Estate (including any improvements thereon).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC”  means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change in Control” means the occurrence of any of the following after the Third Restatement Date:

(a)         the Lead Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (i) any Person (other than one or more Permitted Holders) or (ii) Persons (other than one or more Permitted Holders) that together are (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) as a group in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting securities of the Lead Borrower or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the voting securities of the Lead Borrower; or

(b)         any “Change in Control” (or any comparable term) in any document pertaining to the Term Loan Facility, the Senior ~~Subordinated~~ Notes or any other Material Indebtedness; or

(c)         the failure of Holdco (or any successor) to own 100% of the Capital Stock of the Lead Borrower.

 “Change in Law” means (a) the adoption of any Applicable Law after the Third Restatement Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Third Restatement Date or (c) compliance by any Credit Party (or, for purposes of SECTION 2.14, by any lending office of such Credit Party or by such Credit Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Third Restatement Date applicable to the Loan Parties.  For purposes of clarity, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” (i) when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or Extended Revolving Credit Loans (of the same Extension Series), and (ii) when used with respect to Commitments, refers to whether such Commitment is a Revolving Credit Commitment or an Extended Commitment (of the same Extension Series).

“Co-~~Documentation~~Syndication Agent” has the meaning provided in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable Security Document.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, including, without limitation, any warehouseman or (b) a landlord of Real Estate leased by any Loan Party (including, without limitation, any warehouse or distribution center), pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) agrees to furnish the Collateral Agent with access to the Collateral in such Person’s possession or on the Real Estate for the purposes of conducting a Liquidation and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Collection Account” has the meaning provided in SECTION 2.18(d).

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a

Borrower or a Restricted Subsidiary in the ordinary course of business of such Borrower or Restricted Subsidiary.

“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Commercial Letter of Credit Facility” means, with respect to the Lead Borrower or any of its Restricted Subsidiaries, a facility or other arrangement with any Lender or any Affiliate of any Lender providing for the issuance of commercial letters of credit, including any instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals or restatements thereof and any facility or arrangement with any Lender or any Affiliate of any Lender that replaces all or any part of such facility or arrangement, including any such facility or arrangement that increases the aggregate face value of commercial letters of credit to be issued thereunder, whether by the same or any other issuing bank which is a Lender or an Affiliate of a Lender.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment (including any Incremental Revolving Credit Commitment constituting an increase to such Lender’s Revolving Credit Commitment in accordance with SECTION 2.02) or Extended Commitment (including any Incremental Revolving Credit Commitment constituting an increase to such Lender’s Extended Commitment of a particular Class in accordance with SECTION 2.02).

“Commitment Percentage” shall mean, with respect to each Lender, that percentage obtained by dividing (i) such Lender’s Commitments (or, to the extent referring to any single Class of Commitments, such Lender’s Commitments in respect of such Class) at such time by (ii) the amount of the Total Commitment (or, to the extent referring to any single Class of Commitments, the aggregate Commitments of all Lenders in respect of such Class) at such time; provided that at any time when the Total Commitment (or, to the extent referring to any single Class of Commitments, the aggregate Commitments in respect of such Class) shall have been terminated, each Lender’s Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Credit Exposure (or, to the extent referring to any single Class of Revolving Loans, such Lender’s Credit Exposure in respect of such Class) at such time by (b) the Credit Exposure of all Lenders at such time (or, to the extent referring to any single Class of Revolving Loans, the Credit Exposure of all Lenders in respect of such Class).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning provided in SECTION 5.02(b).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial position, cash flows, or operating results of such Person and its Subsidiaries.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries, for such period on a Consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(a)         increased (without duplication of either (1) any item described in any other clause below or (2) any item excluded in the calculation of Consolidated Net Income) by:

(i)          provision for Consolidated Taxes paid or accrued during such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(ii)         (x) Consolidated Interest Expense of such Person for such period, plus  (y) bank fees and costs of surety bonds in connection with financing activities, plus (z) amounts excluded from Consolidated Interest Expense as set forth in clauses (~~i~~A) through (~~ix~~J) of clause (a) of the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii)       Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)        any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including any refinancing or amendment thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges related to this Agreement ~~and~~, the Term Loan Agreement and the Senior Notes and (B) any amendment ~~or~~, other modification, or refinancing of the Senior Subordinated Notes, the Senior Notes, this Agreement, the other Loan Documents, the Term Loan Agreement and the other Term Loan Documents, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)         the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; plus

(vi)        any other non-cash charges, expenses or losses including (v) any write offs or write downs, (w) equity based awards compensation expense, (x) losses on sales, disposals or abandonment of, or any impairment charges or asset write off, related to intangible assets, long-lived assets and investments in debt and equity securities, (y) all losses from investments recorded using the equity method, and (z) other non-cash charges, non-cash expenses or non-cash losses, in each case, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Lead Borrower may determine not to add back such non-cash charge in the current period, and (2) to the extent the Lead Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii)       the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity or non-controlling interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(viii)     ~~Advisory Fees~~the amount of management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsors ~~or Highfields Capital~~ to the extent otherwise permitted ~~hereunder~~under SECTION 6.08 and deducted (and not added back) in such period in computing Consolidated Net Income;  plus

(ix)        the amount of “run rate” cost savings, synergies and operating expense reductions projected by the Lead Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than ~~12~~18 months after the end of such period (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and/or synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and/or synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, synergies and operating expense reductions are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken) and (y) the aggregate amount of cost savings added pursuant to this clause (ix) shall not exceed ~~10~~15% of Consolidated EBITDA determined on a Pro Forma Basis for any four consecutive Fiscal Quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to SECTION 1.10); plus

(x)         (i) any charges, costs, expenses, accruals or ~~expense~~reserves incurred by the Lead Borrower or a Restricted Subsidiary pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement ~~or~~, pension plan or other long-term or post-employment benefits, any stock subscription or shareholder agreement or any distributor equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of the Lead Borrower, any direct or indirect parent company and/or any of its Subsidiaries, in each case, to the extent that such ~~cost or~~charges, costs, expenses, accruals or reserves are funded with cash proceeds contributed to the capital of the Lead Borrower ~~or net cash proceeds of an~~as a result of capital contribution or as a result of the sale or issuance of Capital Stock ~~of the Lead Borrower~~ (other than Disqualified Capital Stock) of the Lead Borrower;  plus

(xi)        any net loss from disposed or discontinued operations; plus

(xii)       cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; and

(b)         decreased (without duplication), in each case, to the extent included in arriving at such Consolidated Net Income, by:

(i)          non‑cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)         any net income from disposed or discontinued operations (excluding held for sale discontinued operations until actually disposed of); and

(c)         increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Lead Borrower and its Restricted Subsidiaries for any period, the ratio of (a) (i) Consolidated EBITDA for such period, plus (ii) Net Proceeds of capital contributions received or Permitted Equity Issuances made during such period to the extent used to make payments on account of Debt Service Charges or Taxes, minus (iii) federal, state and foreign income Taxes paid in cash (net of cash refunds received) during such period,  minus (iv) Capital Expenditures paid in cash which are not financed with the Net Proceeds of Permitted Indebtedness (other than the Obligations) during such period, to (b) Debt Service Charges payable in cash during such period.

“Consolidated Interest Expense” means, with respect to ~~the Lead Borrower~~any Person and its Restricted Subsidiaries on a Consolidated basis for any period, determined in accordance with GAAP~~,~~  :

(a)         total interest expense paid or payable in ~~cash (including that attributable to obligations with respect to Capitalized Leases in accordance with GAAP but excluding any imputed interest as a result of purchase accounting) of the Lead Borrower~~respect of such period of such Person and its Restricted Subsidiaries on a Consolidated basis ~~with respect to all outstanding Indebtedness of the Lead Borrower and its Restricted Subsidiaries, including, without limitation, the Obligations and~~, including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par;  (ii) all commissions, discounts and other fees and charges owed with respect ~~thereto, but excluding (i) any non-cash interest or deferred financing costs, (ii) any~~to letters of credit, bank guarantees, bankers’ acceptances or any similar facility or financing and hedging agreements;  (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Contracts or other derivative instruments pursuant to GAAP) and (iv) the interest component of Capitalized Leases and, and excluding (A) amortization or write-down of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses~~,~~;  (~~iii~~B)  the accretion or accrual of discounted liabilities~~,~~;  (~~iv~~C)  all non-recurring cash interest expense including liquidated damages for failure to timely comply with registration rights obligations and any non-recurring expense or loss attributable to the early extinguishment or conversion of Indebtedness~~,~~;  (~~v~~D)  any expensing of bridge, commitment and other financing fees~~,~~;  (~~vi~~E)  penalties and interest related to Taxes~~, (vii~~;  (F) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting; (G) any prepayment premium or penalty~~, (viii) any one-time cash~~;  (H) fees and costs associated with obtaining Swap Contracts and breakage costs in respect of Swap Contracts ~~to the extent such costs would be otherwise included in Consolidated Interest Expense and (ix~~related to interest rates;  (I) any lease, rental or other expense in connection with a Non-Finance

Lease; and (J)  annual agency and trustee fees paid to any ~~administrative~~ agent or ~~collateral agent~~trustee under any credit facilities or other debt instruments or documents~~,~~;  less

(b)         interest income of such Person and its Restricted Subsidiaries received or receivable ~~in cash~~ for such period.

For purposes of the foregoing, interest expense of the Lead Borrower and its Restricted Subsidiaries shall be determined after giving effect to any net payments made or received by such Persons with respect to interest rate Swap Contracts.

For purposes of this definition, interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by the Lead Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided,  however, that, without duplication,

(a)         ~~(i)~~ any after‑tax effect of extraordinary, non‑recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges; Amendment Transaction Expenses; severance costs; relocation costs; costs related to the Perfect Store Initiative; pre-opening, opening, consolidation and closing costs for any facilities (including Stores); signing, retention or completion bonuses or recruiting costs; transition costs; costs incurred in connection with acquisitions after the Original Closing Date; restructuring costs; integration and systems establishment costs; and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(b)         the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(c)         any net after‑tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(d)         any after‑tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Lead Borrower, shall be excluded,

(e)         the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Lead Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(f)         solely for the purpose of determining the amount available for Restricted Payments under SECTION 6.06 and for prepayments of Indebtedness under SECTION 6.11, the Net Income for such period of any Restricted Subsidiary (other than any Borrower or Facility Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Lead Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Lead Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(g)         effects of adjustments (including the effects of such adjustments pushed down to the Lead Borrower and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(h)         any after‑tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Swap Contracts or other derivative instruments shall be excluded,

(i)          any impairment charge or asset write‑off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j)          any non‑cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs shall be excluded,

(k)         any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any Acquisition, Investment, Dispositions, issuance or repayment of Indebtedness, issuance of Capital Stock (including in any public offering of the Lead Borrower or Holdco or any parent company thereof), refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the ~~Third Restatement~~First Amendment Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(l)          any unrealized net gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gains or losses are non-cash items shall be excluded, and

(m)        any unrealized net gains and losses (after any offset) resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging shall be excluded.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Consolidated Taxes” means, as of any date for the applicable period ending on such date with respect to ~~the Lead Borrower~~any Person and its Restricted Subsidiaries on a Consolidated basis, the aggregate of all taxes based on income or profits or capital (including pursuant to any tax sharing or tax distribution arrangements), including, without limitation, federal, state, local, provincial, foreign, excise, franchise, property and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes ~~of~~and foreign unreimbursed value added taxes (including, in each case, penalties and interest related to such taxes or arising from tax examinations) of or with respect to such Person as determined in accordance with GAAP, to the extent the same are paid or accrued during such period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of the Loan Parties’ Inventory as determined in accordance with the Lead Borrower’s accounting policy as in effect as of the ~~Third Restatement~~First Amendment Effective Date, furnished to the Administrative Agent and as reported on the Loan Parties’ stock ledger, as such policy may be modified with the consent of the Administrative Agent, whose consent will not be unreasonably withheld or delayed.

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning provided in SECTION 9.21(b).

“Credit Card Advance Rate” means 90%.

“Credit Card Notifications” has the meaning provided in SECTION 2.18(c)(ii).

“Credit Card Receivables” means, with respect to any Person, Accounts or general intangibles constituting payment intangibles under the UCC due to such Person from major credit card and debit card processors (including, but not limited to, JCB, VISA, Mastercard, American Express, Diners Club, DiscoverCard, Interlink, NYCE, Star/Mac, Tyme, Pulse, Accel, AFF, Shazam, CU244, First Data Merchant Services, Paymentech, Global Payments Canada, Eigen Development, Maestro, Interac Debit Network and Jeanie Debit Network).

“Credit Exposure” means, with respect to any Lender, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of such Lender then outstanding (or, to the extent referring to any single Class of Revolving Loans, the aggregate amount of the principal amount of Revolving Loans of such Class of such Lender then outstanding), (ii) such Lender’s Letter of Credit Exposure at such time and (iii) such Lender’s Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans at such time.

“Credit Extensions” as of any day, shall be equal to the sum of (a) the principal balance of all Loans (including Swingline Loans) then outstanding and (b) the then amount of the Letter of Credit Outstandings.

“Credit Party” means (a) the Lenders, (b) the Agents, (c) each Issuing Bank, (d) the Arrangers and (e) the successors and permitted assigns of each of the foregoing.

“Credit Party Expenses” means, without limitation, all of the following to the extent incurred in connection with this Agreement and the other Loan Documents: (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, including the reasonable fees, charges and documented out-of-pocket disbursements of one counsel for the Administrative Agent, the Collateral Agent and their Affiliates (plus one local counsel in any other jurisdiction to the extent reasonably necessary), outside consultants for the Administrative Agent and the Collateral Agent consisting of one inventory appraisal firm and one commercial finance examination firm in connection with the preparation and administration of the Loan Documents, the syndication of the credit facilities provided for herein or any amendments, modifications or waivers requested by a Loan Party of the provisions hereof or thereof (whether or not any such amendments, modifications or waivers shall be consummated), including, without limitation, (x) the Administrative Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (y) the Administrative Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, and (z) customary charges imposed or incurred by the Administrative Agent resulting from the dishonor of checks payable by or to any Loan Party; (b) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (c) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent and, subject to the proviso below, any Lender and their respective Affiliates and branches, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, the Collateral Agent and their Affiliates (plus one local counsel in any other jurisdiction to the extent reasonably necessary) and outside consultants for the Administrative Agent and the Collateral Agent (including, without limitation, inventory appraisal firms and commercial finance examination firms) in connection with the enforcement and protection of their rights in connection with the Loan Documents, including all such documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans or Letters of Credit; provided, that the Lenders, the Administrative Agent or the Collateral Agent or Affiliates of the Administrative Agent or the Collateral Agent shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the affected Lenders may engage and be reimbursed for one additional counsel representing such affected Lenders). Credit Party Expenses shall not include the allocation of any overhead expenses of any Credit Party.

“Customer Credit Liabilities” means, at any time, the aggregate remaining balance reflected on the books and records of the Loan Parties at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the gift certificate or gift card to pay all or a portion of the purchase price for any Inventory and (b) outstanding merchandise credits and customer deposits of the Loan Parties.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties other than any Cash Collateral Account (as defined in the Term Loan Agreement).  All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents or the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Maturity Reserve” means, during any Debt Reserve Period, an amount equal to the excess (if any) of (a) the outstanding principal amount of any Specified Debt over (b) $100,000,000 (reduced to give effect to any Repayment of such Indebtedness made during such Debt Reserve Period to the extent such Repayment is permitted hereunder).  The Debt Maturity Reserve shall remain in place at all times during the Debt Reserve Period.  The release of any Debt Maturity Reserve with respect to any one category of Specified Debt shall not derogate from the Administrative Agent’s right to impose a subsequent Debt Maturity Reserve with respect to any other category of Specified Debt in accordance with the terms hereof.

“Debt Reserve Period” means the period beginning on the 60th day prior to the stated maturity date of any Specified Debt and, in each case, ending on the date that is the earlier to occur of (i) the outstanding principal amount of such Specified Debt being less than or equal to $100,000,000 or (ii) the extension of the maturity date of such Specified Debt to a date which is at least 180 days after the Initial Maturity Date.   If and to the extent that such Specified Debt, or any portion thereof, is Repaid by virtue of any Permitted Refinancing, a subsequent Debt Maturity Reserve shall be imposed in an amount equal to the excess (if any) of (a) the outstanding principal balance of such Permitted Refinancing Indebtedness over (b) $100,000,000 (reduced to give effect to any Repayment of such Permitted Refinancing Indebtedness made during such Debt Reserve Period to the extent such Repayment is permitted hereunder) from and after the date that is 60 days prior to the stated maturity date of such Permitted Refinancing Indebtedness and ending on the date that is the earlier to occur of (x) the outstanding principal amount of such Permitted Refinancing Indebtedness being less than or equal to $100,000,000 or (y) the extension of the maturity date of such Permitted Refinancing Indebtedness to a date which is at least 180 days after the Latest Maturity Date.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense required to be paid or paid in cash, plus (b) scheduled principal payments made or required to be made on account of Indebtedness for borrowed money (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) (excluding the Obligations and any mandatory prepayments or redemptions, but including, without limitation, obligations with respect to Capitalized Leases) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined in accordance with GAAP.

“Default” means any event or condition described in SECTION 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in SECTION 7.01 or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning provided in SECTION 2.12.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement within two Business Days of the date that it is required to do so under this Agreement (including the failure to make available to the Administrative Agent amounts required pursuant to a settlement or to make a required payment in connection with a Letter of Credit

Disbursement), (b) has notified the Borrowers, the Administrative Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by the Administrative Agent) under which it has committed to extend credit, (d) has failed, within two Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), (e) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within two Business Days of the date that it is required to do so under this Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) becomes the subject of a Bail-In Action (provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interests in that Lender or any direct or indirect parent company thereof by a governmental authority or regulatory body, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender).

“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Prime Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Prime Rate Loans (inclusive of the Applicable Margin applicable thereto).

“Designated Account” has the meaning provided in SECTION 2.18(d).

“Designated Cash” means the aggregate amount of Unrestricted Cash of the Loan Parties at such time that is (x) held in a deposit account, securities account or other account, in each case, with the Administrative Agent and (y) not subject to any other Lien other than (I) Liens granted to the Collateral Agent, (II) Liens securing obligations under the Term Loan Agreement, any Term Incremental Equivalent Debt or any Term Credit Agreement Refinancing Indebtedness and (III) Permitted Encumbrances that do not have priority over the Lien of the Collateral Agent (other than inchoate or other Liens arising by operation of law).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property (including, without limitation, any Capital Stock of any other Person held by a specified Person) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), is putable or exchangeable, or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock (other than Disqualified Capital Stock)), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of all Obligations and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock (other than Disqualified Capital Stock)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Maturity Date.

“Disqualified Lenders” means (i) those banks, financial institutions or other Persons separately identified in writing by the Lead Borrower or any of its Affiliates to the Administrative Agent prior to April 26, 2016 or as otherwise agreed by the Lead Borrower and the Administrative Agent after April 26, 2016, and any Affiliates of such banks, financial institutions or other Persons that are readily identifiable as Affiliates by virtue of their names or that are identified to the Administrative Agent in writing by the Lead Borrower or any of its Affiliates and (ii) bona fide competitors of the Lead Borrower and its Subsidiaries (excluding any affiliates of such competitors that are bona fide fixed income investors or debt funds) identified in writing from time to time (and Affiliates of such entities that are readily identifiable as Affiliates by virtue of their names or that are identified to the Administrative Agent in writing by the Lead Borrower or any of its Affiliates); provided that no such identification after the date hereof pursuant to clauses (i) and (ii) shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation of an interest in any of the Obligations with respect to amounts of Commitments and Loans previously acquired by such Person.

“Documents” has the meaning assigned to such term in the Security Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means a commercial bank, insurance company, or company engaged in the business of making commercial loans, or a commercial finance company, which Person, together with its Affiliates, has a combined capital and surplus in excess of $1,000,000,000, or any Affiliate of any Credit Party under common control with such Credit Party, or an Approved Fund of any Credit Party, provided that in any event, “Eligible Assignee” shall not include (w) any Loan Party, (x) any natural person, (y) the

Sponsors or any of their respective Affiliates (other than Bona Fide Debt Funds) or (z) any Disqualified Lender.

“Eligible Credit Card Receivables” means, as of any date of determination, Credit Card Receivables of any Borrower or Subsidiary Facility Guarantor as arise in the ordinary course of business and which have been earned by performance and that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent).  None of the following shall be deemed to be Eligible Credit Card Receivables:

(a)         Credit Card Receivables that have been outstanding for more than five Business Days from the date of sale, or for such longer period(s) as may be approved by the Administrative Agent in its Permitted Discretion;

(b)         Credit Card Receivables with respect to which a Borrower or a Subsidiary Facility Guarantor does not have good, valid and marketable title thereto, free and clear of any Lien (other than Permitted Encumbrances);

(c)         Credit Card Receivables that are not subject to a first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (other than Permitted Encumbrances having priority by operation of Applicable Law over the Lien of the Collateral Agent) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens);

(d)         Credit Card Receivables which are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the credit card processors) has been asserted, by the related credit card processor (but only to the extent of such dispute, claim, counterclaim, offset or chargeback);

(e)         Except as otherwise approved by the Administrative Agent, Credit Card Receivables as to which the credit card processor or debit card processor has the right under certain circumstances to require a Borrower or a Subsidiary Facility Guarantor to repurchase the Credit Card Receivables from such credit card or debit card processor;

(f)         Except as otherwise approved by the Administrative Agent in its Permitted Discretion (such approval not to be unreasonably withheld or delayed), Accounts arising from any private label credit card program of a Borrower or a Subsidiary Facility Guarantor; and

(g)         Upon notice to the Lead Borrower, Credit Card Receivables (other than JCB, VISA, Mastercard, American Express, Diners Club, DiscoverCard, Interlink, NYCE, Star/Mac, Tyme, Pulse, Accel, AFF, Shazam, CU244, First Data Merchant Services, Paymentech, Global Payments Canada, Eigen Development, Maestro, Interac Debit Network and Jeanie Debit Network) which the Administrative Agent determines in its Permitted Discretion to be unlikely to be collected.

“Eligible Inventory” means, as of any date of determination, without duplication, (i) Eligible Retail Inventory and (ii) Eligible Wholesale Inventory, in each case that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent).  None of the following shall be deemed to be Eligible Inventory:

(a)         Inventory with respect to which a Borrower or a Subsidiary Facility Guarantor does not have good, valid and marketable title thereto, free and clear of any Lien (other than Permitted Encumbrances), or is leased by or is on consignment to a Borrower or a Subsidiary Facility Guarantor, or that is not solely owned by a Borrower or a Subsidiary Facility Guarantor;

(b)         Inventory  that is not located in the United States of America at a location that is owned or leased by a Borrower or a Subsidiary Facility Guarantor, except (i) Inventory in transit in the continental United States of America between such owned or leased locations or (ii) to the extent that a Borrower or a Subsidiary Facility Guarantor has furnished the Collateral Agent with (A) any UCC financing statements or other filings that the Collateral Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location, and (B) unless otherwise agreed by the Administrative Agent (such agreement not to be unreasonably withheld or delayed), a Collateral Access Agreement executed by the Person owning any such location;

(c)         Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor and which are no longer reflected in a Borrower’s or a Subsidiary Facility Guarantor’s stock ledger, (iii) are special-order items, work in process or raw materials or that constitute spare parts, shipping materials or supplies used or consumed in a Borrower’s or a Subsidiary Facility Guarantor’s business or (iv) are bill and hold goods;

(d)         Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(e)         Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to Permitted Encumbrances having priority by operation of Applicable Law);

(f)         Inventory which consists of samples, labels, bags, packaging materials and other similar non-merchandise categories (for greater clarity, display models are not deemed a non-merchandise category);

(g)         Inventory as to which casualty insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;

(h)         Inventory which has been sold but not yet delivered or Inventory to the extent that a Borrower or a Subsidiary Facility Guarantor has accepted a deposit therefor and which is no longer reflected in a Borrower’s or a Subsidiary Facility Guarantor’s stock ledger;

(i)          Inventory which contains or bears any Intellectual Property rights licensed to such Loan Party unless the Collateral Agent is satisfied in its Permitted Discretion that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor relating to such Intellectual Property rights, (ii) violating any contract with such licensor relating to such Intellectual Property rights, or (iii) incurring any liability with respect to payment of royalties relating to such Intellectual Property rights other than royalties incurred pursuant to sale of such Inventory under the then applicable licensing agreement; and

(~~i~~j)         Inventory acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the

Administrative Agent, of such Inventory acquired or to be acquired in such Acquisition and (B) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.  As long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Borrowers and the Subsidiary Facility Guarantors reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such Permitted Acquisition.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit issued under this Agreement which supports the purchase of Inventory, (i) for which no documents of title have then been issued, (ii) which Inventory would otherwise constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an initial expiry, subject to the proviso hereto, within 120 days after the date of initial issuance of such Commercial Letter of Credit, provided that 90% of the maximum Stated Amount of all such Commercial Letters of Credit shall not, at any time, have an initial expiry greater than 90 days after the original date of issuance of such Commercial Letters of Credit and (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting a Borrower or a Subsidiary Facility Guarantor or the Collateral Agent as consignee of such Inventory; provided that the Administrative Agent may, in its Permitted Discretion and upon notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible Letter of Credit” in the event the Administrative Agent reasonably determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of the Collateral Agent (such as, without limitation, a right of stoppage in transit) or may otherwise adversely impact the ability of the Collateral Agent to realize upon such Inventory.  For purposes of clarity, a Commercial Letter of Credit issued under any Commercial Letter of Credit Facility shall not constitute an Eligible Letter of Credit hereunder.

“Eligible Retail Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, items of Inventory of a Borrower or a Subsidiary Facility Guarantor that are (i) finished goods, merchantable and readily saleable to the public in the ordinary course (including goods manufactured by the Lead Borrower pursuant to, and commodity goods of, its Artistree division, custom floral goods and custom framing goods) or (ii) items of “non PI” Inventory that are finished goods, merchantable and readily saleable to the public in the ordinary course, and in each case which would otherwise constitute Eligible Inventory.

“Eligible Trade Receivable” means, as of any date of determination, an Account arising from the sale of Inventory of a Borrower or a Subsidiary Facility Guarantor (but excluding, for the avoidance of doubt, Credit Card Receivables) that satisfy the following criteria at the time of creation and on such date of determination:  (i) such Account has been earned by performance and represents the bona fide amounts due to a Borrower or Subsidiary Facility Guarantor from an Account Debtor and, in each case, originated in the ordinary course of business of such Borrower or Subsidiary Facility Guarantor, and (ii) in each case, such Account is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (q) below (without duplication of any Reserves established by the Administrative Agent).  Without limiting the foregoing, to qualify as an Eligible Trade Receivable, an Account shall indicate no Person other than a Borrower or Subsidiary Facility Guarantor as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (x) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower or Subsidiary Facility Guarantor may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (y) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Borrower or Subsidiary Facility Guarantor to reduce the amount of such Eligible Trade Receivable.  Except as otherwise agreed by the Administrative Agent, no Account shall be an Eligible Trade Receivable if:

(a)          such Account is not evidenced by an invoice;

(b)          such Account has been outstanding for more than 60 days from the date of sale or more than 30 days past the due date;

(c)          30% or more of the Accounts owing by the Account Debtor for such Account are not Eligible Trade Receivables under the foregoing clause (b);

(d)          when aggregated with all other Accounts owed by an Account Debtor, such Account exceeds (i) 25%, in respect of Walmart, (ii) 25%, in respect of Jo-Ann Stores, and (iii)  10%, in respect of all other Account Debtors, in each case, of the aggregate Eligible Trade Receivables (or such higher percentage as the Administrative Agent may, in its Permitted Discretion, establish for any Account Debtor from time to time) (it being understood that ineligibility shall be limited to the amount of such excess);

(e)          such Account is not subject to a first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (other than Permitted Encumbrances having priority by operation of Applicable Law over the Lien of the Collateral Agent) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens);

(f)           such Account is disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (but only to the extent of such dispute, claim, counterclaim, offset or chargeback);

(g)          such Account arises out of a sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of the Borrowers and the Subsidiary Facility Guarantors or is not payable in Dollars;

(h)          such Account is owed by an Account Debtor whose principal place of business is not within the continental United States, unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent and such letter of credit is subject to a first priority perfected Lien in favor of the Collateral Agent (subject to Permitted Encumbrances having priority by operation of Applicable Law) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens);

(i)           such Account is owed by any Affiliate (including Holdco and its Restricted Subsidiaries, but excluding any other portfolio company of the Sponsors (subject to the requirements of SECTION 6.08)) or any employee of a Loan Party;

(j)           except as otherwise agreed by the Administrative Agent in its Permitted Discretion, such Account does not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(k)          such Account is due from an Account Debtor which is the subject of any bankruptcy or insolvency proceeding (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent in its Permitted Discretion), has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(l)           such Account is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to the Collateral Agent in compliance with the Assignment of Claims Act;

(m)         such Account (i) is owing from any Person that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries or (ii) represents any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom;

(n)          such Account arises out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis;

(o)          such Account is evidenced by a promissory note or other instrument;

(p)          such Account is in excess of the credit limit for such Account Debtor established by the Borrowers and the Subsidiary Facility Guarantors in the ordinary course of business;

(q)          such Account is owed by an Account Debtor that is a Sanctions Target; or

(r)           ~~(q)~~ upon notice to the Lead Borrower, Accounts which the Administrative Agent determines in its Permitted Discretion to be unlikely to be collected.

“Eligible Wholesale Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, items of Inventory of a Borrower or a Subsidiary Facility Guarantor that are finished goods, merchantable and readily saleable on a wholesale basis in the ordinary course of such Borrower’s or Subsidiary Facility Guarantor’s business, and which would otherwise constitute Eligible Inventory.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Laws” means all Applicable Laws relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Lead Borrower or any of its direct or indirect parent companies (excluding Disqualified Capital Stock), other than (a) public offerings with respect to the Lead Borrower’s or any direct or indirect parent company’s common stock registered on Form S-8 and (b) issuances to any Subsidiary of the Lead Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means in the case of a Plan or Multiemployer Plan subject to ERISA, (a) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) that would reasonably be expected to result in a Material Adverse Effect; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any written notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability that would reasonably be expected to result in a Material Adverse Effect with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any written notice, or the receipt by any Multiemployer Plan from the Lead Borrower or any ERISA Affiliate of any written notice, concerning the imposition of Withdrawal Liability that would reasonably be expected to result in a Material Adverse Effect or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning provided in SECTION 7.01.

“Excess Availability” means, as of any date of determination thereof, the result, if a positive number, of:

(a)         the Loan Cap,

plus

(b)         the amount of Designated Cash,

minus

(c)         the aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly  owned Subsidiary, (b) each Subsidiary listed on Schedule 1.01(b) hereto, (c) any Subsidiary that is prohibited by Applicable Law or contractual obligation existing on the ~~Third Restatement~~First Amendment Effective  Date (or, in the case of any Subsidiary acquired after the ~~Third Restatement~~First Amendment Effective  Date, any contractual obligation in existence at the time of the acquisition of such Subsidiary but not entered into in contemplation thereof) from guaranteeing the Obligations, (d)  any Foreign Subsidiary, (e) any Unrestricted Subsidiary; (f) any Domestic Subsidiary that is (i) a Subsidiary of a Foreign Subsidiary or (ii) a Foreign Subsidiary Holding Company, (g) any Restricted Subsidiary acquired pursuant to an Acquisition permitted hereunder financed with secured Indebtedness incurred pursuant to SECTION 6.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (f) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (h) any Immaterial Subsidiary and (i) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Facility Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation”  means, with respect to any Facility Guarantor or any Borrower other than the Lead Borrower, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Facility Guarantor of, or obligations of such Borrower under, or the grant by such Facility Guarantor or such Borrower of a security interest to secure, such Swap Obligation (or any Guarantee thereof or obligations thereunder) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Facility Guarantor’s or Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Facility Guarantor or obligations of such Borrower or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee, obligations or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income Taxes on (or measured by) its gross or net income or profits, and franchise or similar Taxes, imposed by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or imposed as a result of any present or former connection between the jurisdiction imposing such Tax and such recipient other than a connection arising solely as a result of such recipient having performed its obligations or received payment hereunder or under any Loan Document, or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Borrower is located,  (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under SECTION 2.24(b)), any United States withholding Tax that is imposed on amounts payable to such Foreign Lender (i) at the time such Foreign Lender becomes a party to this Agreement (or designates a New Lending Office other than at the request of a Borrower under SECTION 2.24), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a New Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to SECTION 2.23(a), or (ii) is attributable to such Foreign Lender’s failure to comply with SECTION 2.23(e), and (d) any U.S. federal withholding tax imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the Recitals hereof.

“Existing Letters of Credit” means each of the letters of credit issued or deemed issued under the Existing Credit Agreement.

“Existing Revolver Tranche” has the meaning provided in SECTION 2.27(a).

“Extended Commitments” has the meaning provided in SECTION 2.27(a).

“Extended Revolving Credit Loan” means loans made under Extended Commitments and shall include any Incremental Revolving Credit Loan made under an increase to an Extended Commitment of a particular Class pursuant to SECTION 2.02.

“Extending Lender” has the meaning provided in SECTION 2.27(b).

“Extension Amendment” has the meaning provided in SECTION 2.27(d).

~~“Extension Request” has the meaning provided in SECTION 2.27(a).~~

“Extension Election” has the meaning provided in SECTION 2.27(b).

“Extension Request” has the meaning provided in SECTION 2.27(a).

“Extension Series” shall mean all Extended Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins and extension fees (unless otherwise established pursuant to any subsequent Extension Amendment solely as provided in the parenthetical above).

“Facility Guarantee” means any Guarantee of the Obligations executed by Holdco and its Subsidiaries which are or hereafter become Facility Guarantors in favor of any Agent or any other Secured Parties, including, without limitation, that certain Amended and Restated Guarantee Agreement dated as of the Second Restatement Date by and among the Loan Parties party thereto and the Administrative Agent, as reaffirmed pursuant to the Second Confirmation of Ancillary Documents, together with any Guarantee Agreement Supplements (as defined in such Amended and Restated Guarantee Agreement) executed in connection therewith, in each case, as amended and in effect from time to time.

“Facility Guarantors” means any Person executing a Facility Guarantee, but in all events shall not include the Excluded Subsidiaries.

“Factored Receivables” means any Accounts originally owed or owing by a Loan Party to another Person which have been purchased by or factored with any Lender or any of its Affiliates pursuant to a factoring arrangement or otherwise with the Person that sold the goods or rendered the services to the Loan Party which gave rise to such Account.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder and published guidance with respect thereto and any agreements entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average ~~rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on~~of the quotations for such day on such transactions ~~as determined~~received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.  If the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero hereunder.

“Fee Letter”  means the Fee Letter dated ~~April 26, 2016,~~as of the First Amendment Effective Date, by and between the Lead Borrower and Wells Fargo, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Financial Covenant Trigger Event” has the meaning provided in SECTION 5.24.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller, assistant controller or other financial officer of such Loan Party.

“First Amendment” means that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, among the Borrowers, the Facility Guarantors, the Agents and the Lenders party thereto.

“First Amendment Effective Date” means August 30, 2019.

“First Confirmation of Ancillary Documents” means that certain Confirmation, Ratification and Amendment of Ancillary Loan Documents dated as of the First Restatement Date among Bank of America, N.A., as administrative agent and collateral agent (as predecessor-in-interest to the Agents) and the Loan Parties party thereto.

“First Restatement Date” means February 18, 2010.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally consist of either four or five weeks and shall generally end on the Saturday closest to the last day of each calendar month in accordance with the fiscal accounting calendar of the Lead Borrower and its Subsidiaries.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally consist of 13 weeks or 14 weeks and shall generally end on the Saturday closest to the last day of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Lead Borrower and its Subsidiaries.

“Fiscal Year” means any period of 12 consecutive months ending on the Saturday closest to January 31 of any calendar year.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Subsidiary substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs (or one or more Domestic Subsidiaries that are Foreign Subsidiary Holding Companies).

“FRB” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fronting Fee” shall have the meaning set forth in SECTION 2.19(d) hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

“General Intangibles” has the meaning assigned to such term in the Security Agreement.

“Governmental Authority” means any nation or government, any state, provincial, municipal or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien) or (c) to be an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the ~~Third Restatement~~First Amendment Effective  Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, mold, fungi or similar bacteria, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Highfields Capital” means Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III LP and each Affiliate thereof (excluding portfolio companies of any of the foregoing).

“Holdco” means Michaels Funding, Inc., a Delaware corporation, and its successors.

“Immaterial Subsidiary” means a Subsidiary of the Lead Borrower for which (a) the assets of such Subsidiary constitute less than or equal to 1% of the total assets of the Lead Borrower and its Restricted Subsidiaries on a Consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total assets of the Lead Borrower and its Restricted Subsidiaries on a Consolidated basis, and (b) the revenues of such Subsidiary account for less than or equal to 1% of the total revenues of the Lead Borrower and its Restricted Subsidiaries on a Consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total revenues of the Lead Borrower and its Restricted Subsidiaries on a Consolidated basis.

“Increase Effective Date” has the meaning specified in SECTION 2.02(a).

“Incremental Loans” means loans made under Incremental Revolving Credit Commitments.

“Incremental Revolving Credit Commitments” has the meaning specified in SECTION 2.02(a).

“Incremental Revolving Loan Lender” has the meaning specified in SECTION 2.02(d).

“Indebtedness” means as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii)         the maximum amount (after giving effect to any prior drawings which may have been reimbursed or reductions) of all Letters of Credit (including Standby Letters of Credit and Commercial Letters of Credit, provided, that Commercial Letters of Credit will be counted as Indebtedness solely to the extent unreimbursed amounts remain outstanding thereunder after such amount is drawn), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(iii)       net obligations of such Person under any Swap Contract;

(iv)        all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade payables or similar obligations in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes due and payable and only to the extent that the contingent consideration relating to such earn-out is not paid within 30 days after such date);

(v)         indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(vi)        all Attributable Indebtedness;

(vii)       all obligations of such Person in respect of Disqualified Capital Stock; and

(viii)     all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited, and (B) in the case of Holdco and its Subsidiaries, exclude (~~i) any sale-leaseback transactions to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capitalized Lease, (ii~~I) any obligations relating to overdraft protection and netting services~~,~~;  (~~iii~~II) any preferred stock required to be included as Indebtedness in accordance with GAAP ~~or~~;  (~~iv~~III) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effects of Lessee Involvement in Asset Construction”; and (IV) Non-Finance Leases; provided further that Indebtedness will be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  Other than with respect to any determination of Indebtedness for purposes of calculating Debt Service Charges, the amount of Indebtedness of any Person for purposes of clause (v) that is limited in recourse to the property encumbered thereby shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in SECTION 9.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in similar businesses of nationally recognized standing that is, in the good faith judgment of the Lead Borrower, qualified to perform the task for which it has been engaged.

“Information” has the meaning provided in SECTION 9.08.

“Initial Maturity Date” means the earlier of (x) ~~May 27, 2021~~August 30, 2024 and (y) the 60th day prior to the stated maturity date of any Specified Debt if, (i) as of such date, the outstanding principal amount of such Specified Debt exceeds $100,000,000 and (ii) such excess amount referred to in clause (i) has not been cash collateralized or Repaid or the Administrative Agent has not implemented a Debt Maturity Reserve with respect to such Specified Debt.  For the avoidance of doubt, no failure to Repay any Specified Debt prior to its maturity shall constitute an Event of Default.

“Instruments” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Original Closing Date by and among ~~Wells Fargo (as successor to~~ Bank of America, N.A.~~)~~, as ABL Agent (as defined therein), Deutsche Bank AG New York Branch, as administrative agent and as collateral agent under the Term Loan ~~Facility~~Agreement, and the Loan Parties, as amended and in effect from time to time, including pursuant to the Ratification of Intercreditor Agreement, dated as of the Second Restatement Date, by and among Deutsche Bank AG New York Branch, Wells Fargo, the Loan Parties party thereto and Bank of America, N.A., and the Ratification of Intercreditor Agreement, dated as of May 23, 2018, by and among JPMorgan Chase Bank, N.A., Wells Fargo, the Loan Parties party thereto and Deutsche Bank AG New York Branch.

 “Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the first day of each calendar quarter, and (b) with respect to any LIBO Loan, the last day of the Interest Period applicable to the Borrowing of which such LIBO Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than 90 days, on the last day of every third month of such Interest Period.

“Interest Period” means, as to each LIBO Loan, the period commencing on the date such LIBO Loan is disbursed or converted to or continued as a LIBO Loan and ending on the date seven days or one, two, three or six months thereafter, as selected by the Lead Borrower in its Borrowing Request; provided that:

(a)                      any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such succeeding Business Day is in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                      any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                      no Interest Period shall extend beyond the Maturity Date.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Advance Rate” means the following percentages for Inventory for the following periods:

Period	Advance Rate
Each January 1 through September 30	90%
Each October 1 through December 31	92.5%

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its Permitted Discretion and not inconsistent with past practice, with respect to changes in the determination of the salability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory.

“Investment” means, as to any Person, any direct or indirect Acquisition or investment by such Person, whether by means of (a) the purchase or other Acquisition of Capital Stock or debt or other securities or equity interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) any other Acquisition.  Notwithstanding the foregoing, neither the creation of accounts receivable, credit card receivables and debit card receivables due to a Loan Party nor the obtaining of trade credit and the deferred payment of other expenses, in each case, incurred in the ordinary course of business, nor the incurrence of contingent obligations or performance guaranties in the ordinary course of business in respect of obligations not constituting Indebtedness, shall be deemed “Investments.”  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, or, in either case, an equivalent rating by any other nationally recognized statistical rating agency.

“IP Rights” shall have the meaning given such term in SECTION 3.15.

“ISP”  means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Restricted Subsidiary) or in favor of such Issuing Bank and relating to any such Letter of Credit.

“Issuing Bank”  means, Wells Fargo and any other Lender selected by the Lead Borrower which has agreed to become an Issuing Bank under any Class of Commitments and has been approved by the Administrative Agent in its commercially reasonable discretion, each in its capacity as issuer of Letters of Credit hereunder.  Any Issuing Bank may, in its commercially reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  At any time there is more than one Issuing Bank, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the Letter of Credit or to all Issuing Banks, as the context requires.

“Joinder Agreement” shall mean an agreement, in substantially the form attached hereto as Exhibit E, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Facility Guarantor, as the Administrative Agent may reasonably determine.

“Junior Financing” shall mean ~~the Senior Subordinated Notes and any other~~ any Indebtedness that is required to be subordinated in right of payment to the Obligations pursuant to the terms of the Loan Documents.

“Landlord Lien State” means any state in which a landlord’s claim for rent has priority by operation of Applicable Law over the lien of the Collateral Agent in any of the Collateral.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Class of Loans or Commitments hereunder at such time, including the latest termination date of any Extended Commitment or New Commitment, as applicable, as extended in accordance with this Agreement from time to time.

“LCT Election” has the meaning set forth in SECTION 1.12(a).

“LCT Test Date” has the meaning set forth in SECTION 1.12(a).

“Lead Borrower” has the meaning set forth in the preamble to this Agreement.

“Lease” means any agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lenders” means the Lenders having Commitments from time to time or at any time, each assignee that becomes a party to this Agreement as set forth in SECTION 9.07,  each Additional Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.02 and each New Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.27.

“Letter of Credit” means (a) each Existing Letter of Credit and (b) a letter of credit that (i) is issued by an Issuing Bank pursuant to this Agreement for the account of a Borrower or a Restricted Subsidiary, (ii) constitutes a Standby Letter of Credit or Commercial Letter of Credit (and for which such Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of such Issuing Bank) and (iii) is in form reasonably satisfactory to such Issuing Bank.

“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Letter of Credit Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the applicable Class of Commitments (or, if such day is not a Business Day, the next preceding Business Day); provided that the Letter of Credit Expiration Date may be extended beyond such date with the consent of the Issuing Bank, so long as, with respect to any extension beyond the Maturity Date, all outstanding Letters of Credit have been Cash Collateralized.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) the amount of the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Issuing Bank pursuant to SECTION 2.13(e) at such time and (ii) such Lender’s Commitment Percentage of the Letter of Credit Outstandings at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Issuing Bank pursuant to SECTION 2.13(e)).

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to SECTION 2.19(c).

“Letter of Credit Indemnified Costs” has the meaning set forth in SECTION 2.13(f).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed (each such amount described in clause (b), an “Unpaid Drawing”).  For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule under the ISP or any article of UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Related Person” has the meaning set forth in SECTION 2.13(f).

“Letter-of-Credit Rights” has the meaning assigned to such term in the Security Agreement.

“Letter of Credit Sublimit” means, at any time, $200,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.  The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

“LIBO Borrowing” means a Borrowing comprised of LIBO Loans.

“LIBO Loan” shall mean any Loan bearing interest at a rate determined by reference to the ~~Adjusted~~ LIBO Rate in accordance with the provisions of ARTICLE II.

“LIBO Loan Notice” means a notice for a Borrowing of LIBO Loans pursuant to SECTION 2.04(b) or continuation of LIBO Loans pursuant to SECTION 2.09, which shall be substantially in the form of Exhibit B.

“LIBO Rate” means~~(a)   for any Interest Period with respect to a LIBO Loan, the per annum rate which appears on the Reuters Screen LIBOR01 page~~ the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Administrative Agent may designate from time to time) as of 11:00 a.m., London time, ~~on the second~~two Business ~~Day preceding~~Days prior to the ~~first day~~commencement of ~~such Interest Period (or if such rate does not appear on the Reuters Screen LIBOR01 Page, then the rate as determined by the Administrative Agent from another recognized source or interbank quotation)~~the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBO Loan requested (whether as an initial LIBO Loan or as a continuation of a LIBO Loan or as a conversion of a Prime Rate Loan to a LIBO Loan) by the Borrowers in accordance with this Agreement~~.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined~~ (and, if any such published rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero). Each determination of the LIBO Rate shall be made by the Administrative Agent ~~to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and~~and shall be conclusive in the absence of manifest error.

~~(b)         for any interest calculation with respect to a Prime Rate Loan on any date, (i) the per annum rate which appears on the Reuters Screen LIBOR01 page London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day (or if such rate does not appear on the Reuters Screen LIBOR01 Page, then the rate as determined by the Administrative Agent from another recognized source or interbank quotation), or (ii) if the rate described in clause (i) above is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Prime Rate Loan being made or maintained and with a term equal to one month would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at its request at the date and time of determination.~~

~~(c)         Notwithstanding the foregoing clauses (a) and (b) or anything else herein to the contrary, the LIBO Rate shall in no event be less than 0.0%.~~

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing) whether or not filed, recorded or perfected under Applicable Law, and in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event will an operating lease (or other lease in respect of a Non-Finance Lease) be deemed to constitute a Lien.

“Limited Condition Transaction” means any Permitted Acquisition or other similar Investment permitted hereunder whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidation” means the exercise by the Administrative Agent or the Collateral Agent of those rights and remedies accorded to the Administrative Agent or the Collateral Agent under the Loan Documents and Applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by any or all of the Loan Parties, acting with the consent of the Administrative Agent, of  any public, private or “Going-Out-Of-Business Sale” or other Disposition of Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” shall mean any Revolving Loan or Swingline Loan or any other loan made by a Lender hereunder, as the context may require.

“Loan Account” has the meaning provided in SECTION 2.20.

“Loan Cap” means, at any time of determination, the lesser of (A) the then Borrowing Base and (B) the then Total Commitments.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Issuer Documents, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantees, the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement (if then in effect), the Additional Junior Lien Intercreditor Agreement (if then in effect), the First Confirmation of Ancillary Documents, the Second Confirmation of Ancillary Documents, any Extension Amendment, and any other agreement now or hereafter executed and delivered in connection herewith (excluding agreements entered into in connection with any transaction arising out of any Bank Products or Cash Management Services), each as amended and in effect from time to time.

“Loan Party” or “Loan Parties” means the Borrowers and the Facility Guarantors.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means any event, facts, development, circumstances, or effect that, individually or in the aggregate with all other facts, events, circumstances, developments, and effects has a material adverse effect on (i) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Loan Parties taken as a whole or (ii) the validity or enforceability of this Agreement or the other Loan Documents, taken as a whole, or the rights or remedies of the Secured Parties hereunder or thereunder, taken as a whole.

“Material DDAs” has the meaning provided in SECTION 2.18(c)(ii).

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties, individually or in the aggregate, having an aggregate principal amount exceeding $75,000,000.  In any event, all Indebtedness under the Senior ~~Subordinated~~ Notes and the Term Loan Facility shall be deemed Material Indebtedness, regardless of the outstanding balance thereunder from time to time.

“Material Intellectual Property” means Intellectual Property that is material to the business or operations of the Loan Parties taken as a whole, it being acknowledged and agreed that any determination by the Lead Borrower and the Administrative Agent as to which Intellectual Property constitutes Material Intellectual Property shall be conclusive and binding upon the Secured Parties.

“Material Real Property” means any Real Estate that (i) ~~that~~ is owned in fee by a Loan Party, (ii) is located in the United States and (iii) has a fair market value in excess of $10,000,000, with respect to any newly acquired Real Estate, at the time of its acquisition, or with respect to any Real Estate owned by an entity that becomes a Loan Party, at the time such Person becomes a Loan Party, in each case, as reasonably estimated by the Lead Borrower in good faith.

“Maturity Date” means the Initial Maturity Date or the Latest Maturity Date, as applicable.

“Maximum Rate” has the meaning provided in SECTION 9.10.

“Monthly Reporting Period” means any period commencing with the first Fiscal Month ending after the date that Availability shall have been less than the Threshold Amount for five consecutive Business Days and ending on the date thereafter that Availability shall have been at least the Threshold Amount for 30 consecutive calendar days.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means the mortgages, charge/mortgage of land, collateral mortgages and deeds of trust and any other security documents granting a Lien on Material Real Property between the Loan Party owning the Real Estate encumbered thereby and the Collateral Agent for its own benefit and the benefit of the other Secured Parties.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Restricted Payments.

“Net Proceeds” means,

(a)         with respect to the Disposition of any asset by Holdco or any other Loan Party or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdco or any other Loan Party) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event, but only to the extent that the Lien securing such Indebtedness is senior to the Lien of the Collateral Agent and that is required to be repaid (and is timely repaid) in connection with such Disposition or

Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdco or any other Loan Party in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith (after taking into account any available tax credits or deductions), provided that the Administrative Agent may, in its Permitted Discretion, establish an Availability Reserve in the amount of any taxes so deducted in calculating Net Proceeds, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdco or any other Loan Party after such sale or other Disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdco or any other Loan Party in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and

(b)         with respect to the incurrence or issuance of any Capital Stock or Indebtedness by Holdco or any other Loan Party, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs,  taxes paid or reasonably estimated to be actually payable in connection therewith and other out-of-pocket expenses and other customary expenses, incurred by Holdco or any other Loan Party in connection with such incurrence or issuance.

“New Commitment” has the meaning provided in SECTION 2.27(c).

“New Commitment Lender” has the meaning provided in SECTION 2.27(c).

“New Lending Office” shall have the meaning provided in  SECTION 2.23(e)(i).

“Noncompliance Notice” shall have the meaning provided in SECTION 2.06(c).

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Non-Finance Lease” means a lease that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease.

“Notes” means, collectively, (i) the Revolving Credit Notes and (ii) the Swingline Note, each as may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party of any proceeding under the Bankruptcy Code or any other federal, state, or provincial bankruptcy, insolvency, receivership or similar law, naming such Person as the debtor in such proceeding, regardless of whether such charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts are allowed claims in such proceeding and (y) obligations of any Loan Party arising with respect to any Other Liabilities;  provided, that the Obligations shall not include any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent that they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, attorneys’ fees, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document, including charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under the Bankruptcy Code or any other federal, state, or provincial bankruptcy, insolvency, receivership or similar law, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with, and to the extent permitted, by the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable governing documents with respect to any jurisdiction); (c) with respect to any unlimited liability company, the memorandum of association and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means October 31, 2006.

“Other Liabilities” means outstanding liabilities with respect to or arising from (a) any Cash Management Services furnished to any of the Loan Parties or, to the extent guaranteed by any Loan Party, any of their Restricted Subsidiaries which are not Loan Parties, and/or (b) any transaction which arises out of any Bank Product entered into with any ~~Loan Party~~of the Loan Parties or, to the extent guaranteed by any Loan Party, any of their Restricted Subsidiaries which are not Loan Parties, as each may be amended from time to time.

“Other Taxes” means any and all current or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies in the nature of a Tax arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but not including, for the avoidance of doubt, any Excluded Taxes.

“Overadvance” means a Revolving Loan, advance, or providing of credit support (such as the issuance of a Letter of Credit) to the Borrowers to the extent that, immediately after the making of such loan or advance or the providing of such credit support, Availability is less than zero.

“Participant” shall have the meaning provided in SECTION 9.07(d).

“Participant Register” shall have the meaning provided in SECTION 9.07(e).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the regulations promulgated thereunder, as amended from time to time.

“Payment Conditions” means, at the time of determination with respect to a Specified Payment,  that (a) no Event of Default then exists or would arise as a result of the consummation of such Specified Payment and (b) the Pro Forma Availability Condition shall have been satisfied after giving effect to the consummation of such Specified Payment.

“Payment in Full” has the meaning set forth in SECTION 5.01.

“Payment Intangibles” has the meaning assigned to such term in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions or any Governmental Authority of another jurisdiction exercising similar functions in respect of any Plan of a Loan Party.

“Pension Event” means (a) the whole or partial withdrawal of a Loan Party or any Subsidiary from a Plan during a plan year; (b) the filing of a notice of interest to terminate in whole or in part a Plan or the treatment of a Plan amendment as a termination or partial termination; (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Plan or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of trustee to administer, any Plan.

“Perfect Store Initiative” means the initiative related to the Lead Borrower’s and its Restricted Subsidiaries’ store standardization and remodeling program, pursuant to which retail store layouts will be modified into a configuration intended to enhance the customer in-store experience.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a)         on the date the definitive agreement for such Permitted Acquisition is executed, no Event of Default shall have occurred and be continuing;

(b)         If the Acquisition is an Acquisition of Capital Stock, the Person being acquired shall become a Subsidiary of the Lead Borrower;

(c)         Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, amalgamation, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower or Subsidiary Facility Guarantor under this Agreement; and

(d)         Either (x) the aggregate consideration for such Acquisition, together with all other Acquisitions made during the Fiscal Year in which such Acquisition is consummated, shall not exceed $50,000,000 in the aggregate, or (y) the Borrowers shall have satisfied the Payment Conditions.

“Permitted Discretion” means a determination made by the Administrative Agent or the Collateral Agent, as applicable, in good faith in the exercise of its reasonable (from the perspective of an asset-based lender) business judgment.

“Permitted Disposition” shall have the meaning set forth in SECTION 6.05.

“Permitted Encumbrances” has the meaning set forth in SECTION 6.01.

“Permitted Equity Issuance” means any sale or issuance of any Capital Stock of the Lead Borrower to the extent permitted hereunder (including any capital contribution to the Lead Borrower).

“Permitted Holders” means any of the Sponsors and any investment funds advised or managed by any of the Sponsors and, subject to the proviso hereto, Highfields Capital and members of management of the Lead Borrower who are holders of Capital Stock of the Lead Borrower on the ~~Third Restatement~~First Amendment Effective Date; provided that Highfields Capital and members of management of the Lead Borrower shall be considered Permitted Holders only as long as the aggregate number of shares of Capital Stock of the Lead Borrower entitled to vote for the election of directors held directly or indirectly by the Sponsors shall exceed the aggregate amount of such Capital Stock held by the Permitted Holders who are not the Sponsors.

“Permitted Indebtedness” has the meaning set forth in SECTION 6.03.

“Permitted Investments” has the meaning set forth in SECTION 6.02.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its Permitted Discretion, which:

(a)         is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(b)         is made to enhance the likelihood of, or maximize the amount of, repayment of any Obligation; or

(c)         is made to pay any other amount chargeable to any Borrower hereunder; and

(d)         together with all other Permitted Overadvances then outstanding, shall not (i) exceed 5% of the then Borrowing Base in the aggregate outstanding at any time, or (ii) unless a Liquidation is taking place, remain outstanding for more than 45 consecutive Business Days;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of (A) SECTION 2.13 regarding any Lender’s obligations with respect to Letters of Credit or (B) SECTION 2.06 and SECTION 2.22 regarding any Lender’s obligations with respect to participations in Swingline Loans and settlements thereof or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value));  provided,  further, that in no event shall the Administrative Agent make an Overadvance if, after giving effect thereto, the principal amount of the Credit Extensions would exceed the Total Commitments (as in effect prior to any termination of the Commitments pursuant to SECTION 7.01 hereof).

“Permitted Payment” has the meaning set forth in SECTION 6.11.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person (including, for the avoidance of doubt, any one or more successive modifications, replacements, refinancings, refundings, renewals or extensions); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon (including tender premiums) plus other amounts paid, and fees and expenses incurred (including upfront fees and original issue discount), in connection with such modification, refinancing, replacement, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to SECTION 6.03(e), such modification, refinancing, replacement, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended; (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to SECTION 6.03(e), at the time thereof, no Event of Default shall have occurred and be continuing; (d) such modification, refinancing, replacement, refunding, renewal or extension shall not include: (i) Indebtedness of a Subsidiary of the Lead Borrower that is not a Facility Guarantor or a Borrower that refinances Indebtedness of the Lead Borrower; (ii) Indebtedness of a Subsidiary of the Lead Borrower that is not a Facility Guarantor or a Borrower that refinances Indebtedness of a Facility Guarantor or a Borrower or (iii) Indebtedness of the Lead Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; (e) the collateral, if applicable, granted pursuant to any such refinancing Indebtedness is the same or less than the collateral under the Indebtedness being modified, refunded, extended, renewed or replaced and (f) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, (i) such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended and (ii) the other terms and conditions (including, if applicable, as to collateral, but excluding as to interest rate,  redemption premium and, except to the extent prohibited by the terms of clause (f)(i) above, any change to the incurrence of liens covenant related to any change in any definition of “senior indebtedness”, “senior debt”, “designated senior debt” or any similar term) of any such modified, refinanced, replaced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties and/or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Portal” has the meaning set forth in SECTION 2.04(b).

“Post-Closing Letter” means that certain letter, dated as of the ~~Third Restatement~~First Amendment Effective  Date, among the Administrative Agent and the Loan Parties.

“Prepayment Event” means the occurrence of any of the following events:

(a)         Any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction) of any Collateral (other than the transfer of any Collateral among Stores and other locations of the Loan Parties) unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent; or

(b)         Any Casualty Event unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent.

“Prime Rate”  means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate, as in effect from time to time, plus 0.50%, (b) the ~~Adjusted~~ LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus  1.00%, and (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo at its principal office in San Francisco as its “prime rate~~.”  The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change~~”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).

“Prime Rate Loan” means any Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of ARTICLE II.

“Prime Rate Loan Request” has the meaning set forth in SECTION 2.04(b).

“Pro Forma Availability” shall mean, for any date of calculation, Excess Availability (i) as of the date of any Specified Payment and (ii) for the ~~90~~30-day period preceding such Specified Payment, in each case, after giving effect to such Specified Payment on a Pro Forma Basis.

“Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any Specified Payment, that either (i) (x) the Pro Forma Availability is greater than 12.5% of the Loan Cap and (y) the Consolidated Fixed Charge Coverage Ratio, on a Pro Forma Basis for the four Fiscal Quarters most recently preceding the consummation of such Specified Payment (provided, that if any such Specified Payment is to be consummated within 30 days after the end of any Fiscal Quarter, such calculation shall be made with respect to the four Fiscal Quarters most recently preceding such Specified Payment for which financial statements have been or are required to be delivered pursuant to SECTIONS 5.01(a), (b) or (c) hereof), is greater than 1.00:1.00 or (ii) the Pro Forma Availability is greater than 15.0% of the Loan Cap.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with SECTION 1.10.

“Projections” shall have the meaning given such term in SECTION 5.01(d).

“Provider” has the meaning provided in SECTION 8.19.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in SECTION 9.21(a).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate” means all Leases and all land, tenements, hereditaments and any estate or interest therein, together with the buildings, structures, parking areas, and other improvements thereon (including all fixtures), now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Register” has the meaning provided in SECTION 9.07(c).

“Regulation D” means Regulation D of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

~~“Reimbursement Date” has the meaning provided in SECTION 2.13(d).~~

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” has the meaning provided in Section 101(22) of CERCLA.

“Repayment” means, with respect to any Indebtedness, the defeasance, redemption, purchase, repurchase, prepayment, repayment, discharge, acquisition or refinancing or retirement of such Indebtedness.  Derivatives of such term have corresponding meanings.

“Reports” has the meaning provided in SECTION 8.14.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Commitments aggregating more than 50% of the Total Commitments (other than Commitments held by Defaulting Lenders) or, if the Commitments have been terminated, Lenders (other than Defaulting Lenders) whose percentage of the outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 50% of all such Credit Extensions (other than Credit Extensions made by Defaulting Lenders).

“Reserves” means all (if any) Inventory Reserves and Availability Reserves (including, without limitation, and without duplication, Cash Management Reserves, Bank Product Reserves, Debt Maturity Reserves and reserves for Customer Credit Liabilities).

“Responsible Officer” means the chief executive officer, the chief administrative officer, the chief operating officer, the president, any vice president, the chief financial officer, the treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Original Closing Date, the First Restatement Date, the Second Restatement Date ~~or~~, the Third Restatement Date or the First Amendment Effective Date, any secretary or assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means when referring to cash or Cash Equivalents of the Lead Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Lead Borrower or of any such Subsidiary (unless such appearance is related to the Loan Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties (except for (a) those Liens securing the Term Loan Facility or Liens securing any Term Incremental Equivalent Debt or Term Credit Agreement Refinancing Indebtedness and (b) Liens permitted pursuant to SECTION 6.01(l), (s) and (t)) or (iii) are not otherwise generally available for use by the Lead Borrower or such Subsidiary.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Lead Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to the Lead Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Lead Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided,  however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Commitment” shall mean, as to each Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to SECTION 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(a) under the caption Revolving Credit Commitment or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including SECTION 2.02).  The aggregate Revolving Credit Commitments of all Lenders shall be $850,000,000 on the ~~Third Restatement~~First Amendment Effective Date, as such amount may be adjusted after the ~~Third Restatement~~First Amendment Effective Date from time to time in accordance with the terms of this Agreement.

“Revolving Credit Loans” means all loans at any time made by any Lender pursuant to SECTION 2.01.

“Revolving Credit Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit C (with such modifications thereto as may be necessary to reflect differing Classes of Loans), each payable to a Lender, evidencing the Revolving Loans of a given Class made to the Borrowers.

“Revolving Loans” means, collectively or individually as the context may require, any (i) Revolving Credit Loan or (ii) Extended Revolving Credit Loan, in each case made pursuant to and in accordance with the terms and conditions of this Agreement.

“S&P” means ~~Standard & Poor’s~~S&P Global Ratings ~~Services~~, a division of ~~The McGraw-Hill Companies,~~S&P Global Inc., and any successor ~~thereto~~to its rating agency business.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) United States Governmental Authorities (including OFAC, the United States Department of State and the United States Department of Commerce), (b) the United Nations Security Council, or (c) Canadian Governmental Authorities.

“Sanctions Target” means any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries, or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctions Target(s), or (d) vessels and aircraft that are designated under any Sanctions program.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Confirmation of Ancillary Documents” means that certain Second Confirmation, Ratification and Amendment of Ancillary Loan Documents dated as of the Third Restatement Date among the Agents and the Loan Parties.

“Second Restatement Date” means September 17, 2012.

“Secured Party” means (a) each Credit Party; (b) any Person providing Cash Management Services; (c) any Person entering into or furnishing any Bank Products;  (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Amended and Restated Security Agreement dated as of the Second Restatement Date among the Loan Parties and the Collateral Agent for its benefit and for the benefit of the other Secured Parties, together with any Security Agreement Supplements (as defined in such Amended and Restated Security Agreement) executed in connection therewith and any amendments thereto.

“Security Documents” means the Security Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document that creates a Lien in favor of the Collateral Agent to secure any of the Obligations.

“Senior Notes” means the $500,000,000 aggregate principal amount of the Lead Borrower’s 8.00% Senior Notes due 2027 issued on July 8, 2019.

“Senior Note Documents” means the documents, instruments and other agreements now or hereafter executed and delivered in connection with the Senior Notes, including, without limitation, the Indenture dated as of July 8, 2019 among the Lead Borrower, the guarantors party thereto and U.S. Bank National Association, as Trustee and any supplemental indenture relating thereto.

“Senior Subordinated Notes” means, collectively, (i) the $260,000,000 aggregate principal amount of the Lead Borrower’s 5 7/8% Senior Subordinated Notes due 2020 issued on December 19, 2013 and (ii) the $250,000,000 aggregate principal amount of the Lead Borrower’s 5 7/8% Senior Subordinated Notes due 2020 issued on June 16, 2014.

~~“Senior Subordinated Note Documents” means the documents, instruments and other agreements now or hereafter executed and delivered in connection with the Senior Subordinated Notes, including, without limitation, the Indenture dated as of December 19, 2013 among the Lead Borrower, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and any supplemental indenture relating thereto.~~

“Settlement Date” has the meaning provided in SECTION 2.22(b).

“Software” has the meaning assigned to such term in the Security Agreement.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Agreement” has the meaning provided in SECTION 8.19.

“Specified Debt”  means (i) any class of the Loans as defined in and under the Term Loan Agreement, (ii) the Senior ~~Subordinated~~ Notes or (iii) any Indebtedness constituting a Permitted Refinancing of the Indebtedness described in clauses (i) or (ii) above.

“Specified Default” means the occurrence of any Event of Default specified in SECTION 7.01(a),  SECTION 7.01(b) (but only with respect to (i) SECTION 2.18(d), (ii) SECTION 2.18(f), (iii) the third sentence of SECTION 2.18(h), (iv) SECTION 5.01(e), (v) SECTION 5.07 (but only with respect to fire and extended coverage policies maintained with respect to any ABL Priority Collateral), or (vi) SECTION 5.24), SECTION 7.01(d) (but only with respect to any representation made or deemed to be made by or on behalf of any Loan Party in any Borrowing Base Certificate), SECTION  7.01(f) or SECTION 7.01(g) hereof.

“Specified Payment” means any Restricted Payment, Permitted Acquisition, Investment, loan, advance, incurrence of or payment with respect to Indebtedness, Disposition or other transaction made subject to satisfaction of the Payment Conditions or any component thereof.

“Specified Projections” has the meaning set forth in SECTION 4.01(m).

“Specified Transaction” means, with respect to any period, (i) any Investment that results in a Person becoming a Restricted Subsidiary, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any Permitted Acquisition, (iv) any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary, (v) any Investment in, Acquisition of or Disposition of assets constituting a business unit, line of business or division of, or all or substantially all of the assets of, another Person, in each case, whether by merger, consolidation, amalgamation or otherwise, or (vi) any other event that by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or giving Pro Forma Effect to any such transaction or event.

“Sponsor” means any of Bain Capital~~, LLC~~ Private Equity, L.P., The Blackstone Group, LP, and each of their respective Affiliates, and any fund administered, managed or advised by any such Person, but not including, however, any portfolio companies of any of the foregoing.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Standard Letter of Credit Practice” means, for each Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit.

“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBO~~

~~Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party or any Restricted Subsidiary.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to the Administrative Agent~~, it being understood that subordination terms set forth in the Senior Subordinated Note Documents shall also be deemed to be acceptable for other Subordinated Indebtedness incurred~~.

“Subsequent Transaction” has the meaning set forth in SECTION 1.12(a).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.

“Subsidiary Facility Guarantor” means any Person (other than a Borrower) executing a Facility Guarantee which is a Restricted Subsidiary of the Lead Borrower, but in all events shall not include (x) the Excluded Subsidiaries or (y) Holdco.

“Successor Borrower” has the meaning set forth in SECTION 6.04(a).

“Successor Lead Borrower” has the meaning set forth in SECTION 6.04(b).

“Supported QFC” has the meaning set forth in SECTION 9.21(a).

“Supporting Obligations” has the meaning assigned to such term in the Security Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation”  means, with respect to any Facility Guarantor or any Borrower other than the Lead Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Lender” means Wells Fargo, in its capacity as lender of Swingline Loans hereunder to the Borrowers hereunder.

“Swingline Loan” means a Loan made by the Swingline Lender to the Borrowers pursuant to SECTION 2.06.

“Swingline Loan Ceiling” means $75,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“Swingline Note” means the promissory note of the Borrowers substantially in the form of Exhibit D, payable to the Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrowers.

~~“Syndication Agent” has the meaning provided in the preamble to this Agreement.~~

“Taxes” means any and all current or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings (including backup withholding) in the nature of taxes imposed by any Governmental Authority, and any and all interest and penalties related thereto.

~~“Termination Date” means the earlier to occur of (i) the Latest Maturity Date or (ii) the date on which the maturity of the Obligations (other than the Other Liabilities) is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with ARTICLE VII.~~

“Term Credit Agreement Refinancing Indebtedness” has the meaning assigned to the term “Credit Agreement Refinancing Indebtedness” in the Term Loan Agreement.

“Term Incremental Equivalent Debt” has the meaning assigned to the term “Incremental Equivalent Debt” in the Term Loan Agreement.

“Term Loan Agreement” means that certain Amended and Restated Credit Agreement dated January 28, 2013 by and among the Lead Borrower, as borrower, JPMorgan Chase Bank, N.A. (as successor to Deutsche Bank AG New York Branch), as administrative agent and as collateral agent, and the lenders party thereto from time to time (or any predecessor agreement thereto), as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise, including any agreement extending the maturity thereof, otherwise restructuring all or any portion of the Indebtedness thereunder, increasing the amount loaned or issued thereunder, altering the maturity thereof or providing for revolving credit loans, term loans, letters of credit or other Indebtedness (including any Term Credit Agreement Refinancing Indebtedness and Term Incremental Equivalent Debt)), in each case as and to the extent permitted by this Agreement, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Term Loan Agreement.

“Term Loan Documents” means the Term Loan Agreement and the related guaranties, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with or pursuant to the Term Loan Agreement.

“Term Loan Facility”  means (a) any one or more facilities or any one or more series or classes of Indebtedness made available to the Lead Borrower pursuant to the Term Loan Agreement in a principal amount not to exceed the sum of $2,478,000,000  plus the Available Incremental Amount (as defined in the Term Loan Agreement as in effect as of the ~~Third Restatement~~First Amendment Effective  Date) and (b) any Indebtedness constituting a Permitted Refinancing thereof.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Termination Date” means the earlier to occur of (i) the Latest Maturity Date or (ii) the date on which the maturity of the Obligations (other than the Other Liabilities) is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with ARTICLE VII.

“Third Restatement Date” means ~~the first date all the conditions precedent in SECTION 4.01 are satisfied or waived in accordance with SECTION 9.01.~~May 27, 2016.

“Threshold Amount”  means an amount equal to the greater of (x) 10.0% of the Loan Cap and (y) $50,000,000.

“Threshold Minimum Extension Condition” has the meaning provided in SECTION 2.27(b).

“Total Assets” means the total assets of the Lead Borrower and its Restricted Subsidiaries on a Consolidated basis, as shown on the most recent balance sheet of the Lead Borrower or such other Person as may be expressly stated and calculated on a Pro Forma Basis in respect of any test or covenant hereunder.

“Total Commitments” means the aggregate of the Commitments of all Lenders, as such amount may be increased or reduced in accordance with the terms of this Agreement.  As of the ~~Third Restatement~~First Amendment Effective  Date, the Total Commitments are $850,000,000.

“Trade Receivables Advance Rate” means 85%.

“Type”  means, as to any Loan or Borrowing, whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted~~ LIBO Rate or the Prime Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York provided,  however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided,  further, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP”  means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Unanimous Consent” means the consent of Lenders (other than Defaulting Lenders) holding 100% of the Commitments (other than Commitments held by a Defaulting Lender), or if the Commitments have been terminated, the consent of Lenders (other than Defaulting Lenders) holding 100% of the outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) (other than Credit Extensions made by Defaulting Lenders).

“Uncontrolled Cash” means an amount equal to the lesser of (x) the sum of $7,000,000,  plus all Restricted Cash then held by Michaels Stores Card Services, LLC and Michaels Finance Company, Inc. which was received in the ordinary course of business and (y) $30,000,000.

“Unfunded Pension Liability” means, at a point in time, the excess of a Plan’s benefit liabilities, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to applicable laws for the applicable plan year and includes any unfunded liability or solvency deficiency as determined for the purposes of the PBGC.

“United States” and “U.S.” mean the United States of America.

“Unpaid Drawing” has the meaning set forth in the definition of “Letter of Credit Outstandings”.

“Unrestricted Cash” shall mean, as at any date of determination, all cash and Cash Equivalents of the Loan Parties other than Restricted Cash.

“Unrestricted Subsidiaries” means (i) each Subsidiary of the Lead Borrower listed on Schedule 5.14 and (ii) any Subsidiary of the Lead Borrower designated by the board of directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to SECTION 5.14 subsequent to the date hereof, provided that no Subsidiary may be designated as an Unrestricted Subsidiary if any of its assets are included in the calculation of the Borrowing Base immediately prior to such Subsidiary’s being designated as an Unrestricted Subsidiary, unless such Subsidiary is an Immaterial Subsidiary, and (i) immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing or would result therefrom, and (ii) prior to making any such designation, the Lead Borrower delivers an updated Borrowing Base Certificate giving effect to such designation.

“Unused Commitment” shall mean, on any day, (i) the Total Commitments, minus (ii) the sum of (A) the principal amount of Loans (other than Swingline Loans) of the Borrowers then outstanding and (B) the then Letter of Credit Outstandings.

“Unused Fee” has the meaning provided in SECTION 2.19.

“U.S. Special Resolution Regimes” has the meaning provided in SECTION 9.21(a).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02           Terms Generally.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) all references to “$” or “dollars” or to amounts of money and all calculations of Availability, Excess Availability, Borrowing Base, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States of America, and (viii) references to “knowledge” of any Loan Party means the actual knowledge of a Responsible Officer.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          For purposes of determining compliance with SECTION 6.01, SECTION 6.02, SECTION 6.03, SECTION 6.05, SECTION 6.06, SECTION 6.08, SECTION 6.09 and SECTION 6.11, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction, contractual obligation or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such SECTION 6.01, SECTION 6.02, SECTION 6.03, SECTION 6.05, SECTION 6.06, SECTION 6.08, SECTION 6.09 and SECTION 6.11, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Lead Borrower in its sole discretion at such time.

(d)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)          This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Administrative Agent and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

(f)           Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts), providing cash collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Swap Contracts) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (other than Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or cash collateralized and (iii) any Obligations relating to Swap Contracts that, at such time, are allowed by the applicable provider of such Swap Contracts to remain outstanding without being required to be repaid.

SECTION 1.03        Accounting Terms.

(a)          Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed in SECTION 1.03(b) below.  All amounts used for purposes of financial calculations required to be made shall be without duplication.

(b)          Issues Related to GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders as reasonably requested hereunder a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  In addition, the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude (a) the effect of purchase accounting adjustments, including to merchandise inventories, property and equipment, intangible assets, goodwill and deferred revenue and deferred debt line items, in connection with any Permitted Acquisition, any Acquisition consummated prior to the ~~Third Restatement~~First Amendment Effective Date or any merger, amalgamation, consolidation or other similar transaction permitted by this Agreement, or the amortization, write-up, write-down or write-off of any amounts thereof, (b) the application of FAS 133, FAS 150, FASB Interpretation No. 45 or FAS 123r (to the extent that the pronouncements in FAS 123r result in recording an equity award as a liability on the Consolidated balance sheet of the Lead Borrower and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity), (c) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under FAS 133) and (d) any non-cash compensation charges resulting from the application of FAS 123r.

(c)          [Reserved].

(d)          The principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

(e)          Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made ~~(i)~~ without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Loan Parties or any Restricted Subsidiary at “fair value”, as defined therein.  Notwithstanding any other provision contained herein, ~~and (ii) unless otherwise agreed pursuant to SECTION 1.03(b), in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Third Restatement Date and any similar lease entered into after the Third Restatement Date by such Person shall be accounted for as obligations relating to an operating lease and not as a Capitalized Lease~~ unless the Lead Borrower has notified the Administrative Agent in writing that this SECTION 1.03(e) shall not apply with respect to an applicable period of four consecutive Fiscal Quarters on or prior to the delivery of financial statements for such four consecutive Fiscal Quarter-period pursuant to SECTION 5.01, each provision under this Agreement, shall, in each case, be determined without giving effect to ASC 842 (Leases), except that financial statements delivered pursuant to SECTION 5.01 may be prepared in accordance with GAAP (including giving effect to ASC 842 (Leases)) as in effect at the time of such delivery.

SECTION 1.04        Rounding.

Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05        Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06        Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

SECTION 1.07        Certifications.

All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.

SECTION 1.08        Currency Equivalents Generally.

Any amount specified in this Agreement (other than in ARTICLE II) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later).  Notwithstanding the foregoing, for purposes of determining compliance with SECTION 6.01, SECTION 6.02, SECTION 6.03, SECTION 6.05, SECTION 6.06 and SECTION 6.11, (i) any amount in a currency other than Dollars will be converted to Dollars based on the exchange rate for such currency as determined above and (ii) no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time any transaction described in any of such Sections is consummated; provided that, for the avoidance of doubt, the foregoing provisions of this SECTION 1.08 shall otherwise apply to such Sections, including with respect to determining whether any such transaction described in such Sections may be consummated at any time under such Sections.

SECTION 1.09        Change of Currency.

Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Lead Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.10        Pro Forma and Other Calculations.

(a)         Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Fixed Charge Coverage Ratio, and compliance with covenants determined by reference to Consolidated EBITDA or Total Assets, shall be calculated in the manner prescribed by this SECTION 1.10; provided, that notwithstanding anything to the contrary in clauses (b),  (c),  (d) or (e) of this SECTION 1.10, when calculating the Consolidated Fixed Charge Coverage Ratio for purposes of SECTION 5.24 (other than for the purpose of determining pro forma compliance with SECTION 5.24), the events described in this SECTION 1.10 that occurred subsequent to the end of the applicable four Fiscal Quarter period shall not be given pro forma effect.

(b)         For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this SECTION 1.10) that have been made (i) during the applicable four Fiscal Quarter period or (ii) other than as described in the proviso to clause (a) above, subsequent to such four Fiscal Quarter period and prior to or simultaneously with the event for which the calculation of any such ratio or test, or any such calculation of Consolidated EBITDA or Total Assets, is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable four Fiscal Quarter period (or, in the case of Total Assets, on the last day of the applicable four Fiscal Quarter period).  If since the beginning of any applicable four Fiscal Quarter period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Lead Borrower or any of the Restricted Subsidiaries since the beginning of such four Fiscal Quarter period shall have made any Specified Transaction that would have required adjustment pursuant to this SECTION 1.10, then such financial ratio or test (or Consolidated EBITDA or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this SECTION 1.10.

(c)         Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Lead Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to such Specified Transaction projected by the Lead Borrower in good faith to be realized as a result of actions taken or with respect to which substantial steps have been taken or are expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and such that “run-rate” means the full recurring benefit for a period that is associated with any action taken, for which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions), and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests relating to such Specified Transaction (and in respect of any subsequent pro forma calculations in which such Specified Transaction or cost savings, operating expense reductions and synergies are given pro forma effect) and during any applicable subsequent four Fiscal Quarter period for any subsequent calculation of such financial ratios and tests; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Lead Borrower, (B) such actions are taken or substantial steps with respect to such actions are or are expected to be taken no later than 12 months after the date of such Specified Transaction and (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.

(d)         In the event that (w) the Lead Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (in each case, other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes) or (x) the Lead Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Capital Stock, (i) during the applicable four Fiscal Quarter period or (ii) subsequent to the end of the applicable four Fiscal Quarter period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Capital Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable four Fiscal Quarter period (except in the case of the Consolidated Fixed Charge Coverage Ratio, in which case such incurrence, assumption, guarantee, repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Capital Stock will be given effect as if the same had occurred on the first day of the applicable four Fiscal Quarter period).

(e)         If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness).  Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Lead Borrower or any applicable Restricted Subsidiary may designate.

SECTION 1.11               Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.12               Limited Condition Transactions.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(a)         determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio or satisfaction of the Payment Conditions; or

(b)         determining compliance with representations and warranties and Defaults or Events of Default; or

(c)         testing availability under baskets set forth in this Agreement;

in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, the Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test, representations, warranties, Defaults, Specified Defaults, Events of Default, or basket, such ratio, test, representations, warranties, Defaults, Specified Defaults, Events of Default, or basket (including with respect to satisfaction of the Payment Conditions in connection therewith) shall be deemed to have been complied with.  For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated (it being further understood and agreed, however, that for other purposes under this Agreement, neither any Consolidated Net Income or Consolidated EBITDA therefrom, nor any assets of the target to be acquired pursuant to such Limited Condition Transaction, shall be included in Consolidated Net Income or Consolidated EBITDA, or in the calculation of the Borrowing Base, as applicable, in any such subsequent calculation until such Limited Condition Transaction has actually closed).  Notwithstanding the foregoing, the Limited Condition Transaction provisions set forth above shall not apply in respect of the incurrence of any Loan (including, without limitation, an issuance of a Letter of Credit) or other credit extension hereunder, the proceeds of which will be used to finance such Limited Condition Transaction.

ARTICLE II

Amount and Terms of Credit

SECTION 2.01        Commitment of the Lenders.

(a)         Each Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Credit Extensions in Dollars to or for the benefit of the Borrowers, on a revolving basis, subject in each case to the following limitations:

(i)          Except as provided in SECTION 2.05, the aggregate outstanding amount of the Credit Extensions to the Borrowers shall not at any time cause Availability to be less than zero;

(ii)         Letters of Credit shall be available from the Issuing Banks to the Borrowers and their Restricted Subsidiaries, provided that the Borrowers shall not at any time permit the aggregate Letter of Credit Outstandings at any time to exceed the Letter of Credit Sublimit; and provided,  further, that any Letter of Credit issued for the benefit of any Foreign Subsidiary shall be issued naming the Lead Borrower as the account party on any such Letter of Credit but such Letter of Credit may contain a statement that it is being issued for the benefit of such Foreign Subsidiary;

(iii)       No Lender shall be obligated to make any Credit Extension that would result in such Lender’s Credit Exposure in respect of any Class of Revolving Loans at such time exceeding such Lender’s Commitment in respect of such Class of Revolving Loans;

(iv)        Except as provided in SECTION 2.05, the aggregate outstanding amount of the Credit Extensions shall not exceed the Loan Cap; and

(v)         Subject to all of the other provisions of this Agreement, Revolving Loans to the Borrowers that are repaid may be reborrowed prior to the Termination Date.

(b)         Each Borrowing of Loans by the Borrowers (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitment Percentages.  The failure of any Lender to make any Revolving Loan to the Borrowers shall neither relieve any other Lender of its obligation to fund its Revolving Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

SECTION 2.02        Increase in Total Commitments.

(a)         Request for Increase.  Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent, the Lead Borrower may from time to time, request the establishment of one or more increases in Commitments of any Class (“Incremental Revolving Credit Commitments”) by an aggregate amount not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof and (ii) the amount of the Total Commitments, as the same may be increased pursuant to this SECTION 2.02, shall not exceed $1,050,000,000.  Any such request shall specify the date (each, an “Increase Effective Date”) on which the Lead Borrower proposes that the Incremental Revolving Credit Commitments shall be effective, which Increase Effective Date may be delayed in the sole discretion of the Lead Borrower.

(b)         Elections to Increase; Additional Lenders.  The Lead Borrower may approach any Lender or any Eligible Assignee to provide all or a portion of the Incremental Revolving Credit Commitments; provided that (i) any Lender offered or approached to provide all or a portion of the Incremental Revolving Credit Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment, (ii) upon receipt of such offer (if any), each applicable Lender, in its sole discretion, shall notify the Administrative Agent within the time period specified by the Administrative Agent and the Lead Borrower whether or not it agrees to provide all or a portion of the offered Incremental Revolving Credit Commitments and any Lender not responding within such time period shall be deemed to have declined to provide any of the Incremental Revolving Credit Commitments and (iii)  the Lead Borrower shall have no obligation to approach any existing Lender to provide any Incremental Revolving Credit Commitment. If the existing Lenders approached by the Lead Borrower (if any) are unwilling to increase their applicable commitments by an amount equal to the requested Incremental Revolving Credit Commitments, the Administrative Agent, at the request of and in consultation with the Lead Borrower, will use its commercially reasonable efforts to arrange for other Eligible Assignees to become Lenders hereunder and to issue commitments to the extent necessary to satisfy the Lead Borrower’s request for Incremental Revolving Credit Commitments (each such Lender providing additional Commitments pursuant to this SECTION 2.02, an “Additional Commitment Lender”), provided,  however, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $5,000,000.

(c)         Effective Date.  On the Increase Effective Date, subject to the conditions set forth in clause (d) below, (i) the Total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Credit Commitments and (ii) this Agreement and Schedule 1.01(a) shall be deemed amended and modified, without further action, to reflect the Incremental Revolving Credit Commitments and Commitment Percentages of the Lenders (including the Additional Commitment Lenders).  Any such Incremental Revolving Credit Commitments and the related Incremental Loans shall be on the same terms and with the same maturity as the Class of Commitments and related Revolving Loans subject to increase by such Incremental Revolving Credit Commitments and Incremental Loans.

(d)         Conditions to Effectiveness of Incremental Revolving Credit Commitments.  As conditions precedent to the effectiveness of such Incremental Revolving Credit Commitments, (i) the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Revolving Credit Commitments, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Incremental Revolving Credit Commitments, (1) the representations and warranties contained in ARTICLE III and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, other than representations and warranties that relate solely to an earlier date, which are true and correct in all material respects as of such earlier date (provided that any representations and warranties which are qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct in all respects as of such respective dates), and except that for purposes of this SECTION 2.02, the representations and warranties contained in subsection (a) of SECTION 3.05 shall be deemed to refer to the most recent statements furnished pursuant to clause (a) or (b) of SECTION 5.01 (subject, in the case of financial statements furnished pursuant to clause (b) of SECTION 5.01, to year-end adjustments and the absence of footnotes), and (2) no Default or Event of Default exists or would arise therefrom; (ii) if such Incremental Revolving Credit Commitments shall not be provided solely by existing Lenders, the Borrowers, the Administrative Agent and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Lead Borrower and the Administrative Agent may agree; (v) if requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated as of the applicable Increase Effective Date; (vi) the Borrowers and any Additional Commitment Lenders shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested;  and (vii) no Default or Event of Default shall exist.  On any Increase Effective Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (x) each of the Lenders with an existing Commitment of the Class being increased by such Incremental Revolving Credit Commitments shall automatically and without further act be deemed to have assigned to each Lender with an Incremental Revolving Credit Commitment of such Class (each, an “Incremental Revolving Loan Lender”), and each of such Incremental Revolving Loan Lenders shall automatically and without further act be deemed to have purchased and assumed, (i) a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans, so that after giving effect to each such deemed assignment and assumption, the percentage of the aggregate outstanding participations hereunder in such Letters of Credit and Swingline Loans held by each Lender holding Revolving Loans (including each such Incremental Revolving Loan Lender) of such Class, as applicable, will equal the percentage of the aggregate Commitments of such Class of all Lenders, and (ii) at the principal amount thereof, such interests in the Revolving Loans of such Class outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and assumptions, the Revolving Loans of such Class will be held by existing Lenders under such Class and Incremental Revolving Loan Lenders under such Class ratably in accordance with their respective Commitments of such Class after giving effect to the addition of such Incremental Revolving Credit Commitments to such existing Commitments (the Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (x)) and (y) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Commitment and each Incremental Loan shall be deemed, for all purposes, a Revolving Loan.

(e)         Conflicting Provisions.  This Section shall supersede any provisions in SECTIONS 8.04 or 9.01 to the contrary.

SECTION 2.03        Reserves; Changes to Reserves.

(a)         The initial Inventory Reserves and Availability Reserves as of the Third Restatement Date are as set forth in the Borrowing Base Certificate delivered pursuant to SECTION 4.01(d).

(b)         The Administrative Agent may hereafter establish additional Reserves, or change any of the foregoing Reserves, in the exercise of its Permitted Discretion, provided that such Reserves shall not be established or changed except upon not less than six Business Days’ notice to the Borrowers (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrowers and the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent); provided,  further, that no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, rent and Customer Credit Liabilities).  The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Reserve.  Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Credit Card Receivables, Eligible Inventory, Eligible Letter of Credit, Eligible Retail Inventory, Eligible Wholesale Inventory or Eligible Trade Receivables, or reserves or criteria deducted in computing the Appraised Value of Eligible Inventory or Inventory supported by an Eligible Letter of Credit.

SECTION 2.04        Making of Revolving Loans.

(a)         Except as set forth in SECTION 2.09, SECTION 2.10 and SECTION 2.11, Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower on behalf of the Borrowers may request, subject to and in accordance with this SECTION 2.04.  All Swingline Loans shall be only Prime Rate Loans. All Revolving Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Loans of the same Type.  Each Lender may fulfill its Commitment with respect to any Revolving Loan by causing any lending office of such Lender to make such Revolving Loan; provided,  however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Loan in accordance with the terms of the applicable Revolving Credit Note.  Each Lender shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrowers.  Subject to the other provisions of this SECTION 2.04 and the provisions of SECTION 2.10 and SECTION 2.11, Borrowings of Revolving Loans of more than one Type may be incurred at the same time, but in any event no more than ten Borrowings of LIBO Loans may be outstanding at any time.  On the requested date of any LIBO Loan, (i) in the event that Prime Rate Loans are outstanding in an amount equal to or greater than the requested LIBO Loan, all or a portion of such Prime Rate Loans shall be automatically converted to a LIBO Loan in the amount requested by the Lead Borrower, and (ii) if Prime Rate Loans are not outstanding in an amount at least equal to the requested LIBO Loan, the Lead Borrower shall make an electronic request via the Portal for additional Prime Rate Loans in an amount, when taken with the outstanding Prime Rate Loans (which shall be converted automatically at such time), as is necessary to satisfy the requested LIBO Loan.  If the Lead Borrower fails to make such additional request via the Portal as required pursuant to clause (ii) of the preceding sentence, then the Borrowers shall be responsible for Breakage Costs arising on account of such failure.

(b)         Each request for a Borrowing consisting of a Prime Rate Loan (a “Prime Rate Loan Request”) shall be made by electronic request of the Lead Borrower through the Administrative Agent’s Commercial Electronic Office Portal or through such other electronic portal provided by Administrative Agent (the “Portal”).   Any such Prime Rate Loan Request, to be effective, must be received by the Administrative Agent not later than 3:30 p.m. on the Business Day on which such Borrowing is to be made.  Such Prime Rate Loan Request shall contain disbursement instructions and shall specify: (i) the amount of the proposed Borrowing and (ii) the date of the proposed Borrowing (which shall be a Business Day).  The Borrowers hereby acknowledge and agree that any Prime Rate Loan Request made through the Portal shall be deemed made by a Responsible Officer of the Borrowers.  Each request for a Borrowing consisting of a LIBO Loan shall be made pursuant to the Lead Borrower’s submission of a LIBO Loan Notice (which may be delivered through the Portal), which must be received by the Administrative Agent not later than 1:00 p.m. two Business Days prior to the requested date of any Borrowing or continuation of LIBO Loans.  Each LIBO Loan Notice shall specify (i) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (ii) the principal amount of LIBO Loans to be borrowed or continued which shall be in an integral multiple of $1,000,000 or such other amount as requested by the Lead Borrower from time to time and agreed to by Administrative Agent in its sole discretion and (iii) the duration of the Interest Period with respect thereto.  If the Lead Borrower fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  All Borrowing requests which are not made online via the Portal shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) the Administrative Agent’s authentication process (with results reasonably satisfactory to the Administrative Agent) prior to the funding of any such requested Loan.

(c)         The Administrative Agent shall disburse such funds in the manner specified in the Prime Rate Loan Request or LIBO Loan Notice, as applicable, delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 5:00 p.m.  The Administrative Agent shall promptly notify each applicable Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the Settlement Date, each Lender shall make its share of the Borrowing, together with any other outstanding Loans to the extent required by SECTION 2.22, available by federal funds wire transfer to the account designated by the Administrative Agent or at the office of the Administrative Agent at One Boston Place, 18th Floor, Boston, Massachusetts 02108 (or such other place as the Administrative Agent may request), as provided in SECTION 2.22 hereof.

(d)         To the extent not paid by the Borrowers when due (after taking into consideration any applicable grace period), the Administrative Agent, without the request of the Lead Borrower, may advance any interest or fee payable pursuant to SECTION 2.19 or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under SECTION 2.17(a).  Any amount which is added to the principal balance of the Loan Account as provided in this SECTION 2.04(~~c~~d) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans determined by reference to the Prime Rate.

SECTION 2.05        Overadvances.

(a)         None of the Administrative Agent, the Collateral Agent and the Lenders shall have any obligation to make any Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

(b)         The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrowers without the consent of the Lenders and each Lender shall be bound thereby.  Any Permitted Overadvances may constitute Swingline Loans. The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Loan and an Obligation.  The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding, nor shall the making of any such Permitted Overadvance modify or abrogate the Borrowers’ obligations under SECTION 2.17(a) hereof.

(c)         The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of (i) SECTION 2.13(e) regarding the Lenders’ obligations with respect to Letters of Credit or (ii) SECTION 2.06 and SECTION 2.22 regarding the Lenders’ obligations with respect to participations in Swingline Loans and settlements thereof.

SECTION 2.06        Swingline Loans.

(a)         The Swingline Lender is authorized by the Lenders to, and shall make, Swingline Loans at any time (subject to SECTION 2.06(c)) to the Borrowers up to the amount of the sum of (i) the Swingline Loan Ceiling, upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 3:00 p.m. on the Business Day on which such Swingline Loan is requested), plus (ii) any Permitted Overadvances.

(b)         Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Lenders under SECTION 2.22 below.

(c)         The Lead Borrower’s request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied (unless such conditions have been waived).  If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “Noncompliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.01. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one Business Day after the Noncompliance Notice is furnished to the Lenders.  Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this SECTION 2.06(c) if the Credit Extensions and/or the aggregate outstanding amount of the Credit Extensions and Swingline Loans would exceed the limitations set forth in SECTION 2.01.

SECTION 2.07        Notes.

(a)         Upon the request of any Lender, the Revolving Loans made by such Lender shall be evidenced by a Revolving Credit Note, duly executed on behalf of the Borrowers~~, dated the Third Restatement Date~~ and payable to such Lender in an aggregate principal amount equal to such Lender’s Commitment.

(b)         Upon the request of the Swingline Lender, the Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers~~, dated the Third Restatement Date,~~ and payable to the Swingline Lender~~,~~ in an aggregate principal amount equal to the Swingline Loan Ceiling.

(c)         Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Revolving Credit Loan and the other information provided for on such schedule; provided,  however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of any Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(d)         Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor at such Lender’s expense.

SECTION 2.08        Interest on Loans.

(a)         Subject to SECTION 2.12, each Prime Rate Loan made by a Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for Prime Rate Loans.

(b)         Subject to SECTION 2.09 through SECTION 2.12, each LIBO Loan made by a Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the ~~Adjusted~~ LIBO Rate for such Interest Period, plus the Applicable Margin for LIBO Loans.

(c)         Accrued interest on any Class of Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at the Maturity Date with respect to such Class of Loans and thereafter on demand.

SECTION 2.09        Conversion and Continuation of Revolving Loans.

(a)         The Lead Borrower shall have the right at any time, on two Business Days’ prior notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m. on the third Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBO Loans, (ii) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period or (iii) to convert any outstanding Borrowings of LIBO Loans to a Borrowing of Prime Rate Loans, subject in each case to the following:

(i)          No Borrowing of Revolving Loans may be converted into, or continued as, LIBO Loans at any time when any Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Borrowers to incur Breakage Costs upon the occurrence and during the continuance of an Event of Default unless the Obligations are accelerated);

(ii)         If less than a full Borrowing of Revolving Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Commitment Percentages of the applicable Class or Classes in accordance with the respective principal amounts of the Revolving Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

(iii)       The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBO Loans shall be in a minimum amount of $1,000,000 and in integral multiples thereof (or such other amount as requested by the Lead Borrower from time to time and agreed to by Administrative Agent in its sole discretion);

(iv)        Each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Revolving Loan being so converted;

(v)         The Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(vi)        A Borrowing of LIBO Loans may not be converted prior to the last day of an Interest Period applicable thereto, unless the applicable Borrower pays all Breakage Costs incurred in connection with such conversion; and

(vii)       Each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

(b)         If the Lead Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided in SECTION 2.09(a) above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of LIBO Loans with an Interest Period of one month, at the expiration of the then-current Interest Period, provided that if an Event of Default then exists and is continuing, such Borrowing shall be converted to, or continued as, a Prime Rate Loan. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Loan made by such Lender.

(c)         Anything to the contrary contained herein notwithstanding, neither the Administrative Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBO Rate.

SECTION 2.10        Alternate ~~Rate~~Rates of Interest for Revolving Loans.

(a)         If prior to the commencement of any Interest Period for a LIBO Borrowing, the Administrative Agent:

~~(a)~~ (i) reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the ~~Adjusted~~ LIBO Rate (in accordance with the terms of the definition thereof) for such Interest Period; or

~~(b)~~ (ii) is advised by the Required Lenders that the ~~Adjusted~~ LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Revolving Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent shall deliver promptly upon obtaining knowledge of the same), (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans unless withdrawn by the Lead Borrower

(b)         Effect of Benchmark Transition Event.

(i)          Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent, in consultation with the Lead Borrower, may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Lead Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Required Lenders.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that the Required Lenders have delivered to the Administrative Agent written notice that the Required Lenders accept such amendment.  No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this SECTION 2.10(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)         Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent and the Lead Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)       Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this SECTION 2.10(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this SECTION 2.10(b).

(iv)        Benchmark Unavailability Period.  Upon the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Lead Borrower may revoke any request for a Borrowing of, conversion to or continuation of LIBO Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Lead Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Prime Rate Loans.  During any Benchmark Unavailability Period, the component of the Prime Rate based upon the LIBO Rate will not be used in any determination of the Prime Rate.

(v)         Certain Defined Terms.  As used in this SECTION 2.10(b):

“Benchmark Replacement” means  the  sum  of:  (a)  the  alternate  benchmark  rate  that  has  been  selected  by the Administrative Agent  and  the  Lead Borrower giving  due consideration  to (i)  any  selection  or  recommendation  of  a  replacement  rate  or  the  mechanism  for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention  for  determining  a  rate  of  interest  as  a  replacement  to  the LIBO Rate for  U.S.  dollar-denominated syndicated  credit  facilities  and  (b) the  Benchmark  Replacement  Adjustment; provided that,  if  the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted  Benchmark  Replacement  for  each  applicable  Interest  Period,  the  spread  adjustment,  or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by  the  Relevant  Governmental  Body or  (ii)  any  evolving  or  then-prevailing  market  convention  for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement  of  the LIBO Rate with  the  applicable  Unadjusted Benchmark  Replacement  for  U.S.  dollar-denominated syndicated credit facilities at such time.

“Benchmark  Replacement  Conforming  Changes” means,  with  respect  to  any  Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of  “Prime Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent and the Lead Borrower decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent and the Lead Borrower decide that adoption of any portion of such market practice is not administratively feasible or  if  the Administrative Agent and the Lead Borrower determine  that  no  market  practice  for  the  administration  of  the Benchmark  Replacement  exists,  in  such  other  manner  of  administration  as the Administrative Agent and the Lead Borrower decide is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1)         in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date  on  which  the  administrator  of  the LIBO Rate  permanently  or  indefinitely  ceases  to  provide the LIBO Rate; or

(2)         in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1)         a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2)         a  public  statement  or  publication  of  information  by  the  regulatory  supervisor  for  the administrator  of  the LIBO Rate,  the  U.S.  Federal  Reserve  System,  an  insolvency  official  with jurisdiction over the administrator for the

LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will  cease  to  provide  the LIBO Rate permanently  or  indefinitely, provided that,  at  the  time  of such statement  or  publication,  there  is  no  successor  administrator  that  will  continue  to  provide the LIBO Rate; or

(3)         a  public  statement  or  publication  of  information  by  the  regulatory  supervisor  for  the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Lead Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means,  if  a  Benchmark  Transition  Event  and  its  related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has  not  been  replaced  with  a Benchmark Replacement,  the  period  (x)  beginning  at  the  time  that  such Benchmark  Replacement  Date  has  occurred  if,  at  such  time,  no Benchmark  Replacement has  replaced the LIBO Rate for all purposes hereunder in accordance with this SECTION 2.10(b) and  (y)  ending  at  the  time  that  a Benchmark  Replacement has  replaced  the LIBO Rate for  all  purposes hereunder pursuant to this SECTION 2.10(b).

“Early Opt-in Election” means the occurrence of:

(1)         (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to  the Administrative Agent  (with  a  copy  to  the  Lead Borrower)  that  the  Required  Lenders  have determined  that  U.S.  dollar-denominated  syndicated  credit  facilities  being  executed  at  such time,  or  that  include  language  similar  to  that  contained  in  this SECTION 2.10(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2)         (i)  the  election  by the Administrative Agent  or (ii) the election by the  Required  Lenders  to declare  that  an  Early  Opt-in  Election  has  occurred  and  the  provision,  as applicable,  by the Administrative Agent of written notice of such election to the Lead Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant  Governmental  Body” means  the  Federal  Reserve  Board  and/or  the  Federal  Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

SECTION 2.11        Change in Legality.

(a)         Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any Change in Law occurring after the ~~Third Restatement~~First Amendment Effective Date shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan, then by written notice to the Lead Borrower, such Lender may (x) declare that LIBO Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Lead Borrower for a LIBO Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBO Loans made by such Lender be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in SECTION 2.09(b).  In the event any Lender shall exercise its rights hereunder, all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender, shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.

(b)         For purposes of this SECTION 2.11, a notice to the Lead Borrower pursuant to SECTION 2.11(a) above shall be effective, if lawful, and if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

(c)         The provisions of this SECTION 2.11 shall survive the repayment or assignment of the Obligations and the termination of the Commitments.

SECTION 2.12        Default Interest.

Effective upon written notice from the Administrative Agent (which notice shall be given only at the direction of the Required Lenders after the occurrence of any Specified Default) and at all times thereafter while such Specified Default is continuing, if all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise but after giving effect to any grace period set forth herein), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”), (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00%, or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by Applicable Law, the rate described in Section 2.08(a) plus 2.00% from the date of such non‑payment to the date on which such amount is paid in full (after as well as before judgment).

SECTION 2.13        Letters of Credit.

(a)         Subject to the terms and conditions of this Agreement, upon the request of the Lead Borrower made in accordance herewith, and prior to the Maturity Date, the Issuing Bank agrees to issue a requested Letter of Credit for the account of the Loan Parties or any Restricted Subsidiaries.  By submitting a request to the Issuing Bank for the issuance of a Letter of Credit, the Borrowers shall be deemed to have requested that the Issuing Bank issue the requested Letter of Credit.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and ~~shall be~~ made in writing pursuant to a Letter of Credit Application by a Responsible Officer ~~and~~, (ii) delivered to the Issuing Bank and the Administrative Agent via telefacsimile or other electronic method of transmission reasonably acceptable to the Issuing Bank not later than 11:00 a.m. at least two Business Days (or such other date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the requested date of issuance, amendment, renewal, or extension, and (iii) subject to the Issuing Bank’s authentication procedures with results reasonably satisfactory to the Issuing Bank.  Each such request shall be in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Administrative Agent or the Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that the Issuing Bank generally requests for letters of credit in similar circumstances.  ~~The Administrative Agent’s records of the content of any such request will be conclusive.~~

(b)         The Issuing Bank shall have no obligation to issue a Letter of Credit if, after giving effect to the requested issuance, (i) the aggregate amount of all Credit Extensions would exceed the Loan Cap, (ii) the aggregate amount of the Revolving Loans of any Lender, plus such Lender’s Commitment Percentage of the amount of all Letter of Credit Outstandings, plus such Lender’s Commitment Percentage of the amount of all Swingline Loans would exceed such Lender’s Commitment, or (iii) the amount of the Letter of Credit Outstandings would exceed the Letter of Credit Sublimit.

(c)         In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s participation interest with respect to such Letter of Credit may not be fully reallocated pursuant to SECTION 8.16(b) ~~and~~, or (ii) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate the Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include the Borrowers cash collateralizing such Defaulting Lender’s participation interest with respect to such Letter of Credit in accordance with SECTION 8.16(b).  Additionally, the Issuing Bank shall have no obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally~~, or (C) if the expiry date~~

~~of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Administrative Agent may agree) or all the Lenders have approved such expiry date~~.

(d)         Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify the Administrative Agent in writing no later than the Business Day ~~immediately following~~prior to the Business Day on which such Issuing Bank ~~issued~~issues any Letter of Credit~~;  provided that (i) until the Administrative Agent advises any such Issuing Bank that the provisions of SECTION 4.02 are not satisfied, or (ii) unless the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and such Issuing Bank, such Issuing Bank shall be required to so notify~~.  In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to the Administrative Agent ~~in writing only once each week of the Letters~~a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Bank during the ~~immediately preceding week as well as the daily amounts outstanding for the~~ prior calendar week~~, such notice to be furnished on such day of the week as the Administrative Agent and such Issuing Bank may agree~~.  The Borrowers and the Credit Parties hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Third Restatement Date with the same effect as if such Existing Letters of Credit were issued by Issuing Bank at the request of the Borrowers on the Third Restatement Date.  Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars; provided that if the Issuing Bank, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in Dollars based on the Spot Rate.  If the Issuing Bank makes a payment under a Letter of Credit, the Borrowers shall pay to the Administrative Agent an amount equal to the applicable Letter of Credit Disbursement ~~no later than~~on the ~~date that is one Business Day after the date on which the Lead Borrower receives written notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 3:00 p.m. on the Reimbursement Date, from the Reimbursement Date to the date the Issuing Bank is reimbursed therefor at a rate per annum that shall at all times be the Applicable Margin for Prime Rate Loans plus the Prime Rate as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Lead Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 3:00 p.m. on the Reimbursement Date that the Lead Borrower intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds Revolving Loans~~Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Prime Rate Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in SECTION 4.02 hereof). If a Letter of Credit Disbursement is deemed to be a Prime Rate Loan hereunder, the Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to the Issuing Bank shall be automatically converted into an obligation to pay the resulting Prime Rate Loan.  For the avoidance of doubt, the funding of a Prime Rate Loan pursuant to this SECTION 2.13(d) shall be deemed not to constitute a Default or Event of Default; provided that no Overadvance arises as a result thereof.  Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to SECTION 2.13(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.

(e)         Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to SECTION 2.13(d), each Lender agrees to fund its Commitment Percentage of any Prime Rate Loan deemed made pursuant to SECTION 2.13(d) on the same terms and conditions as if the Borrowers had requested the amount thereof as a Prime Rate Loan and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by the Issuing Bank, in an amount equal to its Commitment Percentage of such Letter of Credit, and each such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Commitment Percentage of any Letter of Credit Disbursement made by the Issuing Bank under the applicable Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Commitment Percentage of each Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by Borrowers on the date due as provided in SECTION 2.13(d), or of any reimbursement payment that is required to be refunded (or that the Administrative Agent or the Issuing Bank elects, based upon the advice of counsel, to refund) to the Borrowers for any reason.  Each Lender acknowledges and agrees that its obligation to deliver to the Administrative Agent, for the account of the Issuing Bank, an amount equal to its respective Commitment Percentage of each Letter of Credit Disbursement pursuant to this SECTION 2.13(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or Event of Default or the failure to satisfy any condition set forth in SECTION 4.02 hereof.  If any such Lender fails to make available to the Administrative Agent the amount of such Lender’s Commitment Percentage of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and the Administrative Agent (for the account of the Issuing Bank) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)         Each Borrower agrees to indemnify, defend and hold harmless each Credit Party (including the Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including the Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by SECTION 2.23) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i)          any Letter of Credit or any pre-advice of its issuance;

(ii)         any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(iii)       any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(iv)        any independent undertakings issued by the beneficiary of any Letter of Credit;

(v)         any unauthorized instruction or request made to the Issuing Bank in connection with any Letter of Credit or requested Letter of Credit, or any error ~~in computer or~~, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;

(vi)        an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii)       any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

(viii)     the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;

(ix)        any prohibition on payment or delay in payment of any amount payable by the Issuing Bank to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

(x)         the Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; ~~or~~

(~~x~~xi)      any foreign language translation provided to the Issuing Bank in connection with any Letter of Credit;

(xii)       any foreign law or usage as it relates to the Issuing Bank’s issuance of a Letter of Credit in support of a foreign guaranty including the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by the Issuing Bank in connection therewith; or

(xiii)     the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided,  however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (~~x~~xiii) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity.  The Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity for all amounts owing under this SECTION 2.13(f) within 10 Business Days after written demand therefor; provided,  however, that such Letter of Credit Related Person shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Letter of Credit Related Person was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this SECTION 2.13(f).  If and to the extent that the obligations of the Borrowers under this SECTION 2.13(f) are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable Law.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)         The liability of the Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrowers that are caused directly by the Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit.  The Issuing Bank shall be deemed to have acted with due diligence and reasonable care if the Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.  The Borrowers’ aggregate remedies against the Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrowers to the Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under SECTION 2.13(d), plus interest at the rate then applicable to Prime Rate Loans hereunder.  The Borrowers shall take action to avoid and mitigate the amount of any damages claimed against the Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by the Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by the Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the Issuing Bank to effect a cure.

(h)         The Borrowers ~~shall be~~are responsible for ~~preparing or approving~~ the final text of the Letter of Credit as issued by the Issuing Bank, irrespective of any assistance the Issuing Bank may provide such as drafting or recommending text or by the Issuing Bank’s use or refusal to use text submitted by the Borrowers. The Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by the Issuing Bank, and the Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. The Borrowers are solely responsible for the suitability of the Letter of Credit for the Borrowers’ purposes.  If the Borrowers request the Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against the Issuing Bank; (ii) the Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among the Issuing Bank and the Borrowers.  The Borrowers will examine the copy of the Letter of Credit and any other documents sent by the Issuing Bank in connection therewith and shall promptly notify the Issuing Bank (not later than three (3) Business Days following the Borrowers’ receipt of documents from the Issuing Bank) of any non-compliance with the Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity.  The Borrowers understand and agree that the Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, the Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if the Borrowers do not at any time want the then current expiration date of such Letter of Credit to be ~~renewed~~extended, the Borrowers will so notify the Administrative Agent and the Issuing Bank at least ~~15~~30 calendar days before the Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such ~~nonrenewal~~non-extension pursuant to the terms of such Letter of Credit.

(i)          The Borrowers’ reimbursement and payment obligations under this SECTION 2.13 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i)          any lack of validity, enforceability or legal effect of any Letter of Credit ~~or~~, any Issuer Document, this Agreement or any other Loan Document, or any term or provision therein or herein;

(ii)         payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii)       the Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

(iv)        the Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v)         the existence of any claim, set-off, defense or other right that Holdco or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, the Issuing Bank or any other Person;

(vi)        the Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at the Issuing Bank’s counters or are different from the electronic presentation;

(vii)       any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this SECTION 2.13(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any Subsidiary Facility Guarantor’s reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against the Issuing Bank, the beneficiary or any other Person; or

(~~vii~~viii) the fact that any Default or Event of Default shall have occurred and be continuing.

(j)          Without limiting any other provision of this Agreement, the Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrowers for, and the Issuing Bank’s rights and remedies against the Borrowers and the obligation of the Borrowers to reimburse the Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i)          honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)         honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)       acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv)        the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v)         acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that the Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)        any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to the Borrowers;

(vii)       any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii)     assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)        payment to any ~~paying or negotiating~~presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)         acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where the Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi)        honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the Issuing Bank if subsequently the Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii)       dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii)     honor of a presentation that is subsequently determined by the Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)         Upon the request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, there are any Letter of Credit Outstandings, the Borrowers shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Outstandings.  For purposes of this

SECTION 2.13, SECTION 2.16, SECTION 2.17, SECTION 7.02(c) and SECTION 7.04(i), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, as collateral for the Letter of Credit Outstandings, cash or deposit account balances in an amount equal to 103% of the outstanding amount of all Letter of Credit Outstandings (other than Letter of Credit Outstandings with respect to Letters of Credit denominated in a currency other than Dollars, which Letter of Credit Outstandings shall be Cash Collateralized in an amount equal to 115% of the outstanding amount of such Letter of Credit Outstandings), pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank.  The Borrowers hereby grant to the Administrative Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate outstanding amount of all Letter of Credit Outstandings, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate outstanding amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable laws, to reimburse the Issuing Bank and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(l)          Each Standby Letter of Credit shall expire not later than the date that is twelve (12) months after the date of the issuance of such Letter of Credit; provided, that any Standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration, subject to the last sentence of SECTION 2.13(h) above; provided further, that with respect to any Letter of Credit which extends beyond the Letter of Credit Expiration Date, either such Letter of Credit shall be Cash Collateralized in accordance with the terms hereof on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Administrative Agent may agree) or all the Lenders shall have approved such expiry date.  Each Commercial Letter of Credit shall expire on the earlier of (i) 180 days after the date of the issuance of such Commercial Letter of Credit and (ii) five (5) Business Days prior to the Latest Maturity Date.

(m)        [Reserved.]

(n)         Unless otherwise expressly agreed by the Issuing Bank and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP and the UCP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.

(~~m~~o)      The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE 8 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in ARTICLE 8 included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.

(~~n~~p)       In the event of a direct conflict between the provisions of this Agreement and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Agreement shall control and govern.  The provisions of this SECTION 2.13 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.

(q)         At the Borrowers’ costs and expense, the Borrowers shall execute and deliver to the Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by the Issuing Bank to enable the Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce the Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document.  Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes the Issuing Bank, without notice to the Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents.  The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business.  This appointment is coupled with an interest.

SECTION 2.14        Increased Costs.

(a)         If ~~any Change in Law shall:~~ by reason of any (x) Change in Law, or (y) compliance by Issuing Bank or any other Credit Party with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D:

(i)          ~~impose, modify or deem applicable~~ any reserve, special deposit, compulsory loan, insurance charge or similar requirement ~~against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank~~is or shall be imposed, modified or deemed applicable in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby;

(ii)         ~~subject~~ any Lender or any Issuing Bank shall be subjected to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Loan made by it, or ~~change~~ the basis of taxation of payments to such Lender or such Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 2.23 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Issuing Bank) shall be changed; or

(iii)       ~~impose~~there shall be imposed on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting ~~LIBO~~ Loans made by such Lender, any obligation to make Loans, or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender of making, converting into, continuing or maintaining any LIBO Loan (or of maintaining its obligation to make any such Revolving Loan) or to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount in any material respect of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)         If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital or liquidity of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)         A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d)         Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this SECTION 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided,  further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)         The provisions of this SECTION 2.14 shall survive the repayment or assignment of the Obligations and the termination of the Commitments.

(f)         It is understood that this SECTION 2.14 shall not apply to (i) Taxes indemnifiable under SECTION 2.23 or (ii) Excluded Taxes.

SECTION 2.15        Termination or Reduction of Commitments.

(a)         Termination or Reduction of Commitments.  Upon at least two Business Days’ prior written notice to the Administrative Agent (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), the Lead Borrower shall have the right, without premium or penalty, on any day, to permanently terminate or reduce the Commitments of any Class in whole or in part; provided that (i) any such reduction shall apply proportionately and permanently to reduce the Commitment of each of the Lenders of any applicable Class, except that notwithstanding the foregoing, in connection with the establishment on any date of any Extended Commitments pursuant to SECTION 2.27, the Commitments of any one or more Lenders providing any such Extended Commitments on such date shall be reduced in an amount equal to the amount of Commitments of such Lender so extended on such date (provided that, after giving effect to any such reduction and to the repayment of any Revolving Loans made on such date, the Credit Exposure of any such Lender does not exceed such Lender’s Commitment), (ii) any partial reduction pursuant to this Section 2.15(a) shall be in an amount of at least $1,000,000, and (iii) after giving effect to such termination or reduction and to any prepayments of the Revolving Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Credit Exposures shall not exceed the Total Commitments and the aggregate amount of the Lenders’ Credit Exposures in respect of any Class shall not exceed the aggregate Commitment of such Class.  The Borrowers shall pay to the Administrative Agent for application as provided herein, (1) at the effective time of any such termination (but not any partial reduction), all earned and unpaid fees under the Fee Letter and all Unused Fees accrued (but unpaid) on the Commitments so terminated, and (2) at the effective time of any such reduction or termination, all Breakage Costs incurred in connection therewith and any amount by which the Credit Extensions to the Borrowers outstanding on such date exceed the amount to which the Commitments are to be reduced effective on such date.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, or extend the date for termination or reduction specified in, any notice delivered under this SECTION 2.15(a) if such termination or reduction would have occurred in connection with a refinancing of all or any portion of the Commitments or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.

(b)         Termination Date   Upon the Termination Date, the Revolving Credit Commitments of the Lenders shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Revolving Credit Loans made under the Revolving Credit Commitments and all other outstanding Obligations then owing by them to the Lenders (including, without limitation, all Breakage Costs incurred in connection therewith).

SECTION 2.16        Optional Prepayment of Loans; Reimbursement of Lenders.

(a)         The Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (but subject to payment of Breakage Costs as provided herein) (without a reduction in the Total Commitments) outstanding Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 1:00 p.m., and (y) with respect to Prime Rate Loans, on the same Business Day as such notice is furnished to the Administrative Agent, prior to 1:00 p.m., subject in each case to the following limitations:

(i)          Subject to SECTION 2.17, all prepayments of any Class or Classes of Loans shall be paid to the Administrative Agent for application (except as otherwise directed by the applicable Borrower), first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Loans (other than Swingline Loans) ratably in accordance with each Lender’s Commitment Percentage with respect to such Class, and third, if a Specified Default then exists, to the Cash Collateralizing of all Letter of Credit Outstandings;

(ii)         Subject to the foregoing, outstanding Prime Rate Loans of the Borrowers shall be prepaid before outstanding LIBO Loans of the Borrowers are prepaid (except as otherwise directed by the Lead Borrower). Each partial prepayment of LIBO Loans shall be in a minimum amount of $1,000,000 and in integral multiples thereof.  No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.16 prior to the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within five Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail.  No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 (unless all such outstanding LIBO Loans are being prepaid in full);

(iii)       Each notice of prepayment shall specify the prepayment date, the principal amount, Class(es) and Type of the Loans to be prepaid and, in the case of LIBO Loans, the

Borrowing or Borrowings pursuant to which such Loans were made.  Each notice of prepayment shall be revocable, provided that, within five Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail, the Borrowers shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment.  The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each applicable Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment; and

(iv)        Each prepayment in respect of any Loans pursuant to this SECTION 2.16(a) shall be applied pro rata to the Class or Classes of Loans as are outstanding at the time of such prepayment except where such prepayment is in connection with the termination of any Class of Commitments pursuant to SECTION 2.15, in which case such prepayment may be directed to the Class of Commitments being terminated at such time.

(b)         The Borrowers shall reimburse each Lender as set forth below for any loss incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence and during the continuance of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such Revolving Loan is prepaid prior to the last day of the Interest Period for such Revolving Loan (including, without limitation, on account of any replacement of a Lender pursuant to SECTION 2.24 or otherwise in accordance with the terms of this Agreement), or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under SECTION 2.04 in respect of LIBO Loans, such Revolving Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION 2.09, SECTION 2.10 or SECTION 2.11, or (iii) in the event that after a Borrower delivers a notice of commitment reduction under SECTION 2.15 or a notice of prepayment under SECTION 2.16 in respect of LIBO Loans, such commitment reduction or such prepayment is not made on the day specified in such notice of reduction or prepayment.  Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid, not prepaid or not borrowed at a rate of interest equal to the ~~Adjusted~~ LIBO Rate for such Revolving Loan (but specifically excluding any Applicable Margin), for the period from the date of such payment or failure to borrow or failure to prepay to the last day, (x) in the case of a payment or refinancing of a LIBO Loan with Prime Rate Loans prior to the last day of the Interest Period for such Revolving Loan or the failure to prepay a LIBO Loan, of the then current Interest Period for such Revolving Loan, or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market.  Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within 10 Business Days after the receipt of such notice.

(c)         Whenever any partial prepayment of Revolving Loans is to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Lead Borrower may otherwise designate in writing.

SECTION 2.17        Mandatory Prepayment; Commitment Termination; Cash Collateral.

The outstanding Obligations shall be subject to prepayment as follows:

(a)         Except with respect to Permitted Overadvances, if at any time the amount of the Credit Extensions by the Lenders causes Availability to be less than zero, the Borrowers will, immediately upon notice from the Administrative Agent: (i) prepay the Loans (including Swingline Loans) in an amount necessary to eliminate such deficiency; and (ii) if, after giving effect to the prepayment in full of all outstanding Loans, such deficiency has not been eliminated, Cash Collateralize all Letter of Credit Outstandings in an amount at least equal to such deficiency.

(b)         The Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION 2.18, to the extent then applicable.

(c)         [Reserved].

(d)         Except during the continuance of a Cash Dominion Event, any Net Proceeds, Cash Receipts and other payments received by the Administrative Agent shall be applied as the Lead Borrower shall direct the Administrative Agent in writing.

(e)         Subject to the foregoing, except as otherwise directed by the Lead Borrower (whose direction may be given only if a Cash Dominion Event has not occurred that is continuing), outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid.  No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.17 prior to the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within five Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail.  In order to avoid such Breakage Costs, as long as no Specified Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Administrative Agent’s or the Collateral Agent’s rights upon the occurrence and during the continuance of any other Event of Default).  No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000.  A prepayment of the Loans pursuant to SECTION 2.16 or SECTION 2.17 shall not permanently reduce the Total Commitments.

(f)         The Borrowers shall repay the Obligations as required pursuant to SECTION 2.15(b).

SECTION 2.18        Cash Management.

(a)         Within 30 days of the occurrence of a Specified Default that is continuing, or immediately upon the occurrence of any other Cash Dominion Event, the Borrowers, upon the request of the Administrative Agent, shall deliver to the Administrative Agent a schedule of all DDAs that, to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties, which schedule includes, with respect to each depository (i) the name and address of such depository, (ii) the account number(s) maintained with such depository and (iii) a contact person at such depository.

(b)         Annexed hereto as Schedule 2.18(b) is a list describing, as of the ~~Third Restatement~~First Amendment Effective Date, all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card and debit card charges for sales by such Loan Party.

(c)         To the extent not previously delivered, each Loan Party shall:

(i)          on or prior to the 30th day after the ~~Third Restatement~~First Amendment Effective Date or such later date as the Administrative Agent shall agree in writing, deliver to the Collateral Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit F which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card and debit card clearinghouses and processors listed on Schedule 2.18(b); and

(ii)         on or prior to the 90th day after the ~~Third Restatement~~First Amendment Effective Date or such later date as the Administrative Agent shall agree in writing, enter into a blocked account agreement (each, a “Blocked Account Agreement”), reasonably satisfactory to the Administrative Agent, with any Blocked Account Bank, including, without limitation, with respect to the DDAs in which material amounts (as reasonably determined by the Administrative Agent in its Permitted Discretion) of funds of any of the Loan Parties from one or more DDAs are concentrated (excluding, for the avoidance of doubt, (x) the Designated Account, (y) payroll, trust and tax withholding accounts funded in the ordinary course of business and required by Applicable Law, and (z) unless an Event of Default is then continuing, any petty cash accounts funded in the ordinary course of business, the deposits in which do not aggregate more than $25,000,000 or exceed $5,000,000 with respect to any one account (or in each case, such greater amounts to which the Administrative Agent may agree)) (including those DDAs existing on the ~~Third Restatement~~First Amendment Effective Date and listed on Schedule 2.18(c) attached hereto, collectively, the “Material DDAs” and, to the extent, subject to a Blocked Account Agreement, collectively, the “Blocked Accounts”).

(d)         Each Credit Card Notification and Blocked Account Agreement entered into by a Loan Party shall require (after delivery of notice to the Blocked Account Bank from the Collateral Agent (which notice may (or shall at the direction of the Required Lenders) only be given by the Collateral Agent during the continuance of a Cash Dominion Event)) the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) (other than Uncontrolled Cash which may be deposited into a segregated DDA which the Lead Borrower designates in writing to the Administrative Agent as being the “Uncontrolled Cash Account” (the “Designated Account”)) to the collection account maintained by the Administrative Agent at Wells Fargo (the “Collection Account”), from:

(i)          the sale of Inventory and other Collateral (whether or not constituting a Prepayment Event, but excluding, until the Term Loan Facility is repaid in full, any Term Priority Collateral);

(ii)         all proceeds of collections of Accounts (whether or not constituting a Prepayment Event);

(iii)       all Net Proceeds on account of any Prepayment Event (other than, until the Term Loan Facility is repaid in full, a Prepayment Event arising in connection with the Term Priority Collateral);

(iv)        each Blocked Account (including all cash deposited therein from each DDA, net of any minimum balance not to exceed $5,000 per account (or such greater amount as the Administrative Agent may agree in its Permitted Discretion) as may be required to be kept in such DDA by the institution at which such DDA is maintained to the extent set forth in the applicable Blocked Account Agreement); and

(v)         the cash proceeds of all credit card and debit card charges.

If, at any time during the continuance of a Cash Dominion Event, any cash or Cash Equivalents owned by any Loan Party (other than (i) amounts on deposit in the Designated Account, which funds, shall not be funded from, or when withdrawn from the Designated Account, shall not be replenished by, funds constituting proceeds of Collateral so long as such Cash Dominion Event continues, (ii) petty cash accounts funded in the ordinary course of business, the deposits in which shall not aggregate more than $25,000,000 or exceed $5,000,000 with respect to any one account (or in each case, such greater amounts to which the Administrative Agent  may agree) and (iii) payroll, trust and tax withholding accounts funded in the ordinary course of business and required by Applicable Law) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account (or a DDA which is swept daily to a Blocked Account), then (a) the Borrowers shall cause all funds in such accounts or so held or so invested to be transferred with such frequency as may be reasonably required by the Administrative Agent to a Blocked Account (or a DDA which is swept daily to a Blocked Account) or (b) the Collateral Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account.  In addition to the foregoing, during the continuance of a Cash Dominion Event, the Loan Parties shall provide the Collateral Agent with an accounting of the contents of the Blocked Accounts, which shall identify, to the reasonable satisfaction of the Collateral Agent, the proceeds from the Term Priority Collateral which were deposited into a Blocked Account and swept to the Collection Account.  Upon the receipt of (x) the contents of the Blocked Accounts and (y) such accounting, the Collateral Agent agrees to promptly remit to the agent under the Term Loan Facility the proceeds of the Term Priority Collateral received by the Administrative Agent.

(e)         [Reserved].

(f)         The Loan Parties may close Material DDAs or Blocked Accounts and/or open new Material DDAs or Blocked Accounts, subject to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements (unless expressly waived by the Collateral Agent) consistent with the provisions of this SECTION 2.18 and otherwise reasonably satisfactory to the Collateral Agent (provided that, the Loan Parties shall not be required to deliver a Blocked Account Agreement with respect to any Material DDA acquired by a Loan Party in connection with a Permitted Acquisition or other Permitted Investment until the date that is 90 days (or such later date as the Administrative Agent may agree in its discretion) after the consummation of such Permitted Acquisition or other Permitted Investment).  The Loan Parties shall furnish the Collateral Agent with prior written notice of their intention to open or close a Blocked Account, and in the case of the opening of a new account, the Collateral Agent shall promptly notify the Lead Borrower as to whether the Collateral Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained. Unless consented to in writing by the Collateral Agent, the Borrowers shall not enter into any agreements with credit card or debit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Collateral Agent (provided that, the Loan Parties shall not be required to deliver a Credit Card Notification with respect to the credit card or debit card processors of any Loan Party acquired in a Permitted Acquisition or other Permitted Investment until the date that is 90 days (or such later date as the Administrative Agent may agree in its discretion) after the consummation of such Permitted Acquisition or other Permitted Investment).

(g)         The Borrowers may also maintain one or more disbursement accounts, which shall not be subject to Blocked Account Agreements, to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.

(h)         The Collection Account shall at all times be under the sole dominion and control of the Collateral Agent.  Each Borrower hereby acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account shall at all times continue to be collateral security for all of the Obligations and (iii) the funds on deposit in the Collection Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this SECTION 2.18, during the continuation of a Cash Dominion Event, any Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall promptly be deposited into the Collection Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.

(i)          Any amounts received in the Collection Account at any time when all of the Obligations then due have been and remain fully repaid shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

(j)          The Collateral Agent shall promptly (but in any event within one Business Day) furnish written notice to each Person with whom a Blocked Account is maintained of any termination of a Cash Dominion Event.

(k)         The following shall apply to deposits and payments under and pursuant to this Agreement, subject to SECTION 2.18(i):

(i)          funds shall be deemed to have been deposited to the Collection Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that, if the Obligations are being paid in full, by 2:00 p.m. on that Business Day);

(ii)         funds paid to the Administrative Agent, other than by deposit to the Collection Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that, if the Obligations are being paid in full, by 2:00 p.m. on that Business Day);

(iii)       if a deposit to the Collection Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the next Business Day;

(iv)        if any item deposited to the Collection Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Borrowers shall indemnify the Secured Parties against all out-of-pocket claims and losses resulting from such dishonor or return; and

(v)         all amounts received under this SECTION 2.18 shall be applied in the manner set forth in SECTION 7.04.

SECTION 2.19        Fees.

(a)         The Borrowers shall pay to the Administrative Agent, for its account, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

(b)         The Borrowers shall pay the Administrative Agent, for the account of the Lenders, an aggregate fee (the “Unused Fee”) equal to the Applicable Unused Fee Rate per annum (on the basis of actual days elapsed in a year of 360 days) multiplied by the average daily balance of the Lenders’ respective Unused Commitment during the Fiscal Quarter just ended (or relevant period with respect to the payment being made through the first Fiscal Quarter ending after the ~~Third Restatement~~First Amendment Effective Date or on the Termination Date).  The Unused Fee shall be paid in arrears, on the first day of each Fiscal Quarter after the ~~Third Restatement~~First Amendment Effective Date and on the Termination Date.  The Administrative Agent shall pay the Unused Fee to the Lenders upon the Administrative Agent’s receipt of the Unused Fee based upon each Lender’s Commitment Percentage of the average daily balance of the Lenders’ Unused Commitment.

(c)         The Borrowers shall pay the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Percentages, on the first ~~day~~Business Day of each Fiscal Quarter and on demand after the Letter of Credit Expiration Date, in arrears, a fee calculated on the basis of a 360-day year and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the daily Stated Amount (whether or not any applicable maximum amount is then in effect) of the following categories of Letters of Credit outstanding during the three-month period then ended:

(i)          Standby Letters of Credit: for the account of each Lender in accordance with its Commitment Percentage, at a per annum rate equal to the then Applicable Margin for LIBO Loans;

(ii)         Commercial Letters of Credit: for the account of each Lender in accordance with its Commitment Percentage, at a per annum rate equal to 50% of the then Applicable Margin for LIBO Loans; and

(iii)       after the occurrence and during the continuance of a Specified Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 103% of the amount of all Letter of Credit Outstandings (other than Letter of Credit Outstandings with respect to Letters of Credit denominated in a currency other than Dollars, which Letter of Credit Outstandings shall be Cash Collateralized in an amount equal to 115% of the amount of such Letter of Credit Outstandings), as of such date, plus accrued and unpaid interest on any unreimbursed drawings of such Letter of Credit Outstandings, effective upon written notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders after the occurrence of any Specified Default), the Letter of Credit Fees set forth in clauses (i) and (ii) of this SECTION 2.19(c) shall be increased, at the option of the Administrative Agent or the Required Lenders, by an amount equal to 2% per annum.

For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with SECTION 1.06.

(d)         The Borrowers shall pay directly to each applicable Issuing Bank, for its own account, a fronting fee (the “Fronting Fee”) with respect to each Letter of Credit, at a rate equal to 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance thereof on

demand.   For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with SECTION 1.06.  In addition, the Borrowers shall pay directly to each applicable Issuing Bank, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(e)         All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the account of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

SECTION 2.20        Maintenance of Loan Account; Statements of Account.

(a)         The Administrative Agent shall maintain an account on its books in the name of the Borrowers (each, the “Loan Account”) which will reflect (i) all Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Outstandings and fees and interest that have become payable with respect thereto as herein set forth and (iii) any and all other monetary Obligations that have become payable.

(b)         The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from other Persons for the Borrowers’ account, including all amounts received in the Collection Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in and to the extent required by SECTION 2.17 or SECTION 7.04, as applicable.  After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges (including interest), loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month.  The monthly statements, absent manifest error, shall be deemed presumptively correct.

SECTION 2.21        Payments; Sharing of Setoff.

(a)         The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTION 2.14, SECTION 2.16(b), SECTION 2.23, SECTION 9.04, SECTION 9.05 or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent by federal funds wire transfer to the account designated by the Administrative Agent or at its offices at One Boston Place, 18th Floor, Boston, Massachusetts 02108 (or such other place as the Administrative Agent may direct), except payments to be made directly to each Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTION 2.14, SECTION 2.16(b), SECTION 2.23, SECTION 9.04 and SECTION 9.05 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to payments with respect to LIBO Borrowings, the date for payment shall be extended to the next succeeding Business Day and, if any payment due with respect to a LIBO Borrowing shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless such succeeding Business Day is in the next calendar month, in which case the date of such payment shall be on the next preceding Business Day, and in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)         All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due hereunder, shall be applied in accordance with the provisions of SECTION 2.17 or SECTION 7.04 ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due to such respective parties. For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Revolving Loans outstanding during the applicable period covered by the interest payment made by the Borrowers.  Any net principal reductions to the Revolving Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed for purposes of calculation of interest due to that Lender until the Administrative Agent has distributed to the applicable Lender its Commitment Percentage thereof.  All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account, and the Borrowers shall indemnify the Secured Parties against all claims and losses resulting from such dishonor or return.

(c)         Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.22        Settlement Amongst Lenders.

(a)         The Swingline Lender may, at any time (but, in any event shall weekly, as provided in SECTION 2.22(b)), on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.06, which request may be made regardless of whether the conditions set forth in ARTICLE IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender.  If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day and if the request therefor is received after 12:00 noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(b)         The amount of each Lender’s Commitment Percentage of outstanding Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swingline Loans) and repayments of Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c)         The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Loans (including Swingline Loans) for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender, its Commitment Percentage of repayments and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Lender with respect to Loans to the Borrowers (including Swingline Loans) shall be equal to such Lender’s Commitment Percentage of Loans, as applicable (including Swingline Loans) outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate.

SECTION 2.23        Taxes.

(a)         Except as otherwise expressly provided in this SECTION 2.23, any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided,  however, that if a Loan Party or an Agent shall be required to deduct, withhold or remit any such Taxes from such payments, then (i) in the case of any Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that, after making all required deductions, withholdings, or remittances for such Taxes (including deductions or withholdings applicable to additional sums payable under this SECTION 2.23), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings and (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.

(b)         In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)         The Loan Parties shall indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.23) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that if any Loan Party reasonably believes that such Taxes were not correctly or legally asserted, each Lender will use reasonable efforts to cooperate with such Loan Party to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it; provided,  further, that the Loan Parties shall not be required to compensate any Lender pursuant to this SECTION 2.23 for any amounts incurred in any Fiscal Year for which such Lender is claiming compensation if such Lender does not furnish notice of such claim within six months from the end of such Fiscal Year; provided,  further, that if the circumstances giving rise to such claim have a retroactive effect, then the beginning of such six-month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(d)         As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in SECTION 2.23(e)(i), (e)(ii) and (j) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, (it being understood that providing any information currently required by any U.S. federal income tax withholding form shall not be considered prejudicial to the position of a Recipient).

Without limiting the generality of the foregoing:

(i)          Any Foreign Lender that is entitled to an exemption from or reduction in United States withholding Tax shall deliver to the Lead Borrower and the Administrative Agent two copies of (i) either United States Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming a treaty benefit) or Form W-8ECI, or any subsequent versions thereof or successors thereto, or (ii) in the case of a Foreign Lender claiming exemption from or reduction in U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a (A) Form W-8BEN or W-8BEN-E, or any subsequent versions thereof or successors thereto and (B) a certificate representing that such Foreign Lender (1) is not a bank for purposes of Section 881(c) of the Code, (2) is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (3) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code), in all cases, properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from or reduced rate of, U.S. federal withholding tax on payments by the Loan Parties under this Agreement and the other Loan Documents, or in the case of a Foreign Lender claiming exemption for “portfolio interest” certifying that it is not a foreign corporation, partnership, estate or trust. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”).  In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender.  Notwithstanding any other provision of this SECTION 2.23(e), a Lender shall not be required to deliver any form pursuant to this SECTION 2.23(e) that such Lender is not legally able to deliver.

(ii)         Each Lender that is a “United States person” as defined under Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Lead Borrower and the Administrative Agent such form or forms, certificates or documentation, including two original copies of United States Internal Revenue Service Form W-9, as reasonably requested by any Borrower to confirm or establish that such U.S. Lender is not subject to deduction, withholding, or backup withholding of United States federal income Tax with respect to any payments to such U.S. Lender.  Such forms shall be delivered by each U.S. Lender to the Borrower on or before the date such U.S. Lender becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee).

(f)         The Loan Parties shall not be required to indemnify any Lender or to pay any additional amounts to any Lender in respect of U.S. federal withholding Tax pursuant to paragraph (a) or (c) above, to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of paragraph (e) above.  Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g)         No Loan Party shall be required pursuant to this SECTION 2.23 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the ~~Third Restatement~~First Amendment Effective Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required in writing by the Lead Borrower (and provided that nothing in this clause (g) shall be construed as relieving the Lead Borrower from any obligation to make such payments or indemnification in the event of a change in lending office or place of organization that precedes a Change in Law to the extent such Taxes result from a Change in Law).

(h)         If any Lender is entitled to a reduction in (and not complete exemption from) the applicable withholding Tax, the Borrowers may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding Tax after taking into account such reduction.

(i)          If any Credit Party reasonably determines that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Loan Parties pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents (which refund, deduction or credit is provided by the jurisdiction imposing such Taxes), a current monetary benefit that it would otherwise not have obtained and that would result in the total payments under this SECTION 2.23 exceeding the amount needed to make such Credit Party whole, such Credit Party shall pay to the Lead Borrower, with reasonable promptness following the date upon which it actually realizes such benefit, an amount equal to the amount of such refund, deduction or credit, net of all out of pocket expenses incurred in securing such refund, deduction or credit.  This SECTION 2.23(i) shall not be construed to require any

Credit Party to make available its Tax returns (or any other confidential information relating to its Taxes) to any Loan Party.  Notwithstanding anything to the contrary in this SECTION 2.23(i), in no event will any Credit Party be required to pay any amount to any Loan Party pursuant to this SECTION 2.23(i) the payment of which would place such Credit Party in a less favorable net after-Tax position than such Credit Party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(j)          If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this SECTION 2.23(j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(k)         The provisions of this SECTION 2.23 shall survive the repayment or assignment of the Obligations and the termination of the Commitments.

(l)          For purposes of determining withholding taxes imposed under FATCA, from and after the Third Restatement Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.24        Mitigation Obligations; Replacement of Lenders.

(a)         If any Lender requests compensation under SECTION 2.14 or cannot make Revolving Loans under SECTION 2.11, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.14 or SECTION 2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided,  however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (A) such Lender becomes a party to this Agreement on a date after the ~~Third Restatement~~First Amendment Effective Date and (B) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b)         (i) If any Lender requests compensation under SECTION 2.14 or cannot make Revolving Loans under SECTION 2.11 for 30 consecutive days or (ii) if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23 or (iii) if any Lender becomes a Defaulting Lender or otherwise defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided,  however, that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender, which consent shall not be unreasonably withheld or delayed and (ii) the Borrower shall repay (or such assignee shall purchase, at par) all Loans and other amounts pursuant to SECTION 2.14 or SECTION 2.23(a), as the case may be, owing to such replaced Lender prior to the date of replacement. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.25        Designation of Lead Borrower as Borrowers’ Agent.

(a)         Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement, and otherwise to act on its behalf as provided herein.  As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.

(b)         Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise.  Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

(c)         The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Loan.  None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

(d)         The authority of the Lead Borrower to request Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority; (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Financial Officers of each Borrower; and (iii) written notice from such successive Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

SECTION 2.26        [Reserved].

SECTION 2.27        Extensions of Loans.

(a)         Extension of Commitments.  The Borrowers may at any time and from time to time request that all or a portion of the Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Commitments (any such Commitments which have been so amended, “Extended Commitments”) and to provide for other terms consistent with this SECTION 2.27; provided that there shall be no more than two Classes of Revolving Loans and Commitments outstanding at any time.  In order to establish any Extended Commitments, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, an “Extension Request”) setting forth the proposed terms (which shall be determined in consultation with the Administrative Agent) of the Extended Commitments to be established, which shall be offered pro rata to each Lender under such Existing Revolver Tranche and satisfy the following:  (i) except as to interest rates, fees and final maturity date and except as provided in clause (iv) below, Extended Commitments shall have the same terms as the Existing Revolver Tranche from which such Extended Commitments are to be amended; (ii) the Maturity Date of the Extended Commitments shall be later than the Maturity Date of the Commitments of such Existing Revolver Tranche; (iii) all Borrowings under the Commitments and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Commitments (and related outstandings) and (II) repayments required upon the termination date or reduction date of the non-extending Commitments); (iv) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Commitments); (v) the Threshold Minimum Extension Condition shall be satisfied; and (vi) any applicable Borrower Minimum Extension Condition shall be satisfied unless waived by the Lead Borrower with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided,  further, that (A) the conditions precedent to a Borrowing set forth in SECTION 4.02 shall be satisfied as of the date of such Extension Amendment, (B) in no event shall the final maturity date of any Extended Commitments of a given Class at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Commitments hereunder, (C) any such Extended Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreement (to the extent the Intercreditor Agreement is then in effect) and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing.  Any Extended Commitments of any Extension Series shall constitute a separate Class of Commitments from the Class of Commitments from which they were converted; provided that any Extended Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class with respect to such Existing Revolver Tranche.

(b)         Extension Request.  The Lead Borrower shall provide the applicable Extension Request at least 10 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Revolver Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this SECTION 2.27.  No Lender shall have any obligation to agree to provide any Extended Commitment pursuant to any Extension Request and any Lender not responding within such time period shall be deemed to have declined to provide any Extended Commitment.  Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Commitments shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Commitments under the Existing Revolver Tranche which it has elected to request be amended into Extended Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent in its reasonable discretion).  In the event that the aggregate principal amount of Commitments under the Existing Revolver Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Commitments requested to be extended pursuant to the Extension Request, Commitments subject to Extension Elections shall be amended to reflect allocations of the Extended Commitments, which Extended Commitments shall be allocated as agreed by the Administrative Agent and the Borrowers.  The Extended Commitments of any Class incurred under this SECTION 2.27 shall be in an aggregate principal amount equal to not less than $100,000,000 (the “Threshold Minimum Extension Condition”).  The Lead Borrower may, at its election and with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), specify as a condition (the “Borrower Minimum Extension Condition”) to consummating any such Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request but in no event to be less than the Threshold Minimum Extension Condition) of Commitments become Extended Commitments.

(c)         New Revolving Commitment Lenders.  Following any Extension Request made by the Borrowers in accordance with SECTIONS 2.27(a) and 2.27(b), if the Lenders shall have declined to agree during the period specified in SECTION 2.27(b) above to provide Extended Commitments in an aggregate principal amount equal to the amount requested by the Borrowers in such Extension Request, the Borrowers may request that banks, financial institutions or other institutional lenders or investors other than the Lenders or Extending Lenders which qualify as Eligible Assignees (the “New Commitment Lenders”), provide an Extended Commitment hereunder (a “New Commitment”); provided that such Extended Commitments of such New Commitment Lenders (i) shall be in an aggregate principal amount for all such New Commitment Lenders not to exceed the aggregate principal amount of Extended Commitments so declined to be provided by the existing Lenders and (ii) shall be on identical terms to the terms applicable to the terms specified in the applicable Extension Request (and any Extended Commitments provided by existing Lenders in respect thereof); provided,  further, that as a condition to the effectiveness of any Extended Commitment of any New Commitment Lender, the Administrative Agent, the Issuing Banks and the Swingline Lender shall have consented (such consent not to be unreasonably withheld or delayed) to each New Commitment Lender if such consent would be required under SECTION 9.07 for an assignment of Commitments to such Person.  Notwithstanding anything herein to the contrary, any Extended Commitment provided by New Commitment Lenders shall be pro rata to each New Commitment Lender.  Upon effectiveness of the Extension Amendment to which each such New Commitment Lender is a party, (A) the Commitments of all existing Lenders of each Class specified in the Extension Amendment in accordance with this SECTION 2.27 will be permanently reduced pro rata by an aggregate amount equal to the aggregate principal amount of the Extended Commitments of such New Commitment Lenders and (B) the Commitment of each such New Commitment Lender will become effective.  The Extended Commitments of New Commitment Lenders will be incorporated as Commitments hereunder in the same manner in which Extended Commitments of existing Lenders are incorporated hereunder pursuant to this SECTION 2.27.  Upon the effectiveness of each New Commitment pursuant to this SECTION 2.27(c), (I) each Lender of all applicable existing Classes of Commitments immediately prior to such effectiveness shall automatically and without further act be deemed to have assigned to each New Commitment Lender, and each of such New Commitment Lenders shall automatically and without further act be deemed to have purchased and assumed, (i) a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans, so that after giving effect to each such deemed assignment and assumption, the percentage of the aggregate outstanding participations hereunder in such Letters of Credit and Swingline Loans held by each Lender holding Revolving Loans of such Class, as applicable, will equal the percentage of the aggregate Commitments of such Class of all Lenders, and (ii) at the principal amount thereof, such interests in the Revolving Loans of such Class outstanding on such date of effectiveness as shall be necessary in order that, after giving effect to all such assignments and assumptions, the Revolving Loans of such Class will be held by existing Lenders under such Class and New Commitment Lenders under such Class ratably in accordance with their respective Commitments of such Class (the Administrative Agent and the Lenders hereby agree that any minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this sentence).

(d)         Extension Amendment.  Extended Commitments and New Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Lender and each New Commitment Lender, if any, providing an Extended Commitment or a New Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in SECTIONS 2.27(a), (b) and (c) above (but which shall not require the consent of any other Lender).  The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in SECTION 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the ~~Third Restatement~~First Amendment Effective Date other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Commitments or the New Commitments, as the case may be, are provided with the benefit of the applicable Loan Documents.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment.  Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (A) reflect the existence and terms of the Extended Commitments or the New Commitments, as the case may be, incurred pursuant thereto and (B) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment; provided that no changes or amendments under this clause (ii) which otherwise would have required the consent of any non-Extending Lender under the proviso to SECTION 9.01 shall be made without the consent of such non-Extending Lender.

(e)         Each of the parties hereto acknowledges and agrees that, if there are any Material Real Properties subject to a Mortgage, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Loans and Extended Commitments) or any other incremental or additional credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans, or (iii) the issuance, renewal or extension of Letters of Credit, shall be subject to and conditioned upon: (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Material Real Property subject to a Mortgage as required by the Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and (2) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed); provided however that in the event that the foregoing conditions cannot be satisfied as of the date of any such increase, extension or renewal, then the Administrative Agent in its discretion may agree that such Mortgage may be released in order to effect such increase, extension or renewal without satisfying such conditions as of the date thereof; provided further that the Loan Parties shall use commercially reasonable efforts to satisfy the foregoing conditions and reinstitute such Mortgage within ninety (90) days (or such later date as the Administrative Agent may agree in its discretion) following the effectiveness of any such increase, extension or renewal.

(f)         ~~(e)~~ No conversion of Revolving Loans pursuant to any Extension Amendment in accordance with this SECTION 2.27 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

Representations and Warranties

To induce the Credit Parties to make the Loans (including Swingline Loans) and to issue Letters of Credit, the Loan Parties, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party:

SECTION 3.01        Existence, Qualification and Power; Compliance with Laws.

Each Loan Party (a) is a Person duly organized or formed, validly existing and in good standing (to the extent such concept exists under applicable Law) under the Applicable Laws of the jurisdiction of its incorporation or organization, (b) has all requisite organizational power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 3.01 annexed hereto sets forth, as of the ~~Third Restatement~~First Amendment Effective  Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

SECTION 3.02        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under (i) any other contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any material arbitral award to which such Person or its property is subject or (c) violate any material Applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.03        Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof) or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04        Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, by general principles of equity and an implied covenant of good faith and fair dealing.

SECTION 3.05        Financial Statements; No Material Adverse Effect.

(a)        The Audited Financial Statements fairly present in all material respects the financial position of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP.

(b)       Since January 30, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)        The Specified Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(d)       As of the ~~Third Restatement~~First Amendment Effective Date, neither the Lead Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 6.03, (ii) obligations arising under this Agreement and the other Loan Documents, (iii) the Term Loan Facility and the Senior ~~Subordinated~~ Notes and (iv) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.06        Litigation.

Except as disclosed in the annual report (filed on Form 10-K) of The Michaels Companies, Inc. for the Fiscal Year ending January 30, 2016, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdco or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07        No Default.

Neither Holdco nor any of its Restricted Subsidiaries is in default under or with respect to any contractual obligation or Material Indebtedness that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.08        Ownership of Property; Liens.

(a)         Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) for Liens permitted by SECTION 6.01 and (iii) where the failure to have such title or leasehold interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)         Schedule 3.08(b)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the ~~Third Restatement~~First Amendment Effective Date.  Schedule 3.08(b)(ii) sets forth the address (including county) of all Real Estate that is leased by the Loan Parties as of the ~~Third Restatement~~First Amendment Effective Date, together with a list of the lessor with respect to each such Lease.  Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Responsible Officers of the Loan Parties each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

SECTION 3.09        Environmental Compliance.

(a)         There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)         Except as specifically disclosed in Schedule 3.09(b) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial or local list or is adjacent to any such property; (ii) to the knowledge of the Loan Parties, there are no, and never have been, any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material, the renewal or remediation of which is required by any Environmental Law, on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries; and (iv) to the knowledge of the Loan Parties, Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Restricted Subsidiaries at any other location.

(c)         The properties owned, leased or operated by the Loan Parties and their Restricted Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d)         Except as specifically disclosed in Schedule 3.09(d), neither any Loan Party nor any of their Restricted Subsidiaries is undertaking, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)         All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f)         Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

(g)         The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any applicable Environmental Law, except for any requirement the noncompliance with which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)         As of the ~~Third Restatement~~First Amendment Effective  Date, the Lead Borrower has made available to the Administrative Agent and the Lenders all material documents, studies, and reports in the possession, custody or control of the Loan Parties concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Estate or facilities currently or formerly owned, operated, leased or used by the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.10        Taxes.

Except as set forth in Schedule 3.10 and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdco and its Restricted Subsidiaries have filed all federal, state, provincial and other tax returns and reports required to be filed, and have paid all federal, state, provincial and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than 30 days or (b) which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 3.11        ERISA; Plan Compliance.

(a)         Except as set forth in Schedule 3.11 or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other federal, state or provincial Applicable Laws.

(b)         (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan; (ii) no Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer

Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this SECTION 3.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)         The Loan Parties are in compliance with the requirements of federal, provincial or state laws with respect to each Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.  No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Plan.  No Loan Party has any withdrawal liability in connection with a Plan that could reasonably be expected to result in a Material Adverse Effect.  No Pension Event has occurred which could reasonably be expected to result in a Material Adverse Effect.  No lien has arisen, choate or inchoate, in respect of a Loan Party or its Subsidiaries or their property in connection with any Plan (except for contribution amounts not yet due), except such liens as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12        Subsidiaries; Equity Interests.

As of the ~~Third Restatement~~First Amendment Effective  Date, neither the Lead Borrower nor any Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 3.12, and all of the outstanding Capital Stock in their respective Subsidiaries has been validly issued, is fully paid and nonassessable (other than with respect to Michaels of Canada, ULC) and all Capital Stock owned by the Lead Borrower or a Loan Party is owned free and clear of all Liens except (i) those created under the Security Documents, (ii) those to secure the Term Loan Facility and (iii) any nonconsensual Lien that is permitted under SECTION 6.01.  As of the ~~Third Restatement~~First Amendment Effective  Date, Schedule 3.12 (a) sets forth the name and jurisdiction of each Subsidiary, and (b) sets forth the ownership interest of the Lead Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership.

SECTION 3.13        Margin Regulations; Investment Company Act.

(a)         Neither the making of any Loan or issuance, amendment, extension or other modification of any Letter of Credit hereunder nor the use of the proceeds thereof will violate the provisions of Regulation U.

(b)         None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 3.14        Disclosure.

No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Lead Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Lead Borrower to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 3.15        Intellectual Property; Licenses, Etc.

Each of the Loan Parties and their Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The operation of the businesses of any Loan Party or any Restricted Subsidiary as currently conducted does not infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of any Borrower, threatened against any Loan Party or Restricted Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.16        Solvency.

On the ~~Third Restatement~~First Amendment Effective Date, after giving effect to the transactions contemplated by this Agreement, the Loan Parties, on a Consolidated basis, are Solvent.

SECTION 3.17        Subordination of Junior Financing.

The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” “Designated Senior Indebtedness” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any ~~Senior Subordinated Note Documents and any other~~ Junior Financing.

SECTION 3.18        Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or as disclosed in the annual report (filed on Form 10-K) of The Michaels Companies, Inc. for the Fiscal Year ending January 30, 2016:  (a) there are no strikes or other labor disputes against any of Holdco or its Restricted Subsidiaries pending or, to the knowledge of the Lead Borrower, threatened; (b) hours worked by and payment made to employees of each of Holdco or its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Applicable Laws dealing with such matters; and (c) all payments due from any of Holdco or its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.  As of the ~~Third Restatement~~First Amendment Effective Date, no Loan Party is a party to or bound by any collective bargaining agreement or any similar agreement.  As of the ~~Third Restatement~~First Amendment Effective  Date, there are no representation proceedings pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened to be filed with the National Labor Relations Board or other applicable Governmental Authority, and no labor organization or group of employees of any Loan Party has made a pending demand in writing for recognition. As of the ~~Third Restatement~~First Amendment Effective  Date, the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

SECTION 3.19        Compliance with Laws and Agreements.

Each Loan Party is in compliance with all Applicable Law,  except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Without limiting the generality of the foregoing, each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business, except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each Loan Party is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, except where the failure to comply with such terms or conditions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.20        Security Documents.

The Security Documents create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein as security for the Obligations to the extent that a legal, valid, binding and enforceable security interest in such Collateral may be created under any Applicable Law of the United States of America and any states thereof, including, without limitation, the applicable Uniform Commercial Code, and the Security Documents constitute, or will upon the filing of financing statements and the obtaining of “control”, in each case, as applicable, with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrowers and each Facility Guarantor thereunder in such Collateral, in each case prior and superior in right to any other Person (other than Permitted Encumbrances having priority under Applicable Law and with respect to the Term Priority Collateral), except as permitted hereunder or under any other Loan Document, in each case to the extent that a security interest may be perfected by the filing of a financing statement under the applicable Uniform Commercial Code or by obtaining “control”.

SECTION 3.21        Insurance.

The properties of the Loan Parties are insured, with financially sound and reputable insurance companies, against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdco and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.  Schedule 5.07 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the ~~Third Restatement~~First Amendment Effective  Date. As of the ~~Third Restatement~~First Amendment Effective  Date, each insurance policy listed on Schedule 5.07 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

SECTION 3.22        ~~Patriot Act; Anti-Terrorism Laws.~~  OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws; Patriot Act.

~~(a)         On and after the Third Restatement Date, no proceeds of the Loans (if any) will be used by Holdco, the Lead Borrower and its Subsidiaries (i) in violation of the Patriot Act or (ii) for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or the U.S. Department of State.~~

~~(b)         To the extent applicable, each of Holdco, the Lead Borrower and each Restricted Subsidiary is in compliance, in all material respects, with the Trading with the Enemy Act, applicable economic sanctions laws administered by the U.S. Department of State and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto.~~

(a)                      ~~(c)~~         No part of the proceeds of the Loans or the issuance of any Letters of Credit will be used by Holdco, ~~the Lead~~any Loan Party or any Subsidiary of any Borrower ~~or any of the~~

~~Restricted Subsidiaries~~, directly or, to the knowledge of the ~~Lead Borrower~~Loan Parties, indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain retain or direct business obtain any improper advantage, in violation of the ~~United States Foreign Corrupt Practices Act of 1977.~~FCPA; (ii) in violation of Anti-Money Laundering Laws, or (iii) for financing the activities of any Person currently subject to any Sanctions or otherwise in any manner that would result in violation of Sanctions or Anti-Corruption Law by any Lender, Provider or other party to any Loan Document.

~~(d)         None of Holdco, the Lead Borrower or any Restricted Subsidiary nor, to the knowledge of the Lead Borrower, any director, officer or employee of Holdco, the Lead Borrower or any Restricted Subsidiary, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) is currently subject to any U.S. sanctions administered by OFAC.~~

(b)         Each of the Borrowers has implemented and maintains in effect procedures designed to promote compliance by the Borrowers and their directors, officers, employees, and agents with Anti-Corruption Laws of the United States and Sanctions imposed, administered or enforced by the United States Governmental Authorities.  None of Holdco, any Loan Party or any Subsidiary of any Borrower, nor, to the reasonable knowledge of the Loan Parties, any director, officer or employee of Holdco, any Loan Party or any Subsidiary of any Borrower, is a Sanctions Target.  To the knowledge of the Loan Parties, no agent of Holdco, any Loan Party or any Subsidiary of any Borrower is a Sanctions Target.

(c)         To the extent applicable, Holdco, any Loan Party or any Subsidiary of any Borrower, directly and, to the reasonable knowledge of the Loan Parties, each director, officer and employee of Holdco, any Loan Party or any Subsidiary of any Borrower is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws.  To the extent applicable, to the knowledge of the Loan Parties, each agent of Holdco, any Loan Party or any Subsidiary of any Borrower is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws.

ARTICLE IV

Conditions

SECTION 4.01        Conditions to Effectiveness.

The effectiveness of this Agreement ~~is~~was subject to satisfaction or waiver of the following conditions precedent (except as expressly set forth in the Post-Closing Letter (as defined in this Agreement as in effect immediately prior to the First Amendment Effective Date)):

(a)         The Administrative Agent (or its counsel) shall have received from each Loan Party and the Lenders a counterpart of this Agreement and all other applicable Loan Documents signed on behalf of each such party.

(b)         The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Third Restatement Date) of each of (i) Ropes & Gray LLP, counsel for the Loan Parties, (ii) Walter Haverfield LLP, Ohio counsel for the Loan Parties and (iii) Troutman Sanders LLP, Virginia counsel for the Loan Parties, in each case covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Administrative Agent shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

(c)         The Administrative Agent shall have received Organization Documents and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization and existence of each Loan Party, the authorization of the transactions contemplated by the Loan Documents, incumbency certificates evidencing the identity, authority and capacity of each of certain Responsible Officers thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Third Restatement Date and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)         The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Third Restatement Date, relating to the month ended April 30, 2016, and executed by a Financial Officer of the Lead Borrower.

(e)         All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the Third Restatement Date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date, provided that any representations and warranties which are qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such respective dates.

(f)         No Material Adverse Effect shall have occurred since January 30, 2016, and the Administrative Agent shall have received a certificate from a Responsible Officer of the Lead Borrower to that effect.

(g)         The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the Third Restatement Date.

(h)         The Administrative Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Loan Parties; and the Administrative Agent shall have received insurance certificates naming the Collateral Agent, on behalf of the Lenders, as an additional insured or lender’s loss payee, as the case may be, under each insurance policy to be maintained with respect to the Collateral and as to which the Administrative Agent shall have reasonably requested to be so named.

(i)          The Administrative Agent shall be reasonably satisfied that all fees due on the Third Restatement Date and, to the extent invoiced at least two Business Days prior to the Third Restatement Date, all Credit Party Expenses incurred in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent and the Collateral Agent), shall be paid in full.

(j)          After giving effect to this Agreement and the transactions contemplated hereby, no Default or Event of Default shall be continuing.

(k)         The Collateral Agent shall have received (i) all documents and instruments, including Uniform Commercial Code financing statements, required by Applicable Law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect in the United States the first priority Liens intended to be created under the Loan Documents and (ii) the Credit Card Notifications and Blocked Account Agreements to the extent required pursuant to SECTION 2.18 hereof.

(l)          The Administrative Agent shall have received, at least three Business Days prior to the Third Restatement Date, all documentation and other information that is required by regulatory authorities and/or the Administrative Agent’s due diligence investigation under applicable “know your customer” and anti-money laundering rules and regulations, including the KYC Provisions (as defined in SECTION 9.19 below), to the extent such documentation and other information has been requested in writing by the Administrative Agent at least 10 Business Days prior to the Third Restatement Date, and the results of such investigation shall be reasonably satisfactory to the Administrative Agent.

(m)        The Administrative Agent shall have received and be satisfied with detailed financial projections, including, in each case, a Consolidated income statement, balance sheet, statement of cash flow and Availability analysis and business assumptions for the Borrowers on (x) a quarterly basis for the Fiscal Year ending January 28, 2017, and (y) on an annual basis, for the Fiscal Years ending February 3, 2018 and February 3, 2019 (the “Specified Projections”).

SECTION 4.02        Conditions Precedent to Each Loan and Each Letter of Credit.

The obligation of the Lenders to make each Loan (excluding (x) Revolving Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to SECTION 2.13(e), and (y) for the avoidance of doubt, any conversion or continuation of any Loan pursuant to SECTION 2.09) and of the Issuing Banks to issue each Letter of Credit on and after the Third Restatement Date is also subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(a)         The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by ARTICLE II, and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank shall have received notice with respect thereto in accordance with SECTION 2.13.

(b)         All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date, provided that any representations and warranties which are qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such respective dates.

(c)         On the date of each Borrowing hereunder and the issuance, amendment and extension of each Letter of Credit and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

(d)         With respect to each Borrowing hereunder, the proceeds of which will be used to fund a Restricted Payment or a payment in respect of Subordinated Indebtedness, the Administrative Agent shall have received a certificate of a Responsible Officer certifying that, before and after giving effect to such Borrowing, the Loan Parties, on a Consolidated basis, shall be Solvent.

(e)         The aggregate outstanding amount of Credit Extensions to, or for the account of, the Borrowers, after giving effect to the applicable Borrowing or issuance or renewal of a Letter of Credit, shall not exceed the Loan Cap on such date (except for Permitted Overadvances).

Each Notice of Borrowing (other than a notice of Borrowing requesting only a conversion of Revolving Loans to the other Type or a continuation of LIBO Loans, but including any request for a Swingline Loan)  and Letter of Credit Application submitted by the Lead Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in SECTION 4.02 have been satisfied on and as of the date of the applicable Credit Extension.  The conditions set forth in this SECTION 4.02 are for the sole benefit of the Credit Parties, but until the Required Lenders direct the Administrative Agent to cease making Loans (including Swingline Loans) and the Issuing Banks to cease issuing Letters of Credit, the Lenders will fund their Commitment Percentage of all Revolving Loans and participate in all Swingline Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this ARTICLE IV, agreed to by the Administrative Agent and, with respect to the issuance of Letters of Credit only, the applicable Issuing Bank; provided,  however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this ARTICLE IV on any future occasion or a waiver of any rights of the Credit Parties as a result of any such failure to comply.

ARTICLE V

Affirmative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan (including Swingline Loans) and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) (“Payment in Full”), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 5.01        Financial Statements.

The Lead Borrower will deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)         within 90 days after the end of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young, LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of the impending maturity of any Indebtedness, including the Loans hereunder, the loans under the Term Loan Facility or the Senior ~~Subordinated~~ Notes);

(b)         within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related (i) Consolidated statements of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year then ended and (ii) Consolidated statements of cash flows for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP, subject only to year-end adjustments and the absence of footnotes;

(c)         within 35 days after the end of each of the first two Fiscal Months of each Fiscal Quarter of the Lead Borrower, solely with respect to such Fiscal Months ending after the commencement, and during the continuance of, a Monthly Reporting Period, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related (i) Consolidated statements of income or operations for such Fiscal Month and for the portion of the Fiscal Year then ended and (ii) Consolidated statements of cash flows for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP, subject only to year-end adjustments and the absence of footnotes;

(d)         no later than 90 days after the end of each Fiscal Year of the Lead Borrower, a detailed consolidated budget by quarter for the following Fiscal Year (including a projected Consolidated balance sheet of the Lead Borrower and its Subsidiaries as of the end of each Fiscal Quarter of the following Fiscal Year, the related Consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such Fiscal Year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions believed by the Lead Borrower to be reasonable;

(e)         (i) on or before the 20th calendar day of each month (or more frequently as the Lead Borrower may elect), a certificate in the form of Exhibit H (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the last day of the immediately preceding Fiscal Month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Lead Borrower, a subsequent date), and (ii) upon the Disposition of ABL Priority Collateral included in the Borrowing Base having an aggregate net book value in excess of $50,000,000 in the aggregate since the most recently delivered Borrowing Base Certificate, an updated Borrowing Base Certificate prepared after giving effect to such Disposition, in the case of clause (i) and (ii), such Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower; provided, that in the case of Borrowing Base Certificates delivered pursuant to clause (i), if Availability is less than the Threshold Amount for five consecutive Business Days, then such Borrowing Base Certificate shall be furnished on a more frequent basis (but not more frequently than weekly) as shall be determined by the Administrative Agent in its Permitted Discretion, and the Lead Borrower shall continue to furnish a Borrowing Base Certificate on such basis until such time as Availability shall have exceeded the Threshold Amount for 30 consecutive days; provided,  further, that if the Borrowers elect to furnish the Administrative Agent with a Borrowing Base Certificate on a more frequent basis than is otherwise required pursuant to SECTION 5.01(e)(i), then the Lead Borrower shall continue to furnish a Borrowing Base Certificate on such basis from the date of such election through the remainder of the Fiscal Quarter in which such election was made;

(f)         simultaneously with the delivery of each set of Consolidated financial statements referred to in SECTION 5.01(a), SECTION 5.01(b) and SECTION 5.01(c) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such Consolidated financial statements; and

(g)         promptly upon receipt thereof, copies of all management letters from the Loan Parties’ independent certified public accountants submitted by such accountants to management in connection with their annual audit (i) commenting on any material weakness in the Loan Parties’ internal controls, and (ii) subject to the consent of such accountants (which consent the Loan Parties shall in good faith seek to obtain), commenting on any other matters relating to the Loan Parties’ internal controls.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (c) of this SECTION 5.01 may be satisfied with respect to financial information of the Lead Borrower and its Restricted Subsidiaries by furnishing (A) the Consolidated financial statements of Holdco (or any direct or indirect parent of Holdco) or (B) the Lead Borrower’s or Holdco’s (or any direct or indirect parent of Holdco), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC, provided that with respect to each of clauses (A) and (B), (i) to the extent that such information relates to Holdco (or any direct or indirect parent of Holdco), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdco (or such direct or indirect parent) and its Restricted Subsidiaries, on the one hand, and the Lead Borrower and its Restricted Subsidiaries on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under SECTION 5.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of the impending maturity of any Indebtedness, including the Loans hereunder, the loans under the Term Loan Facility or the Senior ~~Subordinated~~ Notes).

SECTION 5.02        Certificates; Other Information.

The Lead Borrower will deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)         [Reserved];

(b)         contemporaneously with the delivery of the financial statements referred to in SECTION 5.01(a), SECTION 5.01(b) and SECTION 5.01(c), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower in the form of Exhibit G hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (ii) setting forth reasonably detailed calculations with respect to the average daily Excess Availability (based on the most recent monthly and/or weekly Borrowing Base Certificates furnished to the Administrative Agent) and, solely during a Financial Covenant Trigger Event, the Consolidated Fixed Charge Coverage Ratio for such period; provided that such calculations of the Consolidated Fixed Charge Coverage Ratio shall not be required to be included with any Compliance Certificate delivered contemporaneously with the financial statements referred to in SECTION 5.01(c); (iii) detailing all Store openings and Store closings during the immediately preceding fiscal period and stating the aggregate number of the Loan Parties’ Stores as of the first day of the current fiscal period; (iv) setting forth in reasonable detail the status of rental payments for each of the Loan Parties’ (A) warehouses and distribution centers and (B) other leased locations, in the case of clause (A) and (B), in the Landlord Lien States designated by the Administrative Agent in its commercially reasonable judgment (which, as of the Third Restatement Date, are Washington, Pennsylvania and Virginia) and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the Lead Borrower’s most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(c)         promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Lead Borrower or Holdco (or any parent company thereof) files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)         promptly after the furnishing thereof, copies of any material requests or material notices received by the Lead Borrower or any of its Restricted Subsidiaries (other than in the ordinary course of business) or material statements or material reports furnished to any holder of Material Indebtedness of the Lead Borrower or of any of its Restricted Subsidiaries pursuant to the terms of the Senior ~~Subordinated~~ Notes or the Term Loan Facility and not otherwise required to be furnished to the Lenders pursuant to any other clause of this SECTION 5.02;

(e)         together with the delivery of each Compliance Certificate pursuant to SECTION 5.02(b), (i) a report setting forth the information required by Section 4.01(e) of the Security Agreement or confirming that there has been no change in such information since the Third Restatement Date or the date of the last such report and (ii) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (or confirming that there has been no change in such information since the Third Restatement Date or the date of the last such update);

(f)         the financial and collateral reports described on Schedule 5.02(f) hereto, at the times set forth in such Schedule 5.02(f);

(g)         after the occurrence and during the continuance of a Cash Dominion Event, a detailed summary of all Net Proceeds received from any Prepayment Event, in each case within five Business Days after receipt of such Net Proceeds other than from sales of Inventory in the ordinary course of business;

(h)         to the extent that any Permitted Acquisition involves entities that will join as Loan Parties hereunder or includes assets to be made part of the Borrowing Base hereunder, then (i) promptly when available, a copy of the acquisition agreement and other acquisition documents relating to any Permitted Acquisition and (ii) the most recent annual and quarterly financial statements of the Person or business which is the subject of such Permitted Acquisition (solely to the extent available to the Lead Borrower and to the extent the Lead Borrower is not prohibited from disclosing such financial statements);

(i)          at least two Business Days (or such later date approved by the Administrative Agent in its sole discretion) prior to the making of any Specified Payment made subject to the satisfaction of Payment Conditions that, when aggregated with all other Specified Payments made subject to the satisfaction of Payment Conditions in any Fiscal Year, exceeds $50,000,000, a detailed calculation of the Consolidated

Fixed Charge Coverage Ratio (solely to the extent required) and Pro Forma Availability Condition (solely to the extent required), and all components of each of the foregoing, with such supporting documentation as the Administrative Agent may reasonably request; and

(j)          promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request~~.~~, including, without limitation, such information as requested pursuant to SECTION 9.19.

Documents required to be delivered pursuant to SECTION 5.01(a), SECTION 5.01(b), SECTION 5.01(c), SECTION 5.01(f), SECTION 5.02(c) or SECTION 5.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 5.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency, SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (A) upon written request by the Administrative Agent, the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by SECTION 5.02(b) to the Administrative Agent.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.  For purposes of this SECTION 5.02, paper copies shall include copies delivered by facsimile transmission or electronically (such as “tif”, “pdf” or similar file formats delivered by email).

SECTION 5.03        Notices.

Promptly after obtaining knowledge thereof, the Lead Borrower shall notify the Administrative Agent in writing:

(a)         of the occurrence of any Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(b)         of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a contractual obligation of any Loan Party or any Restricted Subsidiary; (ii) any dispute, litigation, investigation or proceeding between any Loan Party or any Restricted Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or permit; (iv) any strikes, lockouts or slowdowns against any Loan Party; or (v) the occurrence of any ERISA Event or any Pension Event;

(c)         Any change in any Loan Party’s chief executive officer or chief financial officer;

(d)         Any material change in any Loan Party’s accounting or financial reporting practices;

(e)         The filing of any Lien for unpaid Taxes against any Loan Party in excess of $25,000,000;

(f)         The discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

(g)         Any casualty or other insured damage to any portion of the Collateral included in the Borrowing Base in excess of $25,000,000, or the commencement of any action or proceeding for the taking of any interest in a portion of the Collateral included in the Borrowing Base in excess of $25,000,000 or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding; and

(h)         The receipt of any notice of default by a Loan Party under, or notice of termination of, any Lease for any of the Loan Parties’ distribution centers or warehouses.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Lead Borrower (x) that such notice is being delivered pursuant to this SECTION 5.03 and (y) setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.

SECTION 5.04        Payment of Taxes, Etc.

The Loan Parties shall pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, (a) where the validity or amount thereof is being contested in good faith by appropriate actions and such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation or (b) to the extent the failure to pay, discharge or otherwise satisfy the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05        Preservation of Existence, Etc.

The Loan Parties shall (a) preserve, renew and maintain in full force and effect their legal existence under the Applicable Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 6.04 or SECTION 6.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by SECTION 6.04 or SECTION 6.05.

SECTION 5.06        Maintenance of Properties.

Unless the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party shall (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 5.07        Maintenance of Insurance.

(a)         The Loan Parties shall maintain with financially sound and reputable insurance companies, insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdco and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.  The Loan Parties shall furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

(b)         The Loan Parties shall obtain (to the extent not already obtained) and maintain endorsements or amendments to all fire and extended coverage policies maintained with respect to any Collateral to include (i) a non-contributing mortgage clause (regarding improvements to real property) and a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Administrative Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies jointly to a Loan Party and the Administrative Agent (it being understood and agreed that such Loan Party shall promptly provide any endorsements with respect to such proceeds or otherwise remit such proceeds directly to the Administrative Agent to the extent required hereby), (ii) a provision to the effect that none of the Loan Parties, Credit Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer (the foregoing not being deemed to limit the amount of self-insured retention or deductibles under such policies, which self-insured retention or deductibles shall be consistent with business practices in effect on the ~~Third Restatement~~First Amendment Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment; it being understood that any applicable deductible under such policies will apply to cover losses), and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. The Loan Parties shall use commercially reasonable efforts to obtain endorsements to each such casualty or liability policy referred to in this SECTION 5.07(b) providing (a) that such policy shall not be canceled or modified in any manner that would cause this SECTION 5.07 to be violated, or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent, and (b) that notice of any cancellation by the insurer shall be provided to the Administrative Agent in addition to the named insured under such policy. The Lead Borrower shall deliver to the Administrative Agent, prior to or contemporaneously with any cancellation, material modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

(c)         With respect to any Material Real Property subject to a Mortgage, the building(s) or any portion thereof on which are located in an area identified by the Federal Emergency Management Agency (or any successor agency thereto) as a “special flood hazard area” with respect to which flood insurance has been made available under the Flood Insurance Laws, the applicable Loan Party (a) shall obtain and maintain with financially sound and reputable insurance companies (except to the extent that any insurance company insuring such Material Real Property subject to a Mortgage of such Loan Party ceases to be financially sound and reputable after the First Amendment Effective Date, in which case such Loan Party shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Lenders may from time to time reasonably require and otherwise sufficient to comply with all applicable rules and regulations promulgated under the Flood Insurance Laws and (b) promptly upon request of the Administrative Agent or any Lender, shall deliver to the Administrative Agent or such Lender as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent or such Lender, including, without limitation, evidence of annual renewals of such flood insurance; provided, however if it is subsequently determined that the building(s) or any portion thereof situated on a Material Real Property subject to a Mortgage are located in an area identified as a “special flood hazard area”, then the Administrative Agent in its discretion may agree that such Mortgage may be released pending compliance with the foregoing conditions; provided further that Loan Parties shall use commercially reasonable efforts to satisfy the foregoing conditions and reinstitute such Mortgage within ninety (90) days (or such later date as the Administrative Agent may agree in its discretion) following the determination that the Material Real Property subject to a Mortgage is located in an area identified as a “special flood hazard area”.

(d)         ~~(c)~~ The Administrative Agent acknowledges that (i) the insurance policies described on Schedule 5.07 are satisfactory to it as of the ~~Third Restatement~~First Amendment Effective Date, and (ii) the Loan Parties are in compliance with ~~the provisions of this SECTION 5.07~~their obligations under the Loan Documents with respect to such insurance policies as of the First Amendment Effective Date.

SECTION 5.08        Compliance with Laws.

Each Loan Party shall comply ~~in all material respects~~ with the requirements of all Applicable Laws applicable to it or to its business or property, including, without limitation, ~~applicable laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the Foreign Corrupt Practices Act of 1977,~~Anti-Corruption Laws and Anti-Money Laundering Laws, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09        Books and Records.

Each Loan Party shall maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Lead Borrower or its Restricted Subsidiaries, as the case may be, and shall cause financial statements to be prepared in conformity with GAAP (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 5.10        Inspection Rights.

(a)         Each Loan Party will permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and to examine and make extracts from its books and records, all at such reasonable times during normal business hours and as may be reasonably requested upon reasonable advance notice to the Lead Borrower; provided, that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this SECTION 5.10(a) and the Administrative Agent shall not exercise such rights more often than two times during any calendar year, absent the existence of an Event of Default and only one such time shall be at the Lead Borrower’s expense; provided,  further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Lead Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give the Lead Borrower the opportunity to participate in any discussions with the Lead Borrower’s independent public accountants.  Nothing contained in this SECTION 5.10(a) shall be deemed to limit or modify the rights of the Administrative Agent under SECTION 5.10(b) hereof.  Notwithstanding anything to the contrary in this SECTION 5.10, none of Holdco, the Lead Borrower nor any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by Applicable Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)         Each Loan Party will from time to time upon the request of the Administrative Agent, permit the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Administrative Agent, on reasonable prior notice and during normal business hours, to conduct appraisals and commercial finance examinations, including, without limitation, of (i) the Borrowers’ practices in the computation of the then Borrowing Base and (ii) the assets included in the then Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  Subject to the following, the Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals.

(i)          The Administrative Agent may conduct one commercial finance examination in each 12-month period, at the Loan Parties’ expense; provided, that if Availability is less than the greater of (i) 15.0% of the Loan Cap and (ii) $62,500,000, in each case for five consecutive Business Days, the Administrative Agent may conduct up to two commercial finance examinations in the subsequent 12-month period, each at the Loan Parties’ expense.  Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one additional commercial finance examination in each 12-month period at the sole expense of the Lenders, and (B) after the occurrence and during the continuance of any Specified Default, may cause such additional commercial finance examinations to be taken as the Administrative Agent, in its Permitted Discretion, determines are necessary or appropriate (each, at the expense of the Loan Parties).

(ii)         The Administrative Agent may conduct one appraisal of the Loan Parties’ Inventory in each 12-month period, at the Loan Parties’ expense; provided, that if Availability is less than the greater of (i) 15.0% of the Loan Cap and (ii) $62,500,000, in each case for five consecutive Business Days, the Administrative Agent may conduct up to two appraisals of the Loan Parties’ Inventory in the subsequent 12-month period, each at the Loan Parties’ expense.  Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one additional appraisal of the Loan Parties’ Inventory in each 12-month period at the sole expense of the Lenders, and (B) after the occurrence and during the continuance of any Specified Default, may cause such additional appraisals of the Loan Parties’ Inventory to be taken as the Administrative Agent, in its Permitted Discretion, determines are necessary or appropriate (each, at the expense of the Loan Parties).

(c)         The Loan Parties shall at all times retain independent certified public accountants of national standing and shall instruct such accountants to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the annual audited statements, the financial performance, financial condition, operating results, controls of the Lead Borrower and its Restricted Subsidiaries, and such other matters, within the scope of the retention of such accountants for such audited statements, as may be raised by the Administrative Agent; subject, however, if requested by such accountants, to the execution of an access agreement by the Administrative Agent and such accountants in form reasonably satisfactory to each of them; provided that a representative of the Lead Borrower shall be given the opportunity to be present all such discussions.

SECTION 5.11        Covenant to Become a Loan Party and Give Security.

At the Lead Borrower’s expense, the Loan Parties shall take all actions necessary or reasonably requested by the Administrative Agent to ensure that all Persons who are obligated to become a Loan Party and to grant Liens in favor of the Collateral Agent in the Collateral shall have done so, including:

(a)        upon the formation or acquisition of any new direct or indirect wholly owned Restricted Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or the designation in accordance with SECTION 5.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary):

(i)          within 60 days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

(a)         cause each such Restricted Subsidiary to execute and deliver to the Administrative Agent a Joinder Agreement as a Borrower or a Facility Guarantor;

(b)         cause each such Restricted Subsidiary to furnish to the Administrative Agent a description of its Material Real Properties in detail reasonably satisfactory to the Administrative Agent;

(c)         cause (x) each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages with respect to the owned ~~real properties~~Material Real Properties which are identified to the Administrative Agent pursuant to SECTION 5.11(a)(i)(b), Security Agreements and other Security Documents, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent, where applicable, with the Security Documents in effect on the ~~Third Restatement~~First Amendment Effective Date), in each case granting Liens to the Collateral Agent to secure the Obligations and (y) each direct or indirect parent of each such Restricted Subsidiary that is required (or has elected) to be a Loan Party to duly execute and deliver to the Administrative Agent such Security Documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent, where applicable, with the Security Documents in effect on the ~~Third Restatement~~First Amendment Effective Date), in each case granting Liens to the Collateral Agent to secure the Obligations;

(d)         cause each such Restricted Subsidiary (and the parent of each such Restricted Subsidiary that is a Loan Party) to deliver to the Collateral Agent (subject to the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement (if then in effect) and the Additional Junior Lien Intercreditor Agreement (if then in effect)) any and all certificates representing Capital Stock (to the extent certificated) and intercompany notes (to the extent represented by an instrument) that are required to be pledged pursuant to the Security Documents, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; and

(e)         take and cause each such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is a Loan Party to take whatever action

(including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid Liens to the extent required under the Loan Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, by general principles of equity and an applied covenant of good faith and fair dealing;

(ii)         if reasonably requested by the Administrative Agent or the Collateral Agent, in any event within ~~45~~60 days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent, the Collateral Agent and the other Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this SECTION 5.11(a) as the Administrative Agent may reasonably request; and

(iii)                     as promptly as practicable after the request therefor by the Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property of such Restricted Subsidiary, (x) any existing title reports, surveys or environmental assessment reports to the extent available and in the possession or control of the Lead Borrower or one of its Restricted Subsidiaries (provided,  however, that there shall be no obligation to deliver to the Collateral Agent any existing environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than the Lead Borrower or one of its Subsidiaries where, despite the commercially reasonable efforts of the Lead Borrower to obtain such consent, such consent cannot be obtained) and (y) a certificate indicating whether such real property is located in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and, to the extent the building(s) or any portions thereof on such real property ~~is~~are so located in a “special flood hazard area”, obtain flood insurance in such total amount as is reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdco and its Restricted Subsidiaries, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time (and each of the items described in clause (y) shall be provided to the Collateral Agent at least ten days prior to the effectiveness of any Mortgage on such Material Real Property (or such later date as agreed by the Collateral Agent) and be in form and substance reasonably satisfactory to the Collateral Agent and the Lenders).

(b)         After the ~~Third Restatement~~First Amendment Effective Date, concurrently with (x) the acquisition of any material personal property by any Loan Party or of any personal property in connection with a Permitted Acquisition, or (y) the acquisition of any Material Real Property by any Loan Party, and if such personal property or Material Real Property shall not already be subject to a perfected Lien in favor of the Collateral Agent, the Lead Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Loan Documents and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in SECTION 5.11(a)(iii) with respect to Real Estate. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any Material Real Property acquired by any Loan Party after the First Amendment Effective Date until (1) the date that occurs 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Material Real Property:

(i) a completed flood hazard determination from a third party vendor, (ii) if the building(s) or any portion thereof on such Material Real Property are located in a “special flood hazard area,” (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance is not available and (B) evidence of receipt by the applicable Loan Party of such notice, and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such Material Real Property is located, evidence of flood insurance, and (2) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

(c)         Notwithstanding the foregoing, no Loan Party shall be required to perfect the security interests granted to the Collateral Agent under any Security Documents if and to the extent that the Collateral Agent shall have reasonably determined that the cost of obtaining a first priority security interest in any Collateral subject to such security interest exceeds the practical benefits to the Secured Parties afforded thereby.

SECTION 5.12        Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties shall comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and permits; obtain and renew all permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 5.13        Further Assurances and Post-Closing Conditions.

Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  Without limiting the foregoing, the Loan Parties shall use commercially reasonable efforts to obtain a Collateral Access Agreement from any Person from whom a Loan Party enters into a Lease after the ~~Third Restatement~~First Amendment Effective Date for a warehouse or distribution center prior to entering into such Lease.

SECTION 5.14        Designation of Subsidiaries.

The board of directors of the Lead Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Payment Conditions shall have been satisfied, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary is a Borrower or if such Subsidiary owns any property included in the calculation of the Borrowing Base, unless such Subsidiary is an Immaterial Subsidiary, and (x) immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing or would result therefrom, and (y) prior to making any such designation, the Lead Borrower delivers an updated Borrowing Base Certificate giving effect to such designation, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior ~~Subordinated~~ Notes or the Term Loan Facility, as applicable, and (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower therein at the date of designation in an amount equal to the net book value of the Lead Borrower’s or Restricted Subsidiary’s (as applicable) investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 5.15        Information Regarding Collateral.

The Lead Borrower will furnish to the Administrative Agent prompt written notice of any change in: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office or its principal place of business; (c) any Loan Party’s type of organization or jurisdiction of incorporation or formation or (d) any Loan Party’s Federal Taxpayer Identification Number. The Loan Parties agree to make (or cause to be made) all filings, publications and registrations under the UCC or other Applicable Law reasonably requested by the Collateral Agent in order for the Collateral Agent to continue at all times following such change, and subject to the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement (if then in effect) and the Additional Junior Lien Intercreditor Agreement (if then in effect) to have a valid, legal and perfected first priority security interest to the extent required under the Security Documents (subject only to Permitted Encumbrances having priority under Applicable Law) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

SECTION 5.16        Physical Inventories.

The Loan Parties, at their own expense, shall cause not less than one physical count of Inventory to be undertaken in each 12-month period (or alternatively, periodic cycle counts) in conjunction with the preparation of its annual audited financial statements, conducted following such methodology as is consistent with the methodology used in the immediately preceding Inventory (or cycle count) or as otherwise may be reasonably satisfactory to the Administrative Agent.  Following the completion of such Inventory count, and in any event by the next date required for the delivery of a Borrowing Base Certificate hereunder, the Borrowers shall, (x) if requested by the Administrative Agent, deliver the results of such physical inventory to the Administrative Agent and (y) post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

SECTION 5.17        Use of Proceeds of Credit Extensions.

The proceeds of Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the Borrowers and their Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers and their Subsidiaries, (c) to finance Permitted Acquisitions, other Permitted Investments and Restricted Payments, (d) to refinance Indebtedness under the Existing Credit Agreement and (e) for general corporate purposes (including, without limitation, to finance Amendment Transaction Expenses), all to the extent permitted in this Agreement.  No part of the proceeds of any ~~Loan~~Credit Extensions will be used, whether directly or indirectly, (x) for any purpose that entails a violation of any of the regulations of the FRB, including Regulations U and X, or (y) in violation of SECTION 3.22(a).

SECTION 5.18        [Reserved].

SECTION 5.19        [Reserved].

SECTION 5.20        Pension Plans.

Each Loan Party shall cause each of its Plans to be duly qualified and administered in all respects in compliance with all Applicable Laws, and the terms of the Plans and any agreements relating thereto, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect.  Each Loan Party and each of its Subsidiaries shall use reasonable commercial efforts to ensure that it, except where failure to do so would not reasonably be expected to have a Material Adverse Effect: (a) has no Unfunded Pension Liability in respect of any Plan, including any Plan to be established and administered by it or them; and (b) does not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in liability.

SECTION 5.21        [Reserved].

SECTION 5.22        [Reserved].

SECTION 5.23        ~~[Reserved].~~  OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

Each Loan Party will, and will cause each of its Subsidiaries to comply (i) with all applicable Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Borrowers shall implement and maintain in effect procedures designed to promote compliance by the Borrowers and their directors, officers, employees, and agents with Anti-Corruption Laws of the United States and Sanctions imposed, administered or enforced by the United States Governmental Authorities.

SECTION 5.24        Financial Covenant.

If Excess Availability is at any time less than the Threshold Amount (a “Financial Covenant Trigger Event”), the Loan Parties shall maintain a Consolidated Fixed Charge Coverage Ratio, calculated as of the end of each Fiscal Quarter for the period of four consecutive Fiscal Quarters then most recently ended (taken as one accounting period), commencing as of the end of the Fiscal Quarter immediately preceding the date that the Financial Covenant Trigger Event occurs, of not less than 1.0:1.0; provided that such requirement to maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 shall no longer apply (unless and until a subsequent Financial Covenant Trigger Event occurs) if Excess Availability on each day during any period of 30 consecutive calendar days commencing after the date of such Financial Covenant Trigger Event shall be at least the Threshold Amount.

ARTICLE VI

Negative Covenants

Until Payment in Full:

SECTION 6.01        Liens.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (each a “Permitted Encumbrance”):

(a)         Liens securing any Obligations;

(b)         Liens existing on the ~~Third Restatement~~First Amendment Effective Date and listed on Schedule 6.01 and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under SECTION 6.03 and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by SECTION 6.03;

(c)         Liens for taxes, assessments or governmental charges which are not required to be paid pursuant to SECTION 5.04 or which are not yet due and payable;

(d)         statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens imposed by Applicable Law or other customary Liens (other than Liens in respect of Indebtedness) in favor of landlords, in each case, arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(e)         (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Lead Borrower or any Restricted Subsidiary;

(f)         deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g)         easements, rights-of-way, restrictions, encroachments, servitudes, rights of way, licenses, protrusions, site plan agreements, development agreements, contract zoning agreements and other similar encumbrances, rights, agreements and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Lead Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiaries), taken as a whole, and exceptions on mortgage policies in respect of any Mortgages;

(h)         Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 7.01(h);

(i)          Liens securing Indebtedness and obligations permitted under SECTION 6.03(e); provided that (i) such Liens attach concurrently with or no later than 270 days after the acquisition, lease, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions, replacement or additions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions, replacements and additions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender; and Liens securing any Permitted Refinancing of Indebtedness under SECTION 6.03(e) that do not extend to any property that was not subject to the Lien securing the Indebtedness being refinanced other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(j)          leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Lead Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), taken as a whole, or (ii) secure any Indebtedness;

(k)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business which payments are not overdue for a period of more than 30 days and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(l)          Liens (i) arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein and (ii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(m)        Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Acquisition or a Permitted Investment permitted pursuant to SECTION 6.02(l) or (v), in each case, to be applied against the purchase price for such Permitted Acquisition or Permitted Investment, and (ii) consisting of an agreement to dispose of any property in a Permitted Disposition, in each case, solely to the extent such Permitted Acquisition, Permitted Investment or Permitted Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)         Liens on property (i) of any Restricted Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral;

(o)         Liens in favor of the Lead Borrower or a Restricted Subsidiary securing Indebtedness permitted under SECTION 6.03(d);

(p)         (i) Liens existing on property (other than Inventory and Accounts unless the Liens thereon are subordinated to the Lien of the Collateral Agent in a manner consistent with the terms of the Intercreditor Agreement) at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to SECTION 5.14), in each case, after the ~~Third Restatement~~First Amendment Effective Date; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and accessions or additions thereto and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (ii) Liens securing any Indebtedness and obligations constituting a Permitted Refinancing of any Indebtedness secured by any Lien described in subclause (i) above;

(q)         any interest or title (and all encumbrances and other matters affecting such interest or title) of a licensor, sublicensor, lessor or sublessor under licenses and leases entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(s)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(t)          Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business;

(u)         Liens solely on any cash earnest money deposits made by the Lead Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v)         Liens securing Indebtedness and obligations (and any Guarantees in respect thereof) permitted to be incurred pursuant to SECTION 6.03(s), subject at all times to the Intercreditor Agreement, any Additional First Lien Intercreditor Agreement or any Additional Junior Lien Intercreditor Agreement, as applicable, and Liens securing Indebtedness and obligations constituting a Permitted Refinancing of any Indebtedness permitted to be incurred pursuant to SECTION 6.03(s);

(w)        Liens arising from precautionary UCC or similar filings regarding “true” operating leases or the consignment of goods to the Lead Borrower, any other Borrower or any Subsidiary Facility Guarantor;

(x)         Liens placed on the Capital Stock of any joint venture entity in the form of a transfer restriction, purchase option, call or similar right of a third party joint venture partner;

(y)         ground leases in respect of real property on which facilities owned or leased by the Lead Borrower or any of its Subsidiaries are located;

(z)         Liens existing on title insurance policies relating to any Mortgages;

(aa)       Liens on insurance proceeds incurred in the ordinary course of business in connection with the financing of insurance premiums;

(bb)       Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business, provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(cc)       Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(dd)       Security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(ee)       (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole;

(ff)        Rights of a seller of unpaid goods in respect of such goods at common law and other applicable legislation;

(gg)       Undetermined or inchoate Liens which have not at such time been filed and of which none of the Lead Borrower, any other Borrower or any Subsidiary Facility Guarantor have been given notice and which relate to obligations not then due and payable;

(hh)       Liens securing obligations permitted under SECTION 6.03(f) (other than in respect of Bank Products) to the extent such obligations are owing to a “Term Hedging Affiliate” (as defined in the Intercreditor Agreement) pursuant to a “Term Hedging Agreement” (as defined in the Intercreditor Agreement), subject at all times to the terms of the Intercreditor Agreement; and

(ii)         Without duplication of, or aggregation with, any other Lien permitted under any other clause of this SECTION 6.01, other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $50,000,000 at any time outstanding.

The designation of a Lien as a Permitted Encumbrance shall not limit or restrict the ability of the Administrative Agent to establish any Reserve relating thereto.

SECTION 6.02        Investments.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, make any Investments, except the following (each a “Permitted Investment”):

(a)         Investments by the Lead Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b)         loans or advances to officers, directors and employees of Holdco, the Lead Borrower and the Restricted Subsidiaries (i)  for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) to the extent permitted by Applicable Law, in connection with such Person’s purchase of Capital Stock of the Lead Borrower (or any direct or indirect parent of the Lead Borrower), provided that the amount of such loans and advances shall be contributed to the Lead Borrower in cash as common equity, or paid to the Lead Borrower in connection with such purchase of Capital Stock, and (iii) to the extent permitted by Applicable Law, for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $15,000,000 at any one time outstanding;

(c)         Investments (i) by the Lead Borrower or any Restricted Subsidiary in any Loan Party (other than Holdco), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by the Lead Borrower or any Restricted Subsidiary (A) in any Restricted Subsidiary that is not a Loan Party; provided that the outstanding aggregate amount of such Investments in Restricted Subsidiaries that are not Loan Parties pursuant to this clause (A) shall not exceed $50,000,000 at any time, (B) in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Capital Stock of any other Restricted Subsidiary that is not a Loan Party held directly or indirectly by the Lead Borrower or such Restricted Subsidiary in exchange for Indebtedness, Capital Stock or a combination thereof of the Restricted Subsidiary to which such contribution is made, (C) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Capital Stock of such Restricted Subsidiary for Indebtedness of such Restricted Subsidiary, (D) constituting Guarantees of Indebtedness or other monetary obligations of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party or (E) in any Restricted Subsidiary that is not a Loan Party to permit such Restricted Subsidiary to make payments for the procurement of Inventory and related assets for a Borrower or a Subsidiary Facility Guarantor;

(d)         Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and (ii) received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e)         Investments consisting of Permitted Encumbrances, Permitted Indebtedness, fundamental changes, Permitted Dispositions, Restricted Payments and Permitted Payments permitted under SECTION 6.01, SECTION 6.03, SECTION 6.04, SECTION 6.05, SECTION 6.06 and SECTION 6.11, respectively;

(f)         Investments by the Lead Borrower and its Restricted Subsidiaries consisting of Permitted Acquisitions;

(g)         Investments (i) existing or contemplated on the ~~Third Restatement~~First Amendment Effective Date and set forth on Schedule 6.02 and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the ~~Third Restatement~~First Amendment Effective Date by the Lead Borrower or any Restricted Subsidiary in the Lead Borrower or any other Restricted Subsidiary and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this SECTION 6.02;

(h)         Investments in Swap Contracts permitted under SECTION 6.03;

(i)          promissory notes and other non-cash consideration received in connection with Permitted Dispositions;

(j)          Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(k)         Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l)          so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing, additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l), not to exceed $70,000,000 in the aggregate at any time outstanding (provided, that such amount shall be increased by the Net Proceeds of Permitted Equity Issuances) (in each case, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(m)        advances of payroll payments to employees in the ordinary course of business;

(n)         Investments to the extent that payment for such Investments is made solely with Capital Stock of the Lead Borrower or any direct or indirect parent of the Lead Borrower not resulting in a Change in Control;

(o)         Investments of a Restricted Subsidiary acquired after the ~~Third Restatement~~First Amendment Effective Date or of a Person merged into or amalgamated or consolidated with the Lead Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with SECTION 6.04 after the ~~Third Restatement~~First Amendment Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation, or consolidation and were in existence on the date of such acquisition, merger, amalgamation, or consolidation;

(p)         Guarantees by the Lead Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q)         Guarantees constituting Permitted Indebtedness;

(r)         Subject to SECTION 2.18, Investments in deposit accounts opened in the ordinary course of business;

(s)         Investments in new Subsidiaries (other than Foreign Subsidiaries), subject to the provisions of SECTION 5.11;

(t)          Capital Expenditures;

(u)         Loans and advances to Holdco (or any direct or indirect parent company thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdco (or any direct or indirect parent company thereof) in accordance with SECTION 6.06; and

(v)         any Investments so long as the Payment Conditions are satisfied;

provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this SECTION 6.02 shall be permitted hereunder (w) to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of any Indebtedness, (x) if immediately before or after such Investment, a Default shall have occurred and be continuing, (y) if after giving effect to such Investment, the Payment Conditions shall not have been satisfied, or (z) if such Investment consists of a transfer of any Collateral included in the Borrowing Base.

SECTION 6.03        Indebtedness.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, create, incur, assume or suffer to exist any Indebtedness, except the following (each “Permitted Indebtedness”):

(a)         Indebtedness of the Lead Borrower and any of its Subsidiaries under the Loan Documents;

(b)         Indebtedness (i) outstanding on the ~~Third Restatement~~First Amendment Effective Date and listed on Schedule 6.03, and (ii) intercompany Indebtedness outstanding on the ~~Third Restatement~~First Amendment Effective Date;

(c)         Guarantees by the Lead Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Lead Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of the Senior ~~Subordinated~~ Notes or the Term Loan Facility shall be permitted unless such Restricted Subsidiary shall have also executed a Joinder Agreement as a Borrower or a Facility Guarantor, and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Facility Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d)         Indebtedness of the Lead Borrower or any Restricted Subsidiary owing to the Lead Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by SECTION 6.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not, or ceases to be, a Loan Party shall be subject to the subordination terms set forth in Article VII of the Security Agreement;

(e)         As long as the Payment Conditions are satisfied after giving effect thereto, Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Lead Borrower and its Restricted Subsidiaries financing the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets; provided that (i) such Indebtedness is incurred concurrently with or no later than 270 days after the applicable acquisition, construction, repair, lease, replacement or improvement, and (ii) if reasonably requested by the Administrative Agent, the Loan Parties will use commercially reasonable efforts to cause the holder of such Indebtedness to enter into a Collateral Access Agreement with the Collateral Agent on terms reasonably satisfactory to the Collateral Agent; provided,  further, that notwithstanding the foregoing, the Lead Borrower and its Restricted Subsidiaries may incur Attributable Indebtedness, and other Indebtedness of the type described in this clause (e), in an aggregate amount not to exceed $125,000,000 at any time outstanding, without satisfaction of the Payment Conditions;

(f)         Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g)         (i) Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries (A) assumed in connection with any Permitted Acquisition or other Acquisition that is a Permitted Investment; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or other Acquisition, or (B) incurred to finance a Permitted Acquisition or other Acquisition that is a Permitted

Investment and (ii) any Permitted Refinancing of the foregoing; provided, in each case, that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured (except for (A) Liens permitted under SECTION 6.01(p) securing Indebtedness (together with Permitted Refinancings thereof) in an aggregate principal outstanding not to exceed $50,000,000 and (B) Liens permitted under SECTION 6.01(ii)) or is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent ~~(it being understood that subordination terms set forth in the Senior Subordinated Notes shall also be deemed to be acceptable for such Indebtedness)~~, (w) both immediately prior and after giving effect thereto, no Event of Default shall exist or result therefrom (other than with respect to a Permitted Acquisition or other Acquisition that is a Permitted Investment made pursuant to a legally binding commitment entered into at a time when no Event of Default existed or would result therefrom), (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof) and (y) has terms and conditions (other than interest rate, redemption premiums, subordination and optional prepayment and optional redemption terms), taken as a whole, that are reasonably acceptable to the Administrative Agent provided that a certificate of a Responsible Officer shall be delivered to the Administrative Agent at least five Business Days (or within such shorter period as the Administrative Agent shall agree in writing, in its sole discretion) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Lead Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(h)         Indebtedness representing deferred compensation, severance, and health and welfare retirement benefits to current and former employees of Holdco, the Lead Borrower and its Restricted Subsidiaries incurred in the ordinary course of business or existing on the ~~Third Restatement~~First Amendment Effective Date;

(i)          Indebtedness consisting of promissory notes issued by a Borrower or Subsidiary Facility Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of Holdco, the Lead Borrower or any direct or indirect parent of Holdco or the Lead Borrower permitted by SECTION 6.06;

(j)          Indebtedness incurred by the Lead Borrower or its Restricted Subsidiaries in connection with any Permitted Disposition constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Lead Borrower and its Restricted Subsidiaries in connection with such Permitted Disposition;

(k)         Indebtedness consisting of obligations of the Lead Borrower or its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Permitted Investment;

(l)          (i) Obligations with respect to Cash Management Services and similar services and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts and (ii) Obligations with respect to Bank Products and similar services;

(m)        Indebtedness in an aggregate principal amount not to exceed $300,000,000 at any time outstanding;

(n)         As long as the Payment Conditions are satisfied after giving effect thereto, Subordinated Indebtedness and other non-amortizing long term Indebtedness, in each case, with a maturity date that is at least 60 days following the Maturity Date (which shall include unsecured bridge financings that convert into non-amortizing long term Indebtedness, subject to reasonable or customary conditions);

(o)         Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)         Indebtedness incurred by the Lead Borrower or any of its Restricted Subsidiaries in respect of letters of credit (including, without limitation, under any Commercial Letter of Credit Facility, provided that any provider of such Commercial Letter of Credit Facility shall agree that such Commercial Letter of Credit Facility shall be treated as Other Liabilities payable in accordance with SECTION 7.04 hereof), bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of commercial letters of credit, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q)         obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Lead Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(r)         Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(s)         (i) Indebtedness in respect of the Term Loan Facility and (ii) Indebtedness that may be incurred pursuant to Section 7.03(b)(xxii), (xxiii) or (xxiv) of the Term Loan Agreement (as in effect on the ~~Third Restatement~~First Amendment Effective Date);

(t)          Indebtedness in respect of the Senior ~~Subordinated~~ Notes;

(u)         Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

(v)         Unsecured Indebtedness owed to the Sponsor and/or other stockholders of Holdco or any parent company thereof and their respective Affiliates, provided that such Indebtedness does not require the payment in cash of interest at a rate in excess of 10% per annum or principal prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(w)        Guarantees and letters of credit and surety bonds (other than Guarantees of, or letters of credit and surety bonds related to, Indebtedness) issued by the Lead Borrower and its Restricted Subsidiaries in connection with Permitted Acquisitions, other Acquisitions that are Permitted Investments and Permitted Dispositions;

(x)         Without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder;

(y)         Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(z)         All premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above and (aa) below; and

(aa)       Extensions, renewals, refinancings, refundings and replacements of any such Indebtedness described in clauses (b), (c), (d), (e), (f), (g), (m), (n), (s), (t), (u), (v), (w) and (x) above provided that such Indebtedness constitutes a Permitted Refinancing.

For purposes of calculating compliance with this SECTION 6.03 only, the amount of Indebtedness of a Person which is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness or (ii) the fair market value of the property upon which a Lien has been granted to secure such Indebtedness.

SECTION 6.04        Fundamental Changes.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, merge, amalgamate, dissolve, liquidate, wind up, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)         any Restricted Subsidiary may merge, consolidate or amalgamate with or into, (i) any Borrower (including a merger, consolidation or amalgamation, the purpose of which is to reorganize such Borrower into a new jurisdiction); provided that such Borrower shall be the continuing or surviving Person or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging, consolidating or amalgamating with or into another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person, except to the extent otherwise constituting an Investment permitted by SECTION 6.02 (other than SECTION 6.02(e));

(b)         the Lead Borrower may merge, consolidate or amalgamate with or into, any Person (including a merger, consolidation or amalgamation, the purpose of which is to reorganize the Lead Borrower into a new jurisdiction); provided that (A) the Lead Borrower shall be the continuing or surviving Person, or (B) so long as no Event of Default has occurred and is continuing or would result therefrom, if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Lead Borrower (such other Person, the “Successor Lead Borrower”), (1) the Successor Lead Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) the Successor Lead Borrower shall expressly assume all the obligations of the Lead Borrower under this Agreement and the other Loan Documents in a manner and pursuant to documentation reasonably satisfactory to the Administrative Agent, (3) each Facility Guarantor or a Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have by execution of a supplement to its Facility Guarantee confirmed that its Guarantee thereunder shall apply to any Successor Lead Borrower’s obligations under this Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its Facility Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor pursuant to a Mortgage, if any, unless it is the other party to such merger, amalgamation or consolidation, shall have affirmed that its obligations under such Mortgage shall apply to its Facility Guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Lead Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate of a Responsible Officer stating that such merger, amalgamation, or consolidation complies with the applicable requirements set forth in this clause (b), (y) at least two Business Days prior to the closing date of such merger, amalgamation or consolidation all documentation and other information about Successor Lead Borrower as has been reasonably requested in writing by the Administrative Agent that it reasonably determines is required by regulatory authorities under applicable “know your customer” ~~and anti-money  laundering rules and regulations~~laws, Anti-Corruption Laws, and Anti-Money Laundering Laws, including the Patriot Act, and (z) if reasonably requested by the Administrative Agent, an opinion of counsel as to corporate matters and to the effect that the provisions set forth in the preceding clauses (3) through (5), preserve the enforceability of the Facility Guarantee and the perfection of the Liens created under the applicable Security Documents;

(c)         (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party, (ii) any Loan Party may merge, amalgamate or consolidate with or into any other Loan Party, provided that if a Borrower is a party thereto, a Borrower shall be the continuing or surviving Person and (iii) any Subsidiary may liquidate, wind up or dissolve if the Lead Borrower determines in good faith that such action is in the best interests of the Lead Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders; provided, that with respect to this clause (b)(iii), a certificate of a Responsible Officer shall be delivered to the Administrative Agent at least five Business Days (or within such shorter period as the Administrative Agent shall agree in writing, in its sole discretion) prior to the liquidation, winding up or dissolution, together with a reasonably detailed description of the material terms and conditions thereof, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement;

(d)         any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be another Loan Party, or (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with SECTION 6.02 and SECTION 6.03, respectively;

(e)         any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect a Permitted Investment; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of SECTION 5.11; and

(f)         the Lead Borrower and its Restricted Subsidiaries may consummate a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Permitted Disposition.

SECTION 6.05        Dispositions.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, make any Disposition, except the following (each, a “Permitted Disposition”):

(a)         Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Lead Borrower and its Restricted Subsidiaries including, without limitation, the abandonment of or failure to maintain Intellectual Property and with respect to closed Stores;

(b)         Dispositions of Inventory in the ordinary course of business;

(c)         Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(d)         Dispositions of property to the Lead Borrower or to a Restricted Subsidiary; provided that, if the transferor of such property is a Loan Party, (i) the transferee thereof must either be a Borrower or a Subsidiary Facility Guarantor, in which event the Collateral Agent shall retain its perfected Lien on the property so disposed of, subject to the same priority as existed prior to such disposition, or (ii) to the extent such transaction constitutes an Investment, such transaction is a Permitted Investment, provided,  further, that (A) if the property being disposed of is transferred to a Subsidiary that is not a Loan Party, the Administrative Agent may require, in the exercise of its reasonable business judgment, that the transferee execute an agreement granting the Agents access to such property for purposes of conducting a Liquidation, and (B) if the property being disposed of includes ABL Priority Collateral and is being transferred to a Subsidiary which is not a Borrower or a Subsidiary Facility Guarantor, such disposition shall be made only if Excess Availability is not less than 12.5% of the Loan Cap on a Pro Forma Basis after giving effect thereto;

(e)         Dispositions permitted by SECTION 6.02 (other than SECTION 6.02(e)), SECTION 6.04 and SECTION 6.06 and Permitted Encumbrances;

(f)         Dispositions of Cash Equivalents;

(g)         sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(h)         leases, subleases, licenses or sublicenses (including the provision of Software under an open source license), in each case in the ordinary course of business and which (i) do not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries or (ii) relate to closed Stores;

(i)          termination of Leases in the ordinary course of business;

(j)          transfers of property subject to Casualty Events;

(k)         licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business;

(l)          as long as no Specified Default then exists or would arise therefrom, and no Overadvance would result therefrom, bulk sales or other dispositions of the Loan Parties’ Inventory not in the ordinary course of business in connection with Store closings, at arm’s-length~~,~~ (or transactions with professional liquidators to effect such bulk sales or other dispositions on arm’s-length terms); provided that (i) such Store closures and related Inventory dispositions shall not exceed, in any Fiscal Year of the Lead Borrower and its Subsidiaries, 10% of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of Store relocations (x) occurring substantially contemporaneously, but in no event later than 10 Business Days after the related Store closure date or (y) wherein a binding lease has been entered into prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.02(b), and (ii) as of any date after the Third Restatement Date, the aggregate number of such Store closures since the Third Restatement Date shall not exceed 25% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Third Restatement Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Third Restatement Date (net of Store relocations (i) occurring substantially contemporaneously, but in no event later than 10 Business Days after the related Store closure date or (ii) wherein a binding lease has been entered into prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to SECTION 5.02(b); provided that all sales of Inventory in connection with Store closings in a transaction or series of related transactions shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent; provided,  further, that all Net Proceeds received in connection therewith are applied to the Obligations, if then required in accordance with SECTION 2.18 or SECTION 7.04 hereof;

(m)        sales of non-core assets and Real Estate, in each case, acquired in connection with a Permitted Acquisition or other acquisition permitted pursuant to SECTION 6.02 and, within 30 days (or such longer period as the Administrative Agent shall agree in writing, in its sole discretion) of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a Store;

(n)         exchanges or swaps, including, without limitation, transactions covered by Section 1031 of the Code, of Leases and other Real Estate of the Loan Parties so long as the exchange or swap is made for fair value and on an arm’s length basis, provided, that upon the consummation of such exchange or swap, (x) the Collateral Agent has a perfected Lien having the same priority as any Lien held on the Leases or Real Estate so exchanged or swapped and (y) the Net Proceeds, if any, received in connection with any such exchange or swap are applied to the Obligations if then required in accordance with SECTION 2.18 or SECTION 7.04 hereof;

(o)         sale-leaseback transactions of Real Estate of any Loan Party as long as (A) no Specified Default then exists or would arise therefrom, and (B) with respect to any distribution center or warehouse, (1) such sale-leaseback is made pursuant to leases on market terms and (2) the Loan Parties cause each purchaser of such Real Estate to use commercially reasonable efforts to enter into a Collateral Access Agreement with the Collateral Agent on terms reasonably satisfactory to the Collateral Agent;

(p)         Dispositions listed on Schedule 6.05;

(q)         Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r)         Dispositions of property owned by Aaron Brothers, Inc. in connection with the sale of all or substantially all the assets of Aaron Brothers, Inc., or the Capital Stock of Aaron Brothers, Inc., by the Lead Borrower, as long as the Payment Conditions are satisfied after giving effect thereto;

(s)         Dispositions of property not otherwise permitted under this SECTION 6.05, provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at any time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, and (ii) in the event that any such Disposition includes, in whole or in part, any ABL Priority Collateral, Excess Availability is not less than 12.5% of the Loan Cap after giving effect to such Disposition; and

(t)          Dispositions of property not otherwise permitted under this SECTION 6.05, provided that (i) the aggregate book value of all property disposed of pursuant to this clause (t) shall not exceed $250,000,000 in any Fiscal Year or $500,000,000 in the aggregate after the ~~Third Restatement~~First

Amendment Effective Date, and (ii) in the event that any such Disposition includes, in whole or in part, any ABL Priority Collateral, Excess Availability is not less than 12.5% of the Loan Cap after giving effect to such Disposition;

provided that:

(1) any disposition of any property pursuant to this SECTION 6.05 (except for Dispositions pursuant to SECTION 6.05(d) (solely with respect to such Dispositions described in SECTION 6.05(d) (i) from a Loan Party to another Loan Party or (ii) constituting Permitted Investments hereunder), SECTION 6.05(e), SECTION 6.05(j), SECTION 6.05(n) and SECTION 6.05(q)), shall be for no less than the fair market value of such property at the time of such disposition, and

(2) in the case of a Disposition of any assets pursuant to SECTION 6.05(s) or (t) for a purchase price in excess of $50,000,000, at least seventy-five percent (75%) of the consideration is payable in cash or Cash Equivalents at the time of consummation of the transaction; provided,  however, that the following shall be deemed to be cash for purposes of this clause (2): (A) any liabilities (as shown on the Lead Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Lead Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Lead Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing; (B) any securities received by the Lead Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Lead Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition; (C) any Indebtedness of a Loan Party or Restricted Subsidiary received by the Lead Borrower or the applicable Restricted Subsidiary in connection with such Disposition; and (D) aggregate non-cash consideration received by the Lead Borrower or the applicable Restricted Subsidiary having an aggregate fair market value not to exceed 7.5% of Total Assets (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) (net of any non-cash consideration converted into cash and Cash Equivalents).

To the extent any Collateral is disposed of as expressly permitted by this SECTION 6.05 to any Person other than the Lead Borrower or any other Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and if requested by the Lead Borrower, upon the certification delivered to the Administrative Agent or the Collateral by the Lead Borrower that such Disposition is permitted by this Agreement, the Agents shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06        Restricted Payments.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, declare or make, directly or indirectly, any Restricted Payment, except:

(a)         each Restricted Subsidiary may make Restricted Payments to the Lead Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Lead Borrower and any other Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Capital Stock);

(b)         the Lead Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock (other than Disqualified Capital Stock not otherwise permitted by SECTION 6.03) of such Person;

(c)         to the extent constituting Restricted Payments, the Lead Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of SECTION 6.02 (other than SECTION 6.02(e)), SECTION 6.04 or SECTION 6.08 (other than SECTION 6.08(h) and (k));

(d)         the Lead Borrower or any other Borrower or any Subsidiary Facility Guarantor may repurchase (or may make Restricted Payments to allow Holdco or any direct or indirect parent thereof to repurchase) Capital Stock in Holdco or any direct or indirect parent thereof, the Lead Borrower or any Restricted Subsidiary deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(e)         the Lead Borrower or any other Borrower or any Subsidiary Facility Guarantor may pay (or make Restricted Payments to allow Holdco or any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of Holdco or any direct or indirect parent company thereof held by any future, present or former officer, employee, director or consultant of Holdco, the Lead Borrower or any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, spouses or former spouses, pursuant to any management, director or employee equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdco, the Lead Borrower or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided,  however, that the aggregate Restricted Payments made under this clause (e) do not exceed in any calendar year $45,000,000 with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $90,000,000 in any calendar year; provided,  further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock of the Lead Borrower and, to the extent contributed to the Lead Borrower, Capital Stock of Holdco or any of Holdco’s direct or indirect parent companies, in each case to members of management, employees, directors or consultants of Holdco, the Lead Borrower or any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Third Restatement Date, plus in respect of any sale of Capital Stock in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Lead Borrower, Holdco or any of its direct or indirect parent companies in connection with such exercise under Applicable Law to the extent such amount is repaid to the Lead Borrower, Holdco or its direct or indirect parent company, as applicable, plus (B) the cash proceeds of key man life insurance policies received by the Lead Borrower or its Restricted Subsidiaries after the Third Restatement Date less (C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (e); and provided,  further, that cancellation of Indebtedness owing to the Lead Borrower from employees, officers, directors or consultants of the Lead Borrower, Holdco, any of Holdco’s direct or indirect parent companies or any of the Lead Borrower’s Restricted Subsidiaries in connection with a repurchase of Capital Stock of Holdco or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this SECTION 6.06 or any other provision of this Agreement;

(f)         the Lead Borrower may make cash payments (or may make Restricted Payments to permit Holdco or any direct or indirect parent thereof to make cash payments) in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Lead Borrower, Holdco (or any direct or indirect parent thereof) or any Restricted Subsidiary; provided,  however, that any such cash payment shall not be for the purpose of evading the limitations of this Agreement;

(g)         the Lead Borrower and its Restricted Subsidiaries may make Restricted Payments in an amount equal to the aggregate amount of the Net Proceeds of Permitted Equity Issuances;

(h)         the Lead Borrower and its Restricted Subsidiaries may distribute, by dividend or otherwise, shares of Capital Stock of, or Indebtedness owed to the Lead Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary whose primary assets are Cash Equivalents);

(i)          the Lead Borrower may declare and pay dividends or distributions to, or make loans to, Holdco in amounts required for Holdco or any direct or indirect parent of Holdco to pay, in each case without duplication,

(i)          franchise taxes and other fees, Taxes and expenses required to maintain Holdco’s (or such parent’s)  corporate or other existence;

(ii)         consolidated, combined or similar foreign, federal, state and local income and similar Taxes, to the extent such Taxes are attributable to the income of the Lead Borrower and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such Taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided, that in each case, the amount of such payments for any Fiscal Year does not exceed the amount that the Lead Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state and local income taxes for such Fiscal Year had the Lead Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer or stand-alone group (separate from Holdco or any such direct or indirect parent of Holdco) for all fiscal years ending after the Third Restatement Date;

(iii)       for any Acquisitions by Holdco if the assets that are the subject of such Acquisition are immediately contributed to the Lead Borrower;

(iv)        customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Lead Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries;

(v)         general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Lead Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries; and

(vi)  fees and expenses other than to Affiliates of the Lead Borrower related to any unsuccessful equity or debt offering of such parent company;

(j)          the Lead Borrower, any other Borrower or any Subsidiary Facility Guarantor may make payments in respect of (or may make Restricted Payments to permit Holdco or any direct or indirect parent thereof to make such payments) withholding, employment or similar taxes payable in respect of any future, present or former officer, employee, director, manager, or consultant of Holdco, the Lead Borrower any Restricted Subsidiary or any direct or indirect parent of Holdco (in the case of Holdco or such direct or indirect parent of Holdco, to the extent such taxes are attributable to the ownership or operation of the Lead Borrower and the Restricted Subsidiaries, including the Lead Borrower’s and the Restricted Subsidiaries’ proportionate share of such amount relating to such parent being a public company) and any repurchases of Capital Stock deemed to occur upon exercise, vesting or settlement of, or payment with respect to, any equity or equity-based award, including stock or other equity options, stock or other equity appreciation rights, warrants, restricted equity units, restricted equity, deferred equity units or similar rights if such Capital Stock is used by the holder of such award to pay a portion of the exercise price of such options, appreciation rights, warrants or similar rights or to satisfy any required withholding or similar taxes with respect to any such award; and

(k)         any Restricted Payment so long as the Payment Conditions are satisfied.

SECTION 6.07        Change in Nature of Business.

(a)         The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, engage in any material line of business substantially different from those lines of business conducted by the Lead Borrower and its Restricted Subsidiaries on the ~~date hereof~~First Amendment Effective Date or any business reasonably related or ancillary thereto or a reasonable extension thereof.

(b)         Holdco shall not conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Capital Stock of the Lead Borrower; (ii) the maintenance of its legal existence; (iii) the performance of the Loan Documents, the Term Loan Documents and other agreements governing Indebtedness incurred by it; (iv) any public offering of its common stock or any other issuance of its Capital Stock; (v) any transaction that Holdco is not prohibited from entering into or consummating under this ARTICLE VI; (vi) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Lead Borrower and guaranteeing the obligations of the Lead Borrower; (vii) participating in tax, accounting and other administrative matters as a member of a consolidated group; (viii) holding any cash or property (but not operate any property) and (ix) providing indemnification to officers and directors.  Furthermore, notwithstanding anything to the contrary herein contained, Holdco shall not own any material assets other than the Capital Stock of the Lead Borrower.

SECTION 6.08        Transactions with Affiliates.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, enter into any transaction of any kind with any Affiliate of the Lead Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such transaction; (b) transactions on terms substantially as favorable to Lead Borrower or such Restricted Subsidiary as would be obtainable by Lead Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; (c) [reserved];  (d)  ~~payments of indemnities and reasonable expense reimbursements under the Advisory Agreements~~the payment of indemnification and similar amounts to, and reimbursement of expenses to, the Sponsors and their officers, directors, employees and Affiliates, in each case, approved by, or pursuant to arrangements approved by, the board of directors of the Lead Borrower;  (e) equity issuances, repurchases, retirements or other acquisitions or retirements of Capital Stock of the Lead Borrower and its Restricted Subsidiaries permitted under SECTION 6.06;  (f) loans and other transactions by the Lead Borrower and its Restricted Subsidiaries to the extent permitted under this ARTICLE VI;  (g) employment and severance arrangements between the Lead Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business;  (h) payments pursuant to the tax sharing agreements among Holdco (and any parent company thereof), the Lead Borrower and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of Holdco, the Lead Borrower and its Restricted Subsidiaries;  (i) the payment of customary fees, compensation, and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdco (or any of its direct or indirect parent companies), the Lead Borrower and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries;  (j) transactions pursuant to agreements in existence on the ~~Third Restatement~~First Amendment Effective  Date or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; (k) dividends, redemptions and repurchases permitted under SECTION 6.06; (l) transactions in which the Lead Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Lead Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Lead Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Lead Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and (m) the existence of, or the performance by the Lead Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the ~~Third Restatement~~ First Amendment Effective  Date and any similar agreements which it may enter into thereafter; provided,  however, that the existence of, or the performance by the Lead Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the ~~Third Restatement~~ First Amendment Effective  Date shall only be permitted by this clause (m) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Lenders when taken as a whole as compared to the original agreement in effect on the ~~Third Restatement~~ First Amendment Effective  Date.

SECTION 6.09        Burdensome Agreements.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, enter into or permit to exist any contractual obligation (including Material Indebtedness) (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Borrower or a Facility Guarantor to make Restricted Payments to any Loan Party or (b) the Lead Borrower or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to contractual obligations (including Material Indebtedness) which (i) (x) exist on the ~~Third Restatement~~First Amendment Effective Date and (to the extent not otherwise permitted by this SECTION 6.09) are listed on Schedule 6.09 hereto, and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension, refinancing, modification, replacement or refunding of such Indebtedness so long as such renewal, extension, refinancing, modification, replacement or refunding does not expand the scope of such contractual obligation in any material respect; (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; provided,  further, that this clause (ii) shall not apply to contractual obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to SECTION 5.14; (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted pursuant to SECTION 6.03; (iv) arise in connection with any Permitted Disposition; (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under SECTION 6.02 and applicable solely to such joint venture entered into in the ordinary course of business; (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under SECTION 6.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness; (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto; (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to SECTION 6.03(e), SECTION 6.03(g) or SECTION 6.03(m) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to SECTION 6.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness; (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Lead Borrower or any Restricted Subsidiary; (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business; (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xii) are customary restrictions contained in the documentation relating to the Senior ~~Subordinated~~ Notes, the Term Loan Facility, any Term Incremental Equivalent Debt or any Term Credit Agreement Refinancing Indebtedness and, in each case, any Permitted Refinancing thereof; (xiii) arise in connection with cash or other deposits permitted under SECTION 6.01 and SECTION 6.02 and limited to such cash or deposit, (xiv) arise under Applicable Law and (xv) comprise restrictions imposed by any agreement governing Indebtedness entered into after the ~~Third Restatement~~First Amendment Effective  Date and permitted under SECTION 6.03 that are, taken as a whole, in the good faith judgment of the Lead Borrower, no more restrictive with respect to the Lead Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Lead Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

SECTION 6.10        Accounting Changes.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, make any change in their Fiscal Year; provided,  however, that the Lead Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year to any other Fiscal Year reasonably acceptable to the Administrative Agent, in which case, the Lead Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

SECTION 6.11        Prepayments, Etc., of Indebtedness.

The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, make or agree to pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than the Obligations), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness (other than the Obligations), except the following (each, a “Permitted Payment”):

(a)         payments in Capital Stock (as long as no Change in Control would result therefrom), the conversion of Indebtedness to Capital Stock (other than Disqualified Capital Stock) of Holdco or any parent company thereof (as long as no Change in Control would result therefrom) and payments of interest in-kind of the Loan Parties or the accretion of interest on Permitted Indebtedness;

(b)         payments of principal (including mandatory prepayments, redemptions and offers to purchase) and interest as and when due in respect of any Subordinated Indebtedness (subject to applicable subordination provisions relating thereto);

(c)         payments of principal (including mandatory prepayments, redemptions and offers to purchase) and interest as and when due in respect of any Permitted Indebtedness (other than Subordinated Indebtedness);

(d)         voluntary prepayments, redemptions, purchases, and defeasances in whole or in part of the Senior ~~Subordinated~~ Notes, the Term Loan Facility and other Indebtedness ~~with the Net Proceeds of any Permitted Equity Issuances for the purpose of making such prepayment, redemption, purchase or defeasance;~~

(e)         voluntary prepayments, redemptions, purchases, and defeasances of, and exchanges for, in whole or in part, the Senior ~~Subordinated~~ Notes, the Term Loan Facility, any Term Incremental Equivalent Debt and any Term Credit Agreement Refinancing Indebtedness (and, in each case, any Permitted Refinancing thereof) from any Permitted Refinancing thereof;

(f)         if the Payment Conditions are satisfied, voluntary prepayments, purchases, exchanges for, redemptions, defeasances and mandatory prepayments, redemptions and repurchases in whole or in part of the Senior ~~Subordinated~~ Notes, the Term Loan Facility, any Term Incremental Equivalent Debt, any Term Credit Agreement Refinancing Indebtedness or any other Permitted Indebtedness;

(g)         the prepayment of Indebtedness of the Lead Borrower or any Restricted Subsidiary to the Lead Borrower or any Restricted Subsidiary to the extent permitted by the Security Documents;

(h)         mandatory prepayments and redemptions of Indebtedness in an amount sufficient, but not in excess of the amount necessary, to ensure that such Indebtedness will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(i)          other Permitted Refinancings of Indebtedness; and

(j)          the conversion (or exchange) of any Indebtedness to (or with) Capital Stock or Indebtedness of Holdco or any direct or indirect parent thereof.

SECTION 6.12        [Reserved].

SECTION 6.13        Amendment of Material Documents.

(a)         The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, amend, modify or waive any of its rights under (i) its Organization Documents or (ii) the Term Loan Agreement (other than as a result of a Permitted Refinancing thereof), in each case to the extent that such amendment, modification or waiver would either (A) be reasonably likely to have a Material Adverse Effect or (B) with respect to clause (ii) only, (1) shorten the maturity date of the Term Loan Facility to a date which is prior to 91 days after the Maturity Date, (2) increase regularly scheduled amortization payments (other than by the incurrence of any Indebtedness otherwise permitted by this Agreement) of principal on the Loans as defined in and under the Term Loan Agreement the result of which would be to require principal payments on account of such Loans over the 24 months following such amendment, restatement, supplement, modification or waiver in excess of the amounts previously required under the Term Loan Agreement prior to such amendment, restatement, supplement, modification or waiver or (3) grant any collateral security therefor on the ABL Priority Collateral, except to the extent that such collateral security constitutes a Permitted Encumbrance and is granted subject to the Intercreditor Agreement or an intercreditor agreement on terms substantially similar to those contained in the Intercreditor Agreement.

(b)         The Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, designate any Indebtedness (or related interest obligations) as “Designated Senior Debt” (as defined in the Senior ~~Subordinated~~ Notes Indenture) or any similar term (as defined in any documents or agreements evidencing the Junior Financing), in each case, except for the Obligations, the Term Loan Facility, any Term Incremental Equivalent Debt, any Term Credit Agreement Refinancing Indebtedness or any Permitted Refinancing thereof (and related obligations).

SECTION 6.14        Designated Account.

After the occurrence and during the continuance of a Cash Dominion Event, the Lead Borrower will not, nor will it permit any other Borrower or any Subsidiary Facility Guarantor to, use the funds on deposit in the Designated Account for any purposes other than (a) the payment of operating expenses incurred by the Loan Parties in the ordinary course of business (including payments of interest when due on account of the Senior ~~Subordinated~~ Notes, the Term Loan Facility and other Permitted Indebtedness) and (b) for such other purposes as the Loan Parties deem appropriate.

SECTION 6.15  Material Intellectual Property.

Notwithstanding any provision hereof to the contrary, each Loan Party shall not, and shall not permit any Affiliate, directly or indirectly, to sell, lease, transfer, or otherwise dispose of Material Intellectual Property unless, prior to or contemporaneous therewith, and as a condition precedent thereto, Loan Parties shall obtain for the benefit of the Administrative Agent a non-exclusive, royalty-free worldwide license, and right of use, with respect to such Material Intellectual Property, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion, in order to ensure that Administrative Agent may exercise rights and remedies with respect to the Loan Parties’ Inventory and other Collateral that may include or relate to such Material Intellection Property; provided, that, the foregoing shall not prohibit any sale, lease, transfer or other disposition of any Material Intellectual Property in connection with the disposition of a line of business or product line otherwise permitted hereunder, the assets and properties of which do not comprise a material portion of the assets included in the Borrowing Base.

ARTICLE VII

Events of Default

SECTION 7.01        Events of Default.

The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a)         Non-Payment.  Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan (including Swingline Loans), or any obligation in respect of any Letter of Credit (other than Letter of Credit Fees and Fronting Fees, as to which clause (ii) below shall apply), or (ii) within five Business Days after the same becomes due, any interest on any Loan (including Swingline Loans) or any other amount payable hereunder or with respect to any other Loan Document; or

(b)         Specific Covenants.  Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) any Section of ARTICLE VI, (ii) SECTION 5.01(e) (after a two Business Day grace period), (iii) SECTION 2.18 (provided that for SECTION 2.18(f), after a five Business Day grace period) or SECTION 5.24 or (iv) any of SECTION 5.02(b), SECTION 5.03(a), SECTION 5.07 (but only with respect to fire and extended coverage policies maintained with respect to any Collateral), SECTION 5.10(b) and SECTION 5.17, in each case described in this clause (iv), after a five Business Day grace period; or

(c)         Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in SECTION 7.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Lead Borrower; or

(d)         Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Lead Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)         Cross-Default.  Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including Other Liabilities to the extent constituting Indebtedness but excluding other Obligations) or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness beyond the applicable grace period with respect thereto, or any other event occurs (other than with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts unless any payment required thereby is not made beyond the applicable grace period with respect thereto, if any), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of the applicable grace period with respect thereto, to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder, and further,  provided, that the occurrence of any event of default under the Term Loan Agreement by virtue of the breach of any financial maintenance covenant from time to time in effect under the Term Loan Agreement and not contained in this Agreement shall not constitute an Event of Default until the earliest of (x) 60 days after the date of such breach (during which period such breach is not waived by the lenders under the Term Loan Agreement or such breach is not cured), (y) the acceleration of the obligations under the Term Loan Agreement, or (z) the commencement of the Exercise of Any Secured Creditor Remedies (as defined in the Intercreditor Agreement as in effect on the Original Closing Date) by the agent and/or the lenders under the Term Loan Agreement as a result of such breach; or

(f)         Insolvency Proceedings, Etc.  Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under the Bankruptcy Code or any other federal, state, provincial, or foreign bankruptcy, insolvency, receivership or similar law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under the Bankruptcy Code or any other federal, state, provincial, or foreign bankruptcy, insolvency, receivership or similar law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)         Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in an aggregate amount in excess of $75,000,000, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within 45 days after its issue or levy; or

(h)         Judgments.  There is entered against any Loan Party or any Restricted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount in excess of $75,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied  coverage), and any such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 45 consecutive days; or

(i)          ERISA. (a)(i) An ERISA Event occurs with respect to a Plan subject to ERISA or Multiemployer Plan subject to ERISA which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or (b) except as could not reasonably be expected to result in a Material Adverse Effect, (i) a Pension Event shall occur which constitutes grounds for the termination under any Applicable Law, of any Plan or (ii) the appointment by the appropriate Governmental Authority of a trustee for any Plan, or (iii) if any Plan shall be terminated or any such trustee shall be requested or appointed, or (iv) if a Loan Party is in default with respect to payments to a Plan resulting from its complete or partial withdrawal from such Plan or (v) any event that may reasonably be expected to have a Material Adverse Effect or any Lien arises (save for contribution amounts not yet due) in connection with any Plan; or

(j)          Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under SECTION 6.04 or SECTION 6.05) or as a result of acts or omissions by any Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Loan Document; or (ii) any challenge by or on behalf of any Loan Party, receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer for any Loan Party or for all or any material part of its property to the validity of any Loan Document or the enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto; or

(k)         Change in Control.  There occurs any Change in Control; or

(l)          Security Documents. Any Security Document shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under SECTION 6.04 or SECTION 6.05) cease to create a valid and perfected or recorded Lien, with the priority required by the Security Documents, (or other security purported to be created on the applicable Collateral) on, or security interest in, any material portion of the Collateral purported to be covered thereby, subject to Permitted Encumbrances, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(m)        ~~Senior Subordinated Note Documents.  (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Senior Subordinated Note Documents or (ii) the subordination provisions set forth in any Senior Subordinated Note Documents shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Senior Subordinated Notes; or~~[Reserved.]

(n)         Termination of Business.  Except as permitted under SECTION 6.05, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course; liquidate all or substantially all of the Loan Parties’ assets or Store locations; or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales for all or substantially all of the Loan Parties’ Stores; or

(o)         Termination of Guarantee.  The termination of the Facility Guarantee or any other Guarantee of the Obligations (except for any release or termination permitted hereunder).

SECTION 7.02        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a)         declare the Commitment of each Lender to make Loans (including Swingline Loans) and any obligation of the Issuing Banks to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)         declare the unpaid principal amount of all outstanding Loans (including Swingline Loans), all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)         require that the Borrowers provide Cash Collateral equal to the amount of 103% of the amount of all Letter of Credit Outstandings (other than Letter of Credit Outstandings with respect to Letters of Credit denominated in a currency other than Dollars, which Letter of Credit Outstandings shall be Cash Collateralized in an amount equal to 115% of the amount of such Letter of Credit Outstandings); and

(d)         exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or Applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans (including Swingline Loans) and any obligation of the Issuing Banks to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans (including Swingline Loans) and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the amount of Letter of Credit Outstandings as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

If the Borrowers fail to provide Cash Collateral as required by the foregoing clause (c), the Lenders may (and, upon direction of the Administrative Agent, shall) advance, as Prime Rate Loans, the amount of the Cash Collateral so required (whether or not the Revolving Credit Commitments have terminated, an Overadvance exists or the conditions in SECTION 4.02 are satisfied).

SECTION 7.03        Exclusion of Immaterial Subsidiaries.

Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of SECTION 7.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstances referred to in any such clause (it being agreed that all Immaterial Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether they constitute Immaterial Subsidiaries).

SECTION 7.04        Application of Proceeds.

After the occurrence and during the continuance of (i) any Cash Dominion Event or (ii) any Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral owned by a Loan Party or any payments in respect of any Obligations and all proceeds of the Collateral, shall be applied in the following order:

(a)         FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities and other amounts then due to the Administrative Agent and the Collateral Agent until paid in full;

(b)         SECOND, ratably to pay any Credit Party Expenses and indemnities, and to pay any fees then due to the Lenders, until paid in full;

(c)         THIRD, to the extent not previously reimbursed by the Lenders, to payment to the Agents of that portion of the Obligations constituting accrued and unpaid interest on any Permitted Overadvances;

(d)         FOURTH, to the extent not previously reimbursed by the Lenders, to payment to the Agents of that portion of the Obligations constituting principal on any Permitted Overadvances;

(e)         FIFTH, to the extent that Swingline Loans have not been repaid by the Lenders, payment to the Swingline Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans;

(f)         SIXTH, to the extent that Swingline Loans have not been repaid by the Lenders, payment to the Swingline Lender of that portion of the Obligations constituting principal on the Swingline Loans;

(g)         SEVENTH, ratably to pay interest accrued in respect of the Obligations (other than Other Liabilities) until paid in full;

(h)         EIGHTH, ratably to pay principal due in respect of the Revolving Loans until paid in full;

(i)          NINTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders as Cash Collateral in an amount equal to 103% of the amount of all Letter of Credit Outstandings (other than Letter of Credit Outstandings with respect to Letters of Credit denominated in a currency other than Dollars, which Letter of Credit Outstandings shall be Cash Collateralized in an amount equal to 115% of the amount of such Letter of Credit Outstandings) until paid in full,

(j)          TENTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party;

(k)         ELEVENTH, to pay outstanding Obligations with respect to Bank Products furnished to any Loan Party;

(l)          TWELFTH, ratably to pay any other outstanding Obligations (including any other outstanding Other Liabilities); and

(m)        THIRTEENTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.

ARTICLE VIII

The Administrative Agent

SECTION 8.01        Appointment of Administrative Agent.

Each Credit Party hereby irrevocably designates Wells Fargo as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Credit Parties each hereby (a) irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto and (b) agrees and consents to all of the provisions of the Security Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.02        Appointment of Collateral Agent.

Each Secured Party hereby irrevocably designates Wells Fargo as Collateral Agent under this Agreement and the other Loan Documents. The Secured Parties each hereby (i) irrevocably authorizes the Collateral Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto and (ii) agrees and consents to all of the provisions of the Security Documents.  All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents.  The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

SECTION 8.03        [Reserved].

SECTION 8.04        Sharing of Excess Payments.

If at any time or times any Secured Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Secured Party arising under, or relating to, this Agreement or the other Loan Documents or (ii) payments from the Administrative Agent in excess of such Secured Party’s ratable portion of all such distributions by the Administrative Agent, such Secured Party shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Secured Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Secured Parties so that such excess payment received shall be applied ratably as among the Secured Parties in accordance with the provisions of SECTION 2.17 or SECTION 7.04, as applicable; provided,  however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.  In no event shall the provisions of this paragraph be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in Swingline Loans or in Letters of Credit to any Eligible Assignee or participant, other than to the Borrowers (as to which the provisions of this paragraph shall apply).

SECTION 8.05        Agreement of Applicable Lenders.

Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by each Agent for and on behalf or for the benefit of all Credit Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Credit Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.01.

SECTION 8.06        Liability of Agents.

(a)         The Agents, when acting on behalf of the Credit Parties, may execute any of their respective duties under this Agreement or any of the other Loan Documents by or through any of their respective officers, agents and employees, and none of the Agents nor any of their respective directors, officers, agents or employees shall be liable to any other Secured Party for any action taken or omitted to be taken in good faith, or be responsible to any other Secured Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). None of the Agents nor any of their respective directors, officers, agents and employees shall in any event be liable to any other Secured Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing none of the Agents, nor any of their respective directors, officers, employees, or agents shall be: (i) responsible to any other Secured Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Secured Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Secured Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Secured Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

(b)         The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents.  The Agents shall not be responsible for the negligence or misconduct of any agent or attorneys-in-fact selected by them with reasonable care.

(c)         None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Secured Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

(d)         The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Secured Party.  The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the other Secured Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

SECTION 8.07        Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Secured Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Secured Parties.  Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.  Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Secured Parties.  In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that their compliance with such directions would be unlawful.

SECTION 8.08        Credit Decisions.

Each Secured Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Secured Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents.  Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to funding any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

SECTION 8.09        Reimbursement and Indemnification.

Each Secured Party (other than the Administrative Agent and the Collateral Agent) severally agrees to (i) reimburse the Administrative Agent and the Collateral Agent in the amount of such Agent’s Commitment Percentage (or, in the case of any Lender that has assigned its Commitments pursuant to SECTION 9.07 hereof, where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.09 with respect to acts or omissions that occurred prior to such assignment, such assigning Lender’s Commitment Percentage prior to such assignment) of (x) any expenses and fees incurred by such Agent for the benefit of Secured Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Secured Parties, and any other expense incurred in connection with the operation or enforcement thereof, in each case to the extent not previously reimbursed by the Loan Parties, and (y) any expenses of such Agent incurred for the benefit of the Secured Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse, and (ii) indemnify and hold harmless such Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Secured Party’s Commitment Percentage (or, in the case of any Lender that has assigned its Commitments pursuant to SECTION 9.07 hereof, where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.09 with respect to acts or omissions that occurred prior to such assignment, such assigning Lender’s Commitment Percentage prior to such assignment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Secured Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated either by such Agent against any Secured Party or against such Agent or Secured Party (except such as shall have been determined by a court of competent jurisdiction or another independent tribunal having jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent); provided,  however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Secured Party in its capacity as such.  The provisions of this SECTION 8.09 shall survive the repayment or assignment of the Obligations and the termination of the Commitments and, in the case of any Lender that has assigned its Commitments pursuant to SECTION 9.07 hereof where the applicable assignee has not ratably assumed such Lender’s obligations under this SECTION 8.09 with respect to acts or omissions that occurred prior to such assignment, with respect to events which have occurred prior to any such assignment.

SECTION 8.10        Rights of Agents.

It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents.  Each Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent thereunder.

SECTION 8.11        Notice of Transfer.

The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.07.

SECTION 8.12        Successor Agents.

Any Agent may resign at any time by giving 30 Business Days’ written notice thereof to the other Secured Parties and the Lead Borrower. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent (other than any Disqualified Lender), which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed).  If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Secured Parties, appoint a successor Agent (other than any Disqualified Lender) which shall be a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $1,000,000,000, or capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Secured Parties in writing by such successor Agent) which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed).  Any successor agent shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1.  Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

SECTION 8.13        Relation Among the Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

SECTION 8.14        Reports and Financial Statements.

By signing this Agreement, each Lender (and with respect to clause (a), each Secured Party):

(a)         agrees to furnish the Administrative Agent, after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Administrative Agent may reasonably request), with a summary of all Other Liabilities due or to become due to such Lender or its Affiliates;

(b)         is deemed to have requested that the Agents furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower under SECTION 5.01(a) through and including SECTION 5.01(g), and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”) (and the Agents agree to furnish such Reports promptly to the Lenders, which Reports may be furnished in accordance with the final paragraph of SECTION 5.01);

(c)         expressly agrees and acknowledges that no Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)         expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)         agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(f)         without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in Swingline Loans and Letters of Credit, or the indemnifying Lender’s purchase of, Revolving Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold each Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of the terms hereof.

SECTION 8.15        Agency for Perfection.

Each Lender hereby appoints each other Lender and each Agent as agent for the purpose of perfecting Liens for the benefit of the Agents and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America or otherwise can be perfected only by possession.  Should any Secured Party (other than an Agent) obtain possession of any such Collateral, such Secured Party shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent, or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

SECTION 8.16        Defaulting Lender.

(a)         Notwithstanding the provisions of SECTION 2.21 and SECTION 2.22 hereof, the Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Administrative Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, the Administrative Agent shall transfer any such payments (i) first, to the Swingline Lender to the extent of any Swingline Loans that were made by the Swingline Lender and that were required to be, but were not, paid by the Defaulting Lender, (ii) second, to any Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender to such Issuing Bank, (iii) third, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (iv) to the Cash Collateral Account, the proceeds of which shall be retained by the Administrative Agent and shall be made available to be re-advanced to or for the benefit of the Borrowers (upon the request of the Lead Borrower and subject to the conditions set forth in SECTION 4.02) as if such Defaulting Lender had made its portion of the Revolving Loans (or other funding obligations) hereunder, and (v) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender.  Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of the Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.  No Defaulting Lender shall be entitled to receive any fee payable under SECTION 2.19(b) or any interest at the Default Rate payable under SECTION 2.12 for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee or interest at the Default Rate that otherwise would have been required to have been paid to that Defaulting Lender).  The provisions of this SECTION 8.16 shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which the Administrative Agent, the Issuing Bank, and the Borrowers shall have waived, in writing, the application of this SECTION 8.16 to such Defaulting Lender and (z) the date on which such Defaulting Lender pays to the Administrative Agent all amounts owing by such Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by the Administrative Agent pursuant to SECTION 8.16(b) shall be released to the Borrowers).  The operation of this SECTION 8.16 shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent, the Issuing Bank, the Swingline Lender, or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers, at their option, upon written notice to the Administrative Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to the Administrative Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than any Other Liabilities, but including (1) all interest, fees (except any Unused Fees, interest at the Default Rate or Letter of Credit Fees not due to such Defaulting Lender in accordance with the terms of this Agreement), and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Commitment Percentage of its participation in the Letters of Credit); provided, that, subject to SECTION 9.28 hereof, any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Credit Parties’ or the Loan Parties’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this SECTION 8.16 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this SECTION 8.16 shall control and govern.

(b)         If any Swingline Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

(i)          such Defaulting Lender’s participation interest in any Swingline Loan or Letter of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent (x) the outstanding amount of each Non-Defaulting Lender’s Credit Extensions after giving effect to such reallocation does not exceed such Non-Defaulting Lender’s Commitment and (y) the conditions set forth in SECTION 4.02 are satisfied at such time;

(ii)         if the reallocation described in clause (b)(i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s participation in any outstanding Swingline Loans (after giving effect to any partial reallocation pursuant to clause (b)(i) above) and (y) second, cash collateralize such Defaulting Lender’s participation in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (b)(i) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, for so long as such Letter of Credit Outstandings are outstanding; provided, that the Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s participations in Letters of Credit if such Defaulting Lender is also the Issuing Bank;

(iii)       if the Borrowers cash collateralize any portion of such Defaulting Lender’s participation in Letters of Credit pursuant to this SECTION 8.16(b), the Borrowers shall not be required to pay any Letter of Credit Fees to the Administrative Agent for the account of such Defaulting Lender pursuant to SECTION 2.13 with respect to such cash collateralized portion of such Defaulting Lender’s participation in Letters of Credit during the period such participation is cash collateralized;

(iv)        to the extent the participation by any Non-Defaulting Lender in the Letters of Credit is reallocated pursuant to this SECTION 8.16(b), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to SECTION 2.13  shall be adjusted in accordance with such reallocation;

(v)         to the extent any Defaulting Lender’s participation in Letters of Credit is neither cash collateralized nor reallocated pursuant to this SECTION 8.16(b), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under SECTION 2.13 with respect to such portion of such participation shall instead be payable to the Issuing Bank until such portion of such Defaulting Lender’s participation is cash collateralized or reallocated;

(vi)        so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to make any Swingline Loan and the Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Commitment Percentage of such Swingline Loans or Letter of Credit cannot be fully reallocated pursuant to this SECTION 8.16(b) and (y) the Swingline Lender or the Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swingline Lender or the Issuing Bank, as applicable, and the Borrowers to eliminate the Swingline Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swingline Loans or Letters of Credit; and

(vii)       The Administrative Agent may release any cash collateral provided by the Borrowers pursuant to this SECTION 8.16(b) to the Issuing Bank and the Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Commitment Percentage of any Letter of Credit Disbursement that is not reimbursed by the Borrowers pursuant to SECTION 2.13.

SECTION 8.17        Collateral and Guarantee Matters.

(a)         The Lenders hereby irrevocably authorize the Collateral Agent to release any Lien upon any Collateral (i) upon Payment in Full, or (ii) constituting property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Administrative Agent of the Net Proceeds thereof to the extent required by this Agreement.

(b)         The Lenders hereby irrevocably authorize the Administrative Agent to release (i) any Borrower or Facility Guarantor from its obligations hereunder and/or under its Facility Guarantee upon Payment in Full and (ii) any Restricted Subsidiary that is a Borrower or a Facility Guarantor upon the consummation of any transaction permitted hereunder, as a result of which such Borrower or Guarantor ceases to be a Restricted Subsidiary (including as a result of such Borrower or Guarantor being redesignated as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary.

(c)         Except as provided in clauses (a) and (b) of this Section, the Collateral Agent will not release any of the Collateral Agent’s Liens and the Administrative Agent will not release any Borrower or any Facility Guarantor from its obligations hereunder or under its Facility Guarantee, as applicable, in each case, without the prior written authorization of the Applicable Lenders. Upon request by any Agent or any Loan Party at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any Liens upon particular types or items of Collateral or the Administrative Agent’s authority to release any Borrower or Facility Guarantor, in each case, pursuant to this SECTION 8.17.

(d)         Promptly upon written request by the Lead Borrower, the Collateral Agent or the Administrative Agent, as applicable, shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in SECTION 8.17(a) or the release of any Borrower or Facility Guarantor described in SECTION 8.17(b); provided,  however, that (i) such Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose such Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party (other than any Loan Party being expressly released) in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

SECTION 8.18        Co-Syndication ~~Agent, Co-Documentation~~ Agents~~,~~ and Arrangers.

Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Syndication ~~Agent, the Co-Documentation~~ Agents~~,~~ and the Arrangers shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

SECTION 8.19        Providers.

Each provider of Bank Products or Cash Management Services (each, a “Provider”) in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom any Agent is acting.  The Agents hereby agree to act as agent for such Providers and, by virtue of entering into an agreement in respect of Bank Products or Cash Management Services (each, a “Specified Agreement”), the applicable Provider automatically shall be deemed to have appointed each Agent as its agent and to have accepted the benefits of the Loan Documents.  It is understood and agreed that the rights and benefits of each Provider under the Loan Documents consist exclusively of such Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to the Collateral Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Provider, by virtue of entering into a Specified Agreement, automatically shall be deemed to have agreed that the Administrative Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release Bank Products Reserves and Cash Management Reserves and that if reserves are established there is no obligation on the part of the Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not.  The Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Other Liabilities, but may rely upon a written notice from the applicable Provider provided pursuant to SECTION 8.14(a).  In the absence of an updated written notice, the Administrative Agent shall be entitled to assume that the amount due and payable to the applicable Provider is the amount last certified to the Administrative Agent by such Provider as being due and payable (less any distributions made to such Provider on account thereof).  The Borrowers may obtain Bank Products or Cash Management Services from any Provider, although the Borrowers are not required to do so.

SECTION 8.20  Certain ERISA Matters.

(a)         Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and Arrangers and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit,  the Commitments, or this Agreement;

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of

Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent or the Arrangers, in their sole discretion, and such Lender.

(b)         In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01        Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Lead Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a)         extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in SECTION 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)         postpone any date scheduled for, or reduce the amount of, any payment of principal, interest, fees or other amounts payable under the Loan Documents or reduce the amount of, waive or excuse any such payment or postpone the expiration of the Commitments or the Maturity Date, without the prior written consent of all Lenders directly and adversely affected thereby provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(c)         reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the prior written consent of all Lenders directly and adversely affected thereby; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d)         change any provision of this SECTION 9.01, the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of all Lenders directly and adversely affected thereby;

(e)         other than in connection with a transaction permitted under SECTION 6.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the prior written Unanimous Consent of all Lenders; or

(f)         other than in connection with a transaction permitted under SECTION 6.04 or SECTION 6.05 or as provided in SECTION 8.17(b), release any Loan Party from its obligations under any Loan Document or limit its liability in respect of such Loan Document, without the prior written Unanimous Consent of all Lenders; or

(g)         without the prior written Unanimous Consent of all Lenders, change the definition of the terms “Availability” or “Borrowing Base” or any component definition of any such terms if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, provided that the foregoing shall not limit the Permitted Discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Inventory and Accounts acquired in a Permitted Acquisition to the Borrowing Base as provided herein; or

(h)         without the prior written Unanimous Consent of all Lenders, modify the definition of Permitted Overadvance so as to increase the amount thereof, or to cause the Total Commitments (or the Commitment of any Lender) to be exceeded as a result thereof, or, except as provided in such definition, the time period for a Permitted Overadvance;

(i)          without the prior written Unanimous Consent of all Lenders, change SECTION 2.17 (other than clause (e) thereof), SECTION 2.21(b) (with respect to the first sentence thereof only), SECTION 2.18(d), SECTION 7.04 OR SECTION 8.04;

(j)          without the prior written Unanimous Consent of all Lenders, (i) subordinate the Obligations hereunder to any other Indebtedness, or (ii) except as provided by operation of Applicable Law or in the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement (if then in effect), and the Additional Junior Lien Intercreditor Agreement (if then in effect), subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien; provided,  however, that the Administrative Agent (without the consent of any Lender) shall, upon the Lead Borrower’s request, subordinate the Liens granted on Term Priority Collateral hereunder or under the other Loan Documents to Liens securing Term Credit Agreement Refinancing Indebtedness or Term Incremental Equivalent Debt; or

(k)         without the prior written Unanimous Consent of all Lenders, amend the Intercreditor Agreement in a manner that (x) modifies the definition of “ABL Priority Collateral” or “Term Priority Collateral” as set forth therein in a manner adverse to the Lenders, or (y) modifies the provisions with respect to application of proceeds as set forth in Sections 4.1(b), (c) or (d) of the Intercreditor Agreement;

and provided,  further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of an Issuing Bank under this Agreement or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent under this Agreement or any other Loan Document; and (iv) no Lender consent is required to effect an Extension Amendment  (other than the consent of Extending Lenders and New Commitment Lenders, as provided in SECTION 2.27) or an amendment pursuant to SECTION 2.02 (other than the consent of Incremental Revolving Loan Lenders, as provided in SECTION 2.02).  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender, as applicable, shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders), except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately from the other Lenders of the same Class (other than because of its status as a Defaulting Lender).

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Loan Parties, such Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks and all future holders of the affected Loans.  In the case of any waiver the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

Notwithstanding anything in this Agreement (including this SECTION 9.01) or any other Loan Document to the contrary, (i) this Agreement and the other Loan Documents may be amended to effect an increase in the Commitments pursuant to SECTION 2.02 or extension facility pursuant to SECTION 2.27 (and the Administrative Agent and the Lead Borrower may effect such amendments to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the terms of any such increase in the Commitment pursuant to SECTION 2.02 or extension facility); (ii) no Lender consent is required to effect any amendment or supplement to the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness permitted under this Agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent in consultation with the Lead Borrower, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided,  further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent; (iii) guarantees, collateral documents and related documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Loan Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Loan Party or Loan Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) comply with local law or to reflect the advice of local counsel on such law, (C) cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Lead Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents or (D) add a Facility Guarantee and reflect limitations on the scope of such Facility Guarantee required by local law or to reflect the advice of local counsel on such law; (iv) any Loan Document may be amended and waived with the consent of the Administrative Agent at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order to comply with Applicable Law; and (v) if the Administrative Agent and the Lead Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Lead Borrower or any other relevant Loan Party shall be permitted to amend such provision, such amendment shall become effective without any further action or consent of any other party to any Loan Document and notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party.

If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver or departure that pursuant to the terms of this SECTION 9.01 requires the consent of either (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders and, in each case, with respect to which the Required Lenders shall have granted their consent, then, the Lead Borrower shall have the right (unless such Non-Consenting Lender grants such consent), at its sole expense and effort, to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under SECTION 9.07) or (y) terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the Borrowers due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date, and (2) in the case of an Issuing Bank only, repay all Obligations of the Borrowers owing to such Issuing Bank relating to the Loans and participations held by such Issuing Bank as of such termination date and cancel or cash collateralize any Letters of Credit issued by it; provided that (I) all Obligations hereunder of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment including any amounts that such Lender is owed pursuant to SECTION 2.14 and (II) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Lead Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with SECTION 9.07.

SECTION 9.02        Notices and Other Communications; Facsimile Copies.

(a)         General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to any Loan Party, to it at 8000 Bent Branch Drive, Irving, Texas 75063, Attention: ~~Charles M. Sonsteby, Chief Administrative Officer & Chief Financial Officer, and~~ Denise Paulonis, ~~Senior~~Executive Vice President & Chief Financial Officer – Finance (Telecopy No. (972) 409-1556) (E-Mail: ~~sonstebc@michaels.com and~~ paulonis@michaels.com), with a copy to the attention of the General Counsel (Telecopy No. (972) 409-1965), and with a copy to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, Attention: Byung W. Choi, Esquire (Telecopy No. (617) 951-7050), (E-Mail: byung.choi@ropesgray.com); and

(ii)         if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Wells Fargo, One Boston Place, 18th Floor, Boston, Massachusetts 02108, Attention: ~~Connie Liu~~Joseph Burt (Telecopy No. (866) ~~303-3944~~617-3988), (E-Mail: ~~connie.liu@wellsfargo.com~~Joseph.Burt@wellsfargo.com), with a copy to Riemer & Braunstein LLP, ~~Three Center Plaza~~100 Cambridge Street, Boston, Massachusetts ~~02108,~~02114, Attention: ~~Marjorie S. Crider~~Donald E. Rothman, Esquire (Telecopy No. (617) ~~692-3423~~880-3456), (E-Mail: ~~mcrider@riemerlaw.com~~drothman@riemerlaw.com);

(iii)       if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of SECTION 5.02), when delivered; provided that notices and other communications to the Administrative Agent, the Issuing Banks and the Swingline Lender pursuant to ARTICLE II shall not be effective until actually received by such Person.  In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

Unless the Administrative Agent otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed to have been given when sent; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(b)         Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile, .pdf or other electronic imaging.  The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent, the Issuing Banks, and the Lenders.

(c)         Reliance by Agents and Lenders.  The Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Credit Parties and each Related Party from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in the absence of gross negligence or willful misconduct.  All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.03        No Waiver; Cumulative Remedies.

No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by SECTION 9.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

SECTION 9.04        Attorney Costs and Expenses.

The Lead Borrower agrees (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all Credit Party Expenses incurred in connection with (i) the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and (ii) any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and (iii) the consummation and administration of the transactions contemplated hereby and thereby, including, in each case, all reasonable fees and expenses of Riemer & Braunstein LLP and (b) to pay or reimburse the Administrative Agent, the Collateral Agent and each Lender for all Credit Party Expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including, without limitation, all such costs and expenses incurred during any legal proceeding, including any proceeding under the Bankruptcy Code, and including all fees and expenses of counsel to the Administrative Agent, the Collateral Agent and, to the extent constituting Credit Party Expenses, the other Credit Parties).  The agreements in this SECTION 9.04 shall survive the termination of the Commitments, repayment of all other Obligations and assignment of any portion of the Obligations.  All amounts due under this SECTION 9.04 for Credit Party Expenses incurred after the ~~Third Restatement~~First Amendment Effective  Date shall be paid within 10 Business Days of receipt by the Lead Borrower of an invoice relating thereto setting forth such Credit Party Expenses in reasonable detail, together with reasonable backup documentation supporting such reimbursement request to the extent such backup documentation is requested by the Lead Borrower.  If any Loan Party fails to pay when due any Credit Party Expenses payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion, without notice to or consent from the Loan Parties, and any amounts so paid shall constitute Revolving Loans hereunder.

SECTION 9.05        Indemnification by the Lead Borrower.

Whether or not the transactions contemplated hereby are consummated, the Lead Borrower shall indemnify and hold harmless each Credit Party, their respective Related Parties, their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact and each Letter of Credit Related Person (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including fees and expenses of counsel, which, notwithstanding anything to the contrary herein, shall be limited to one counsel for all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated taken as a whole) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan (including Swingline Loans) or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Lead Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Lead Borrower, any Subsidiary or any other Loan Party or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding anything to the contrary herein, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (i) resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision), or (ii) are relating to disputes amongst Indemnitees, other than (x) any claims against any Agent or any Arranger in its capacity or in fulfilling its role as an Agent or Arranger or any similar role under the Loan Documents and (y) any claims arising out of any act or omission on the part of any Loan Party or any Subsidiary thereof.  Subject to SECTION 2.13(g), nothing in this Agreement shall release the Issuing Bank from such liability to the Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against the Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrowers to the Issuing Bank arising under, or in connection with, SECTION 2.13 or any Letter of Credit.  ~~Not withstanding~~Notwithstanding anything herein to the contrary, (A) no Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks/IntraAgency, SyndTrak or other similar information transmission systems in connection with this Agreement (except to the extent such damages resulted from the willful misconduct or gross negligence of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)), nor (B) shall any Indemnitee or any Loan Party have any liability and each party hereby waives, any claim against any other party to this Agreement or any Indemnitee, for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the ~~Third Restatement~~First Amendment Effective Date); provided that the Loan Parties shall be liable to the Indemnitees for any special, punitive, indirect or consequential damages to the extent paid by such Indemnitees to any third party.  In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 9.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this SECTION 9.05 shall be paid within 10 Business Days after written demand therefor; provided,  however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this SECTION 9.05.  The agreements in this SECTION 9.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Commitments, the repayment, satisfaction or discharge of all the other Obligations and the assignment of any of the Obligations to a third party.  This SECTION 9.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 9.06        Payments Set Aside.

To the extent that any payment by or on behalf of the Lead Borrower is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or any other debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

SECTION 9.07        Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Secured Parties, the Loan Parties and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of SECTION 9.07(d) or SECTION 9.07(f), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 9.07(g) or SECTION 9.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Secured Parties, the Loan Parties and their respective successors and assigns permitted hereby, Participants to the extent provided in SECTION 9.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a)         (i)         Subject to the conditions set forth in paragraph (a)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans of any Class (including for purposes of this SECTION 9.07(a), participations in Letters of Credit and in Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)        the Lead Borrower, provided that no consent of the Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Default has occurred and is continuing, any Eligible Assignee;

(B)        the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund;

(C)        the Swingline Lender, provided that no consent of the Swingline Lender shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund; and

(D)        each Issuing Bank, provided that no consent of any Issuing Bank shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.

(ii)         Assignments shall be subject to the following additional conditions:

(A)        except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Lead Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Lead Borrower shall be required if a Specified Default has occurred and is continuing, and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such fee is waived by the Administrative Agent in its sole discretion); and

(C)        the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire satisfactory in form and content to the Administrative Agent.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans or Commitments on a non-pro rata basis.

(b)         Subject to acceptance and recording thereof by the Administrative Agent pursuant to SECTION 9.07(c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (except to the extent provided in SECTION 8.09, and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 9.07(d).

(c)         The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans (including Swingline Loans) and Obligations with respect to Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.  Notwithstanding anything to the contrary contained in this Agreement, the Loans are intended to be treated as registered obligations for U.S. federal income tax purposes and this Section 9.07 shall be construed so that the they are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Section 5f.103-1(c) of the United States Treasury Regulation and any other related regulations (or any successor provisions of the Code or such regulations).

(d)         Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Swingline Lender or any Issuing Bank, sell participations to any Person (other than a natural person or a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letters of Credit and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers and the other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in SECTION 9.01(b), (c), (e) or (f) that directly affects such Participant.  Subject to SECTION 9.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of SECTION 2.14 and SECTION 2.23 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.07(b).  To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of SECTION 9.09 as though it were a Lender; provided that such Participant agrees to be subject to SECTION 8.04 as though it were a Lender.

(e)         Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and interest thereon) of each participant’s interest in the Revolving Loans or other Obligations under this Agreement (the “Participant Register”). Notwithstanding any other provision of this Agreement, no sale, grant or other transfer of a participation shall be effective until recorded in the Participant Register. The entries in Participant Register shall be conclusive absent manifest error and the Borrowers, Lenders and each Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.  No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a

Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that any loans are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required thereunder.

(f)         A Participant shall not be entitled to receive any greater payment under SECTION 2.14 or SECTION 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent and such Participant agrees to comply with SECTION 2.23(e) as though it were a Lender and so complies.

(g)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)         Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with Applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a fund that invests in loans may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this SECTION 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)          Notwithstanding anything to the contrary contained herein, any Issuing Bank or the Swingline Lender may, upon 30 days’ notice to the Lead Borrower and the Lenders, resign as an Issuing Bank or the Swingline Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank or the Swingline Lender shall have identified a successor Issuing Bank or Swingline Lender reasonably acceptable to the Lead Borrower willing to accept its appointment as successor Issuing Bank or Swingline Lender, as applicable.  In the event of any such resignation of an Issuing Bank or the Swingline Lender, the Lead Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank or Swingline Lender hereunder; provided that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank or the Swingline Lender, as the case may be, except as expressly provided above.  If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Obligations with respect thereto (including the right to require the Lenders to make Prime Rate Loans or fund risk participations in Letters of Credit).  If the Swingline Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Prime Rate Loans or fund risk participations in outstanding Swingline Loans.

SECTION 9.08        Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ directors, officers,

employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent  required by Applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this SECTION 9.08 (or as may otherwise be reasonably acceptable to the Lead Borrower), to any pledgee referred to in SECTION 9.07(g), counterparty or prospective counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made to any Person that is at such time a Disqualified Lender; (f) with the written consent of the Lead Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this SECTION 9.08; (h) to any Governmental Authority or examiner (including self-regulatory authorities, credit insurers, the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (k) to the extent such Information becomes available to any Credit Party on a non-confidential basis from a source other than the Loan Parties; and (l) to the extent that such Information is independently developed by such Credit Party.  In addition, the Credit Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Credit Parties in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.  For the purposes of this SECTION 9.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Credit Party prior to disclosure by any Loan Party other than as a result of a breach of this SECTION 9.08.

Each Loan Party agrees that the Administrative Agent may make materials or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) available to the Lenders by posting communications on IntraLinks/IntraAgency, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  The Administrative Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Borrower Materials or the Platform.  In no event shall the Administrative Agent or any of its Affiliates, officers, directors, employees, attorneys or agents have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct.  Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties shall be deemed to have authorized the Administrative Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws.  All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term).  The Administrative Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

SECTION 9.09        Setoff.

In addition to any rights and remedies of the Lenders provided by Applicable Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Lead Borrower or any other Loan Party, any such notice being waived by the Lead Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, regardless of the adequacy of the Collateral and irrespective of whether or not such Credit Party or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of SECTION 8.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Lead Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this SECTION 9.09 are in addition to other rights and remedies (including other rights of setoff) that the Agents and such Lender may have.

SECTION 9.10        Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”).  If any Credit Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans (including Swingline Loans) or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by a Credit Party exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 9.11        Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Administrative Agent and the Collateral Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 9.12        Integration.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Credit Parties in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 9.13        Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.14        GOVERNING LAW.

(a)         THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED,  HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b)         ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY AND EACH CREDIT PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH BORROWER, EACH FACILITY GUARANTOR AND EACH CREDIT PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION OR OTHER JURISDICTION CHOSEN BY THE ADMINISTRATIVE AGENT IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 9.15        WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 9.16        Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent shall have been notified by each Lender, Swingline Lender and Issuing Bank that each such Lender, Swingline Lender and Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower and each Credit Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as otherwise permitted hereby.

SECTION 9.17        Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 9.18        Lender Action.

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent.  The provision of this SECTION 9.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.19        PATRIOT ACT, ETC.

Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act ~~and other “know your customer” rules, regulations, laws and policies (together with the Patriot Act, collectively, the “KYC Provisions”)~~, it is required to obtain, verify and record information that identifies ~~the~~each Loan ~~Parties~~Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify ~~such~~each Loan Party in accordance with ~~KYC Provisions~~the Patriot Act.  In addition, the Administrative Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties and their senior management in furtherance of the preceding sentence.  Each Loan Party agrees to use reasonable efforts to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by the Administrative Agent shall constitute Credit Party Expenses hereunder, payable in accordance with SECTION 9.04, and be for the account of the Borrowers; provided that such expenses shall not include the allocation of any overhead expenses of any Lender.

SECTION 9.20        No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.21        ~~[Reserved].~~  Recognition of U.S. Special Resolution Regime.

(a)         To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any hedging agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the law of the State of New York and/or of the United States or any other state of the United States).

(b)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the law of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the law of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.22        Survival.

All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and, notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan (including Swingline Loans) and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank).  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent, on behalf of itself and the other Credit Parties, may require such indemnities as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under SECTION 9.04 or SECTION 9.05 hereof.

SECTION 9.23        Press Releases and Related Matters.

Each Borrower consents to the publication by the Administrative Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Borrower’s name, and with the consent of the Lead Borrower, logo or trademark.  The Administrative Agent shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof.  The Administrative Agent and the Lenders reserve the right to provide to industry trade organizations and loan syndication and pricing reporting services information necessary and customary for inclusion in league table measurements.

SECTION 9.24        Additional Waivers.

(a)         The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or under Applicable Law, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b)         To the fullest extent permitted by Applicable Law, the obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).

(c)         To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. To the fullest extent permitted by Applicable Law, the Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document.  Pursuant to, and to the fullest extent permitted by, Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)         Except as otherwise specifically provided herein, each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent indemnity obligations for then unasserted claims) and the termination of all Commitments to any Loan Party under any Loan Document.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Loan Party hereunder (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties.  As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e)         Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, to the fullest extent permitted by Applicable Law, each Loan Party waives all rights and defenses arising out of an election of remedies by any Credit Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Credit Party’s rights of subrogation and reimbursement against such Loan Party.  Each Loan Party waives all rights and defenses that such Loan Party may have because the Obligations are secured by Real Estate which means, among other things: (i) a Credit Party may collect from any Loan Party without first foreclosing on any Real Estate or personal property Collateral pledged by a Loan Party; (ii) if any Credit Party forecloses on any Real Estate pledged by any Loan Party, the amount of the Obligations may be reduced only by the price for which that Real Estate is sold at the foreclosure sale, even if the Real Estate is worth more than the sale price; and (iii) the Credit Parties may collect Obligations from a Loan Party even if a Credit Party, by foreclosing on any such Real Estate, has destroyed any right any Loan Party may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses any Loan Party may have because the Obligations are secured by Real Estate.

(f)         Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto.  Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof.  Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, the Obligations of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

SECTION 9.25        Intercreditor Agreements.

(a)         The Loan Parties, the Agents, the Lenders and the other Credit Parties acknowledge that the exercise of certain of the Agents’ rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement and/or any other intercreditor agreements (if any) entered into pursuant to the terms hereof.  Except as specified herein, nothing contained in the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement or the Additional Junior Lien Intercreditor Agreement (or any such other intercreditor agreement) shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, the Lenders and the other Credit Parties shall remain in full force and effect. Each Lender hereto understands, acknowledges and agrees that Liens were created on the Collateral pursuant to the Term Loan Agreement and the Term Loan Documents (and may be created pursuant to documentation relating to any Term Credit Agreement Refinancing Indebtedness and/or any Term Incremental Equivalent Debt), which Liens (x) to the extent created with respect to Term Priority Collateral, are senior to the Liens created under this Agreement and the related Loan Documents (with the Liens so created hereunder and under the other Loan Documents on Term Priority Collateral being subordinated to such Liens pursuant to the terms of the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement or the Additional Junior Lien Intercreditor Agreement (or any such other intercreditor agreement)), and (y) to the extent created with respect to ABL Priority Collateral, are subordinated to the Liens created under this Agreement and the related Loan Documents.  The Intercreditor Agreement, the Additional First Lien Intercreditor Agreement and the Additional Junior Lien Intercreditor Agreement (and any such other intercreditor agreement) also have other provisions which are binding upon the Secured Parties pursuant to this Agreement.  Pursuant to the express terms of Section 7.17 of the Intercreditor Agreement or any comparable provision of any Additional First Lien Intercreditor Agreement or Additional Junior Lien Intercreditor Agreement (or any such other intercreditor agreement), in the event of any conflict between the terms of the Intercreditor Agreement and any of the Loan Documents, the provisions of the Intercreditor Agreement shall govern and control.

(b)         Each Lender authorizes and instructs the Collateral Agent and the Administrative Agent to enter into the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement or such other intercreditor agreements on behalf of such Lender, and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement or such other intercreditor agreements.

(c)         The provisions of this SECTION 9.25 are not intended to summarize all relevant provisions of the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement or such other intercreditor agreements.  Reference must be made to the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement or such other intercreditor agreements to understand all terms and conditions thereof.  Each Lender is responsible for making its own analysis and review of the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement or such other intercreditor agreements and the terms and provisions thereof, and no Agent (and none of its Affiliates) makes any representation to any Lender as to the sufficiency or advisability of the provisions contained in the Intercreditor Agreement, the Additional First Lien Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement or such other intercreditor agreements.

SECTION 9.26        Existing Credit Agreement Amended and Restated; Amendments to Security Agreement.

(a)         Existing Credit Agreement Amended and Restated.  Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Credit Agreement in its entirety (except to the extent that definitions from the Existing Credit Agreement are incorporated herein by reference), (b) all LIBO Loans (as defined in the Existing Credit Agreement) shall be paid in full, together with all Breakage Costs (as defined in the Existing Credit Agreement) incurred in connection therewith, with the proceeds of the initial Revolving Loans made hereunder and (c) the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within, and be governed by, this Agreement; provided,  however, that the Loan Parties hereby agree that (i) the Letter of Credit Outstandings under, and as defined in, the Existing Credit Agreement on the Third Restatement Date shall be Letter of Credit Outstandings hereunder, and (ii) except as provided in clause (b) hereof, all Obligations of the Loan Parties under, and as defined in, the Existing Credit Agreement shall remain outstanding, shall constitute continuing Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such obligations and other liabilities.

(b)         Amendments to Security Agreement.  The Security Agreement is hereby amended as follows:

(i)          Section 2.03(c) of the Security Agreement is hereby deleted and replaced in its entirety with the following:

“(c)       except for the security interests granted hereunder and security interests granted to the Term Agent, each of the Grantors (i) is and, subject to any transfers made, and Liens granted, in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Grantors, (ii) as of the Third Restatement Date, holds the same free and clear of all Liens, other than (A)  Liens created by the Security Documents and the Term Documents and (B) nonconsensual Liens expressly permitted pursuant to Section 6.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Security Documents and the Term

Documents and (B) other Liens expressly permitted pursuant to the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however, arising, of all Persons whomsoever;”

and

(ii)         Section 2.03(g) of the Security Agreement is hereby deleted and replaced in its entirety with the following:

“(g)       by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and first-priority (subject only to any Lien permitted pursuant to Section 6.01 of the Credit Agreement) perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations; and”.

On and after the Third Restatement Date, each reference to the Security Agreement shall mean and be a reference to the Security Agreement as amended hereby.  The Security Agreement, as specifically amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 9.27        Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Facility Guarantee or as a Borrower other than the Lead Borrower in respect of Swap Obligations (provided,  however, that each Qualified ECP Guarantor shall only be liable under this SECTION 9.27 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this SECTION 9.27, or otherwise under the Facility Guarantee or the Credit Agreement in respect of the Other Liabilities, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Obligations and termination of the Commitments. Each Qualified ECP Guarantor intends that this SECTION 9.27 constitute, and this SECTION 9.27 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 9.28        Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)         the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MICHAELS STORES, INC., as Lead Borrower and as a Borrower

By:
Name:
Title:

AARON BROTHERS, INC., as a Borrower

By:
Name:
Title:

MICHAELS STORES PROCUREMENT COMPANY, INC., as a Borrower

By:
Name:
Title:

ARTISTREE, INC., as a Borrower

By:
Name:
Title:

LAMRITE WEST, INC., as a Borrower

By:
Name:
Title:

[Third Amended and Restated Credit Agreement]

MICHAELS FUNDING, INC., as a Facility Guarantor

By:
Name:
Title:

MICHAELS FINANCE COMPANY, INC., as a Facility Guarantor

By:
Name:
Title:

MICHAELS STORES CARD SERVICES, LLC, as a Facility Guarantor

By:
Name:
Title:

DARICE, INC., as a Facility Guarantor

By:
Name:
Title:

~~CONSUMERCRAFTS, LLC, as a Facility Guarantor~~

~~By:~~
~~Name:~~
~~Title:~~

DARICE IMPORTS, INC., as a Facility Guarantor

By:
Name:
Title:

[Third Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Collateral Agent, and as Issuing Bank

By:
Name:
Title:

Address:
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention: ~~Connie Liu~~[_____]
Telephone: ~~(617) 854-7232~~[_____]
Telecopy: ~~(866) 303-3944~~[_____]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender and as a Lender

By:
Name:
Title:

Address:
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention: ~~Connie Liu~~[_____]
Telephone: ~~(617) 854-7232~~[_____]
Telecopy: ~~(866) 303-3944~~[_____]

[Third Amended and Restated Credit Agreement]

[____], as [____]

By:
Name:
Title:

Address:
[____]

[Third Amended and Restated Credit Agreement]

Annex B

Updated Schedules to Credit Agreement

[see attached]

1

Annex C

Other Deliverables

1.          Updated Revolving Credit Notes

(a)         U.S. Bank National Association

(b)         BMO Harris Bank, N.A.

(c)         Citizens Bank, National Association

2.          Grant of Security Interest in United States Trademarks by Michaels Stores Procurement Company, Inc.

3.          Post-Closing Letter

1